As filed with the Securities and Exchange Commission on February 14, 2002

                                                      Registration No. 333-82010


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                           PRE-EFFECTIVE AMENDMENT TO
                                    FORM S-3
                                  ON FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                       ATLANTIC TECHNOLOGY VENTURES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                        8731                  36-3898269
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization) Classification Code Number)  Identification No.)


                                350 Fifth Avenue
                                   Suite 5507
                            New York, New York 10118
                                 (212) 267-2503
                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                             FREDERIC P. ZOTOS, ESQ.
                                350 Fifth Avenue
                                   Suite 5507
                            New York, New York 10118
                                 (212) 267-2503
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                -----------------

                                   COPIES TO:

                               EZRA G. LEVIN, ESQ.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

        Approximate date of commencement of proposed sale to the public: At such time or times as may be determined by the selling shareholders after this registration statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

        If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


--------------------- ---------------- --------------- ------------------- -------------- --------------- --------------
                         Number of        Proposed
                          Shares          Maximum       Proposed Maximum     Amount of        Amount        Amount of
  Title of Shares          to be       Offering Price      Aggregate       Registration     Previously    Registration
  to be Registered      Registered      Per Share(1)   Offering Price(1)        Fee          Paid(2)         Fee Due
--------------------- ---------------- --------------- ------------------- -------------- --------------- --------------
Common stock, par        8,333,318         $ .22         $1,833,329.96        $438.17        $527.79           $0
value $.001 per
share (3)
--------------------- ---------------- --------------- ------------------- -------------- --------------- --------------
Common stock, par        8,333,318         $ .22         $1,833,329.96        $438.17        $527.79           $0
value $.001 per
share (4)
--------------------- ---------------- --------------- ------------------- -------------- --------------- --------------
Common stock, par         833,331          $ .22          $183,332.82         $43.82          $52.78           $0
value $.001 per
share (5)
--------------------- ---------------- --------------- ------------------- -------------- --------------- --------------
Common stock, par         70,000           $ .22           $15,400.00          $3.68          $4.43            $0
value $.001 per
share (6)
--------------------- ---------------- --------------- ------------------- -------------- --------------- --------------

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low sales prices for Atlantic common stock reported on the NASD Over-the-Counter Bulletin Board on February 12, 2002.

(2) These amounts were paid to the Commission by Atlantic in connection with its filing on February 1, 2002, of a registration statement on Form S-3, registration number 333-82010. Atlantic is amending that registration statement by means of this filing.

(3) Represent shares of Atlantic common stock issued under the securities purchase agreement dated as of November 2, 2001, between Atlantic and certain investors.

(4) Represent shares of Atlantic common stock that are issuable upon exercise of warrants issued to the investors under the securities purchase agreement.

(5) Represent shares of Atlantic common stock that are issuable upon exercise of warrants issued to Joseph Stevens & Company, Inc., the placement agent under the placement agent agreement dated as of November 6, 2001, between Atlantic and Joseph Stevens, for services rendered relating to the private placement of our stock.

(6) Represent shares of Atlantic common stock that Atlantic agreed to issue to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in return for their commitment to provide Atlantic with financing in connection with an asset purchase for which Atlantic had submitted a bid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                17,569,967 SHARES

                       ATLANTIC TECHNOLOGY VENTURES, INC.

                                  COMMON STOCK

        The shares of common stock of Atlantic Technology Ventures, Inc. covered by this prospectus are being offered and sold by certain selling shareholders listed in this prospectus.

        Atlantic's common stock is traded on the NASD Over-the Counter Bulletin Board under the symbol "ATLC.OB".

        Investing in Atlantic's common stock involves certain risks. See "Risk Factors" beginning on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         The date of this prospectus is ______, 2002.


                                TABLE OF CONTENTS


RISK FACTORS.......................................................................................3

USE OF PROCEEDS....................................................................................9

MANAGEMENT'S DISCUSSION AND ANALYSIS..............................................................10

DESCRIPTION OF BUSINESS...........................................................................15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS......................................17

INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS...........................................17

DESCRIPTION OF PROPERTY...........................................................................23

PRINCIPAL SHAREHOLDERS............................................................................25

DESCRIPTION OF SECURITIES.........................................................................27

SELLING SHAREHOLDERS..............................................................................28

PLAN OF DISTRIBUTION..............................................................................30

EXPERTS...........................................................................................31

ADDITIONAL INFORMATION............................................................................31

COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...........................32

INDEX TO FINANCIAL STATEMENTS.....................................................................33


                                  RISK FACTORS

        Investing in our common stock is very risky, and you should be able to bear losing your entire investment. You should carefully consider the risks presented by the following factors.

                    Risks Related To Our Financial Condition

Because we have not completed developing any of our products or generated any product sales, we expect to incur significant operating losses over the next several years and our ability to generate profits in the future is uncertain.

        We have never been profitable and we may never become profitable. As of September 30, 2001, we had an accumulated deficit of $26,163,254. All of our technologies are in the research and development stage, which requires substantial expenditures. Our operating loss from inception includes revenues consisting of milestone payments and development revenue, including a profit component, by Bausch & Lomb in connection with development of the Catarex device, and a government grant. In March 2001, we received $2.4 million of net proceeds from the sale of substantially all of the assets of Optex Ophthalmologics, Inc., our 81.2%-owned subsidiary. At the conclusion of this sale of assets, we terminated our agreement with Bausch & Lomb that generated the revenue described above. We do not have a current source of revenue nor do we expect to generate any additional revenues in the near future. We expect to incur significant operating losses over the next several years, primarily due to continued and expanded research and development programs, including preclinical studies and clinical trials for our products and technologies under development, as well as costs incurred in identifying and possibly acquiring additional technologies.

        We do not expect to generate any additional revenues in the near future.

If we do not obtain additional funding, our ability to develop our technologies will be materially adversely affected.

        We will need substantial additional funds to develop our technologies. We will seek those funds through public or private equity or debt financings, through collaborative arrangements or from other sources (including exercise of the warrants we have issued giving the holder the right to purchase shares of our capital stock for a stated exercise price). Funding may not, however, be available on acceptable terms, if at all. Additionally, because our common stock has been delisted from Nasdaq, it may be more difficult to obtain additional funding. Furthermore, pursuant to the common stock purchase agreement with Fusion Capital, and until its termination, we have agreed not to issue any variable-priced equity or variable-priced equity-like securities unless we have obtained Fusion Capital's prior written consent. This may further impede our ability to raise additional funding. In addition, because our stock price is below the floor price of $0.68, we cannot draw funds pursuant to the Fusion Capital Agreement described in the SEC Documents. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations, which will have a material adverse effect on our business.

        As of September 30, 2001, we had a cash and cash equivalents balance of $440,558. We anticipate that our current resources (including the $2 million proceeds of the first closing of our recent private placement) will be sufficient to finance our currently anticipated needs for operating and capital expenditures for the next six months. If the investors in our recent private placement elect to invest an additional $1,000,000, we anticipate that our resources would be sufficient to finance our currently anticipated needs for operating and capital expenditures for the next 12 months. We can, however, give no assurance that we will receive any additional proceeds from the recent private placement. We plan on performing further tests on CT-3 during the first six months of 2002. If the results of these tests are not promising, our ability to raise additional funds may be adversely affected.

                         Risks Related To Our Operations

We have a limited operating history upon which to base an investment decision.

        We are a development-stage company and have not demonstrated our ability to perform the functions necessary for the successful commercialization of any of our product candidates. The successful commercialization of our product candidates will require us to perform a variety of functions, including:

     o    continuing to undertake pre-clinical development and clinical trials;

     o    participating in regulatory approval processes;

     o    formulating and manufacturing products; and

     o    conducting sales and marketing activities.

        Our operations have been limited to organizing and staffing our company, acquiring, developing and securing our proprietary technology and undertaking pre-clinical trials and clinical trials of our principal product candidates. These operations provide a limited basis for you to assess our ability to commercialize our product candidates and the advisability of investing in our common stock.

We are in the early stages of developing our technologies and may not succeed in developing commercially viable products.

        To be profitable, we must, alone or with others, successfully commercialize our technologies. Our technologies are, however, in early stages of development, will require significant further research, development and testing, and are subject to the risks of failure inherent in developing products based on innovative or novel technologies. They are also rigorously regulated by the federal government, particularly the U.S. Food and Drug Administration, or "FDA," and by comparable agencies in state and local jurisdictions and in foreign countries. Each of the following is possible with respect to any one of our products:

     o that we will not be able to maintain our current research and development schedules;

     o that, in the case of one of our pharmaceutical technologies, we will not be able to enter into human clinical trials because of scientific, governmental or financial reasons, or that we will encounter problems in clinical trials that will cause us to delay or suspend development of one of the technologies;

     o    that the product will be found to be ineffective or unsafe;

     o that government regulation will delay or prevent the product's marketing for a considerable period of time and impose costly procedures upon our activities;

     o that the FDA or other regulatory agencies will not approve a given product or will not do so on a timely basis;

     o that the FDA or other regulatory agencies may not approve the process or facilities by which a given product is manufactured;

     o that our dependence on others to manufacture our products may adversely affect our ability to develop and deliver the products on a timely and competitive basis;

     o that, if we are required to manufacture our own products, we will be subject to similar risks regarding delays or difficulties encountered in manufacturing the products, will require substantial additional capital, and may be unable to manufacture the products successfully or in a cost-effective manner;

     o that the FDA's policies may change and additional government regulations and policies may be instituted, both of which could prevent or delay regulatory approval of our potential products; or

     o that we will be unable to obtain, or will be delayed in obtaining, approval of a product in other countries, because the approval process varies from country to country and the time needed to secure approval may be longer or shorter than that required for FDA approval.

        Similarly, it is possible that, for the following reasons, we may be unable to commercialize, or receive royalties from the sale of, any given technology, even if it is shown to be effective:

     o    if it is uneconomical;

     o if, in the case of one of our pharmaceutical technologies or the Catarex device, it is not eligible for third-party reimbursement from government or private insurers;

     o if others hold proprietary rights that preclude us from commercializing it;

     o    if others have brought to market equivalent or superior products;

     o if others have superior resources to market similar products or technologies;

     o if government regulation imposes limitations on the indicated uses of a product, or later discovery of previously unknown problems with a product results in added restrictions on the product or results in the product being withdrawn from the market; or

     o if it has undesirable or unintended side effects that prevent or limit its commercial use.

We are dependent on others for the clinical development and regulatory approvals of our products.

        We anticipate that we will in the future seek to enter into collaborative agreements with pharmaceutical companies for the development of, clinical testing of, seeking of regulatory approval for and commercialization of certain of our pharmaceutical products. We may in the future grant to our collaborative partners, if any, rights to license and commercialize any pharmaceutical products developed under these collaborative agreements and such rights would limit our flexibility in considering alternatives for the commercialization of such products. Under such agreements, we may rely on our collaborative partners to conduct research efforts and clinical trials on, obtain regulatory approvals for, manufacture, market and commercialize certain of our products. Although we believe that our collaborative partners will have an economic motivation to commercialize the pharmaceutical products that they may license, the amount and timing of resources devoted to these activities generally will be controlled by each such individual partner. To the extent that we decide not to, or are unable to, enter into any such collaborative arrangements, significant capital expenditures, management resources and time will be required to establish and develop in-house capabilities for the development of, clinical testing of, seeking of regulatory approval for and commercialization of certain of our pharmaceutical products. There can be no assurance that we will be successful in establishing any collaborative arrangements, or that, if established, such future partners will be successful in commercializing products or that we will derive any revenues from such arrangements. In addition, if we are unsuccessful in establishing such future collaborative arrangements, there can be no assurance that we will be able to establish in-house capabilities for the development of, clinical testing of, seeking of regulatory approval for and commercialization of certain of our pharmaceutical products.

We lack manufacturing experience and will rely on third parties to manufacture our potential products.

        We do not have a manufacturing facility. We have contracted with Iris Pharmaceuticals, Inc. for clinical trial materials for CT-3. While we believe that this arrangement should provide us with sufficient clinical trial materials through Phase II human clinical testing, we do not currently have a second manufacturer of clinical trial materials for commercialization and there can be no assurance that we will be able to identify and qualify any such manufacturers, and, if able to do so, that any such manufacturing agreements will contain terms that are favorable to us, if at all. We have and will rely on contract manufacturers for the foreseeable future to produce quantities of products and substances necessary for research and development, pre-clinical trials, human clinical trials and product commercialization. There can be no assurance that such products can be manufactured at a cost or in quantities necessary to make them commercially viable. There can be no assurance that third party manufacturers will be able to meet our needs with respect to timing, quantity and quality. If we are unable to contract for a sufficient supply of required products and substances on acceptable terms, or if we should encounter delays or difficulties in our relationships with manufacturers, our research and development, pre-clinical and clinical testing would be delayed, thereby delaying the submission of products for regulatory approval or the market introduction and subsequent sales of such products. Any such delay may have a materially adverse effect on our business, financial condition and results of operations. Moreover, contract manufacturers that we may use must adhere to current Good Manufacturing Practice ("GMP") regulations enforced by the FDA through its facilities inspection program. If the facilities of such manufacturers cannot pass a pre-approval plant inspection, the FDA pre-market approval of our products will not be granted. To the extent that we decide not to, or is unable to, enter into further collaborative arrangements with respect to the manufacture of clinical trial materials for its products, or in the event that our contract manufacturing agreement with Iris Pharmaceuticals, Inc. is terminated or proves to be inadequate for our manufacturing needs, significant capital expenditures, management resources and time will be required to establish and develop a manufacturing facility and to assemble a team of professionals with the technical expertise to perform such manufacturing. There can be no assurance that we will be able to establish and develop a manufacturing facility and to assemble a team of professional with the technical expertise to perform manufacturing and such failure would likely have a materially adverse effect on us.

We lack sales and marketing experience and will rely on third parties.

        We have no experience in sales, marketing or distribution. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products. Our future success may depend, in part, on our ability to enter into and maintain such collaborative relationships, the collaborator's strategic interest in the products under development, and such collaborator's ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products, however, there can be no assurance that we will be able to establish or maintain such collaborative arrangements, or if able to do so, that they will have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of its proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. There can also be no assurance that we will be able to establish or maintain relationships with third party collaborators or develop in-house sales and distribution capabilities. To the extent that we depend on third parties for marketing and distribution, any revenues we receive will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful. In addition, there can also be no assurance that we will be able to market and sell our product in the United States or overseas.

If we fail to adequately protect or enforce our intellectual property rights or secure rights to patents of others, the value of our intellectual property rights would diminish.

        Our success, competitive position and future revenues will depend in part on our ability and the abilities of our licensors to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties. We cannot predict:

     o the degree and range of protection any patents will afford us against competitors including whether third parties will find ways to invalidate or otherwise circumvent our patents;

     o    if and when patents will issue;

     o whether or not others will obtain patents claiming aspects similar to those covered by our patents and patent applications; or

     o whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

        Our product candidates could infringe the proprietary rights of other parties. If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

     o obtain licenses, which may not be available on commercially reasonable terms, if at all;

     o    redesign our products or processes to avoid infringement;

     o    stop using the subject matter claimed in the patents held by others;

     o    pay damages; or

     o defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

We rely on technologies that are licensed from third parties.

        We have entered into certain agreements with, and licensed certain technology and compounds from, third parties. We have relied on scientific, technical, clinical, commercial and other data supplied and disclosed by others in entering into these agreements and will rely on such data in support of development of certain products. Although we have no reason to believe that this information contains errors of omission or fact, there can be no assurance that there are no errors of omission or fact that would materially adversely affect the future approvability or commercial viability of these products.

We may incur substantial liabilities and may be required to limit commercialization of our products in response to product liability lawsuits.

        The testing and marketing of medical products entail an inherent risk of product liability. Some of our license agreements require us to obtain product liability insurance when we begin clinical testing or commercialization of our proposed products and to indemnify our licensors against product liability claims brought against them as a result of the products developed by us. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our products. Our inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of pharmaceutical products we develop, alone or with corporate collaborators. We, or any corporate collaborators, may not be able to obtain insurance at a reasonable cost, if at all. Even if our agreements with any future corporate collaborators entitle us to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

Any breach by us of environmental regulations could result in our incurring significant costs.

        Federal, state and local laws, rules, regulations and policies govern our use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. Although we believe that we have complied with these laws and regulations in all material respects and have not been required to take any action to correct any noncompliance, we may be required to incur significant costs to comply with environmental and health and safety regulations in the future. In addition, our research and development activities involve the controlled use of hazardous materials and we cannot eliminate the risk of accidental contamination or injury from these materials, although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations. In the event of an accident, we could be held liable for any resulting damages and we do not have insurance to cover this contingency.


                         Risks Related to Our Securities

We have been delisted from Nasdaq, and the resulting market illiquidity could adversely affect our ability to raise funds.

        On August 22, 2001, our securities were delisted from trading on Nasdaq. Since then, any trading in the securities has been conducted on the National Association of Securities Dealers' "Electronic Bulletin Board." This could affect adversely the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our securities than might otherwise be attained and could also result in a larger spread between the bid and asked prices for our securities. In addition, our delisting could adversely affect our ability to raise funds.

        In addition, our common stock is a "penny stock." Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny stock transactions.

Our stock price is, and we expect it to remain, volatile, which could limit investors' ability to sell stock at a profit.

        The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

     o publicity regarding actual or potential clinical results relating to products under development by our competitors or us;

     o delay or failure in initiating, completing or analyzing pre-clinical or clinical trials or unsatisfactory design or result of these trials;

     o achievement or rejection of regulatory approvals by our competitors or us;

     o announcements of technological innovations or new commercial products by our competitors or us;

     o    developments concerning proprietary rights, including patents;

     o    developments concerning our collaborations;

     o    regulatory developments in the United States and foreign countries;

     o    economic or other crises and other external factors;

     o period-to-period fluctuations in our revenue and other results of operations;

     o    changes in financial estimates by securities analysts; and

     o    sales of our common stock.

        We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

        In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

Trading in our stock over the last 12 months has been limited, so investors may not be able to sell as much stock as they want at prevailing prices.

        The average daily trading volume in our common stock was approximately 27,000 shares and the average daily number of transactions was approximately 20 over the last 12 months. If limited trading in our stock continues, it may be difficult for investors to sell their shares in the public market at any given time at prevailing prices. Also, the sale of a large block of our securities could depress the price of our securities to a greater degree than a company that typically has higher volume of trading of securities.

Because holders of our Series A preferred stock have rights superior to those of the holders of our common stock, in certain circumstances holders of our common stock may be adversely affected.

        Holders of shares of our outstanding Series A preferred stock can convert each share into 3.27 shares of our common stock without paying us any cash. The conversion price of shares of Series A preferred stock is $3.06 per share of common stock. Both the conversion rate and the conversion price may be adjusted in favor of holders of shares of Series A preferred stock upon certain triggering events. Accordingly, the number of shares of common stock that holders of shares of Series A preferred stock receive upon conversion may increase, which may result in substantial dilution to the common stockholders and could adversely affect the prevailing market price of our securities. We expect that certain recent issuances, including our recent private placement, will result in such an adjustment.

        In addition, each February 7 and August 7 we are obligated to pay dividends, in arrears, to the holders of shares of Series A preferred stock, and the dividends consist of 0.065 additional shares of Series A preferred stock for each outstanding share of Series A preferred stock. Our issuing additional shares of Series A preferred stock without payment of any cash to us could adversely affect the prevailing market price of our securities.

        If we are liquidated, sold to or merged with another entity (and we are not the surviving entity after the merger), we will be obligated to pay holders of shares of Series A preferred stock a liquidation preference of $13.00 per share before any payment is made to holders of shares of common stock. After payment of the liquidation preference, we might not have any assets remaining to pay the holders of shares of common stock. The liquidation preference could adversely affect the market price of our securities.

        The holders of shares of Series A preferred stock have rights in addition to those summarily described. A complete description of the rights of the Series A preferred stock is contained in the certificate of designations of the Series A preferred stock filed with the Secretary of State of Delaware.

Sale of shares of our common stock to Fusion Capital may cause dilution, and sale of those shares by Fusion Capital could cause the price of our common stock to decline.

        Under an equity-line-of-credit arrangement, Fusion Capital has committed to purchasing $6,000,000 of our common stock. Our stock price is currently below the $0.68 minimum required in order for us to be able to sell shares of our common stock to Fusion, but if in the future our stock price exceeds this minimum, we may elect to sell shares of our common stock to Fusion under the equity-line-of-credit arrangement. In addition, Fusion Capital recently waived the $0.68 minimum and on November 30, 2001, purchased from us under the equity-line-of-credit arrangement 416,667 shares of our common stock at a price per share of $0.24, representing an aggregate purchase price of $100,000.

        The purchase price for the common stock to be issued to Fusion Capital under our common stock purchase agreement with Fusion Capital will fluctuate based on the closing price of our common stock. Fusion Capital may at any time sell none, some or all of the shares of common stock purchased from us. Depending upon market liquidity at the time, sale by Fusion of shares we issue to them could cause the trading price of our common stock to decline. Sale of a substantial number of shares of our common stock by Fusion, or anticipation of such sales, could make it more difficult for us to sell equity or equity related securities in the future at a time and at a price that it might otherwise wish to effect sales.

The existence of the agreement with Fusion Capital to purchase shares of our common stock could cause downward pressure on the market price of our common stock.

        Both the actual dilution and the potential for dilution resulting from any sales of our common stock to Fusion Capital could cause holders to elect to sell their shares of our common stock, which could cause the trading price of our common stock to decrease. In addition, prospective investors anticipating the downward pressure on the price of our common stock due to the shares available for sale by Fusion Capital could refrain from purchases or effect sales in anticipation of a decline of the market price.


                                 USE OF PROCEEDS

        We will not receive any proceeds from any sales of the shares.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

        This discussion includes "forward-looking" statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect," "anticipate," "believe," and "intend" and similar expressions to identify forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events, particularly those risks identified in the "Risk Factors" section of this prospectus, and should not unduly rely on these forward looking statements.

OVERVIEW

        We were incorporated in Delaware on May 18, 1993, and commenced operations on July 13, 1993. We are engaged in the development of biomedical, pharmaceutical, electronic infrastructure, software and communications products and technologies. We have rights to technologies which we believe may be useful in the treatment of a variety of diseases, including cancer, infectious disease, and pain and inflammation, and we are entitled to royalties and other revenues in connection with a third technology, relating to the treatment of ophthalmic disorders. Our existing products and technologies under development are each held either by us or our subsidiaries. We have been unprofitable since inception and expect to incur substantial additional operating losses over the next several years. The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Form SB-2.

RESULTS OF OPERATIONS

Nine Month Period Ended September 30, 2001 vs. 2000

        In accordance with a license and development agreement, as amended, Bausch & Lomb Surgical has paid our subsidiary, Optex Ophthalmologics, Inc. ("Optex"), for developing its Catarex technology. For the nine months ended September 30, 2001, this agreement provided $2,461,922 of development revenue and related cost of development revenue of $2,082,568. For the nine months ended September 30, 2000, this agreement provided $3,419,831 of development revenue and related cost of development revenue of $2,735,865. The decrease in revenues and related expenses over last year was due to the fact that there were no revenues and related expenses since the termination of the agreement in March 2001. The decrease is offset by the recognition of a project completion bonus of $1,067,345 paid out and recognized at the completion of the project in March 2001. With the termination of the above agreement at the conclusion of the sale of substantially all of Optex's assets (mostly intangible assets with no book value) in March 2001, as described further below, we will no longer have the revenues or profits associated with that agreement available to us.

        For the nine months ended September 30, 2001, research and development expense was $774,340 as compared to $854,927 for the nine months ended September 30, 2000. This decrease is due mainly to the cessation of research and development activities on the antisense technology as a result of the sale of the assets of Gemini. This decrease is offset somewhat by increased expenditures on certain development projects, including CT-3 during the first part of the year.

        Through September 30, 2000, we made an investment in TeraComm, Inc. of $1,000,000 in cash and common stock and warrants valued at $1.8 million. For the nine months ended September 30, 2000, we expensed $2,653,382 of this payment as acquired in-process research and development since TeraComm's product development activity was in its very early stages. As a result of TeraComm's not meeting a technical milestone at December 31, 2000, no further investments were made in TeraComm.

        For the nine months ended September 30, 2001, general and administrative expense was $2,333,567 as compared to $1,595,463 for the nine months ended September 30, 2000. This increase is largely due to an increase in payroll costs over last year of approximately $130,000, and an increase in expenses incurred in conjunction with a common stock purchase agreement entered into during the second quarter of 2001 with Fusion Capital Fund II, LLC. These expenses include the cost of our issuing 600,000 commitment shares to Fusion Capital of $444,000 and a finders fee of $120,000. Fusion's obligation to purchase our shares is subject to certain conditions, including the effectiveness of a registration statement covering the shares to be purchased. That registration statement was declared effective on July 6, 2001. A material contingency that may affect our operating plans and ability to raise funds under this agreement is our stock price. Currently, our stock price is below the floor price of $0.68 specified in the Fusion Capital agreement and as a result we are currently unable to draw funds pursuant to the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, we cannot guarantee that we will be able to draw any funds. To date, we have not drawn funds pursuant to this agreement. See "Liquidity and Capital Resources" for further details on this agreement. In addition, we incurred expenses associated with the issuance of 35,000 shares of our common stock to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in August 2001 in return for their commitment to provide us with $3.5 million of financing in connection with an asset purchase for which we had submitted a bid. We did not ultimately purchase those assets. Those shares had an estimated fair value of $44,100 which was recorded as a general and administrative expense for the nine months ended September 30, 2001.

        For the nine months ended September 30, 2001, we had compensation expense relating to stock warrants of $70,634 as compared to $1,073,511 in the prior year. The current year expense consists of $25,279 associated with warrants issued to Dian Griesel during March 2001 as partial compensation for investor relations services and $45,355 associated with fully vested warrants issued to Proteus Capital Corp in August 2001 as partial compensation for fund raising services. Additional expense associated with the warrants issued to Dian Griesel will continue to be incurred over the remainder of the two-year term of the agreement. As long as these warrants continue to vest, that expense will be directly affected by the movement in the price of our common stock. For the nine months ended September 30, 2000, we had $1,073,511 of expense associated with warrants issued to Joseph Stevens & Company as partial compensation for investment banking services. Compensation expense relating to these investor relations and investment banking services represent a general and administrative expense.

        For the nine months ended September 30, 2001, interest and other income was $40,618, compared to $97,267 in the nine months ended September 30, 2000. The decrease in interest income is primarily due to the decline in our cash reserves.

        Net loss applicable to common shares for the nine months ended September 30, 2001, was $2,044,369 as compared to $6,249,540 for the nine months ended September 30, 2000. This decrease in net loss applicable to common shares is attributable in part to a gain on the sale of the assets of our subsidiary, Optex, recognized during the nine months ended September 30, 2001 in the amount of $2,569,451, partially offset by a distribution to the minority shareholders of Optex of $837,274 (see further discussion of this sale below). In addition, the decrease in net loss applicable to common shares is compounded by the recording of acquired in-process research and development expense in conjunction with our investment in TeraComm, Inc. of $2,653,382 in the nine months ended September 30, 2000. In the nine months ended September 30, 2000, we recorded compensation expense of $1,073,511 relating to stock warrants issued to Joseph Stevens & Company compared with compensation expense of $70,634 relating to stock warrants issued to the Dian Griesel and Proteus Capital Corp. during the current year. The loss differential is partially reduced by a loss recorded on the sale of the assets of Gemini of $334,408 in the nine months ended September 30, 2001 and the cost of our issuing 600,000 commitment shares to Fusion Capital Fund II, LLC of $444,000 incurred in the nine months ended September 30, 2001. In addition, with the termination of our agreement with Bausch & Lomb, we no longer have the revenue or profits associated with that agreement available to us. As a result, we had a reduction in profit from this agreement of $304,612 from the nine months ended September 30, 2000 as compared to 2001.

        Net loss applicable to common shares for the nine months ended September 30, 2001 also included a beneficial conversion on shares of our Series B preferred stock in the amount of $600,000 and a dividend of $167,127 paid upon the repurchase of the outstanding shares of Series B preferred stock recorded during the nine months ended September 30, 2001. We also issued preferred stock dividends on our Series A preferred stock for which the estimated fair value of $107,449 and $811,514 was included in the net loss applicable to common shares for the nine months ended September 30, 2001 and 2000, respectively. The decrease in the estimated fair value of these dividends as compared to the prior year is primarily a reflection of the decline in our stock price and a reduction of the number of preferred shares issued.

2000 Versus 1999

        In accordance with a development agreement as amended in September 1999, Bausch & Lomb Surgical paid our subsidiary, Optex, for developing its Catarex technology, plus a profit component. For the year ended December 31, 2000, this agreement provided $5,169,288 of development revenue, and the related cost of development revenue was $4,135,430. For the year ended December 31, 1999, this agreement provided $1,082,510 of development revenue, and the related cost of development revenue was $866,008 which solely represented the activity for the fourth quarter of 1999. On March 2, 2001, Optex sold substantially all of its assets, including those related to the Catarex technology, to Bausch & Lomb. As described above, the development agreement was terminated and we will no longer receive development revenue under that agreement.

        Research and development expenditures consist primarily of costs associated with research and development personnel; the cost of operating our research and development laboratories; payments made under our license agreements, sponsored research agreements, research agreements with institutes, and consultants' agreements with its licensors, scientific collaborators, and research institutes; and costs related to patent filings and maintenance. For the year ended December 31, 2000, our research and development expense was $1,130,345 as compared to $1,091,291 for the year ended December 31, 1999. The 1999 expense is presented net of nine months of Bausch & Lomb reimbursements of $1,044,708 received prior to the September 1999 amendment described in the preceding paragraph. This increase was due to increased expenditures for the year on certain development projects, including the costs associated with the completion of a successful Phase I study for our CT-3 compound during 2000.

        During 2000, we made an investment in TeraComm Research, Inc., accounted for under the equity method of accounting, of $1,000,000 cash as well as common stock and a warrant to purchase common stock, together valued at $1,800,000. Of the $2,800,000 purchase price, we expensed $2,653,382 as acquired in-process research and development, as no capitalizable intangible assets are present at TeraComm, as its product development activity is in the very early stages and has no alternative future use at this time. The TeraComm investment is accounted for in accordance with the equity method of accounting for investments as we continue to have the ability to exert significant influence over TeraComm through our Board seat and other involvement with management.

        General and administrative expenses consist primarily of expenses associated with corporate operations, legal, finance and accounting, human resources and other general operating costs. For the year ended December 31, 2000, our general and administrative expense was $2,235,535 as compared to $1,941,425, which is net of Bausch & Lomb reimbursements of $184,360 for the year ended December 31, 1999 received prior to the September 1999 amendment. This increase was due to costs incurred in hiring and relocating executives, an increase in payroll costs over last year, and an increase in fees for professional services attributable to legal filings and due diligence relating to fundraising efforts and certain investments.

        In 2000, we had $1,020,128 of expense associated with warrants issued to Joseph Stevens & Company as partial compensation for investment banking services provided by Joseph Stevens & Company during 2000. Compensation expense relating to these investment banking services represents a general and administrative expense.

        For the year ended December 31, 2000, our interest and other income was $92,670 compared to $292,630 for the year ended December 31, 1999. This decrease was primarily due to a decline in our cash reserves, which resulted in decreased interest income. For the year ended December 31, 2000, our share of losses of TeraComm amounted to $79,274.

        Net loss applicable to common shares for the year ended December 31, 2000, was $6,847,749 as compared to a net loss applicable to common shares of $2,760,881 for the year ended December 31, 1999. This increase in net loss applicable to common shares is primarily attributable to acquired in-process research and development expense relating to our investment in TeraComm of $2,653,382. In the year ended December 31, 2000, we recorded compensation expense of $1,020,865 relating to stock warrants issued to Joseph Stevens & Co. which did not exist during 1999. Net loss applicable to common shares in 2000 also included a dividend paid upon the repurchase of the outstanding Series B preferred stock of $233,757 which was not paid in 1999. We also issued preferred stock dividends on our Series A preferred stock for which the estimated fair value of $811,514 and $314,366 was included in the net loss applicable to common shares for the years ended 2000 and 1999, respectively. The increase in the estimated fair value of these dividends as compared to the prior year is partially a reflection of an increase in our stock price. Going forward, with the termination of our agreement with Bausch & Lomb, described below, we will no longer have the revenue or profits associated with that agreement available to us. For the year ended December 31, 2000, we received $5,169,288 in development revenue from Bausch & Lomb as compared with $1,082,510 in 1999.

 1999 Versus 1998

        During 1999, Optex's development agreement with Bausch & Lomb was amended to include a profit component. Fees earned from the date of the amendment are presented in our financial statements as development revenue. Prior to amendment of this agreement in September 1999, reimbursements from Bausch & Lomb, which represented pass-through expenses, were treated as a reduction of expenses and totaled $2,276,579 since the inception of the agreement. Reimbursements made under the agreement in 1999 reduced our research and development expenses by $1,044,708 and general and administrative expenses by $184,360. Net general and administrative expenses for the year ended December 31, 1999, were $1,941,425 as compared to $2,668,508 for the corresponding period in 1998. This decrease was primarily attributable to a general reduction in corporate overhead associated with reduced corporate staffing, patent prosecution fees, advertising, and travel expenses.

        Research and development expenses, including license fees, were $1,091,291 for the year ended December 31, 1999, as compared to $3,036,355 for the corresponding period in 1998. These amounts are net of reimbursements from Bausch & Lomb of $1,044,708 in 1999 and $899,936 in 1998. The decrease in research and development expenses in 1999 was attributable to reduced research and development activities for all of our technologies, except for the Catarex technology being developed by Optex, with respect to which increased development work was offset by higher reimbursement from Bausch & Lomb. Termination of the license agreement between Channel and the Trustees of the University of Pennsylvania contributed to reduced research and development activities.

        Interest income in 1999 was $292,630 compared to $451,335 in 1998. The decrease was attributable to reduced investment amounts.

        Net loss applicable to common shares for the year ended December 31, 1999 was $2,760,881 as compared to a net loss applicable to common shares of $4,381,779 for the year ended December 31, 1998. This decrease in net loss is primarily attributable to an imputed preferred stock dividend on our Series A preferred stock of 1,628,251 in 1998 compared to a preferred stock dividend on our Series A preferred stock of $314,366 in 1999. In addition, research and development expenses decreased by $1,945,064 from 1998 to 1999 and general and administrative expenses decreased by $727,083 from 1998 to 1999 as a result of our efforts to scale back on these expenses in 1999. This decrease in expenses is partially offset by $2,500,000 of license revenue which was recognized in 1998 from our agreement with Bausch and Lomb. This is compared with total revenue net of cost of development for 1999 of $293,571 subsequent to the September 1999 amendment with Bausch & Lomb.

LIQUIDITY AND CAPITAL RESOURCES

        From inception to September 30, 2001, we incurred an accumulated deficit of $26,163,254, and we have to incur additional losses through the year ended December 31, 2001 and expct to for the foreseeable future. The loss has been incurred through primarily research and development activities related to the various technologies under our control.

        Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb, a Bausch & Lomb affiliate, Atlantic, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all its assets (mostly intangible assets with no book value), including all those related to the Catarex technology. As a result of this sale, Atlantic and Optex no longer have any obligations to Bausch & Lomb in connection with development of the Catarex technology. The purchase price was $3 million paid at closing (approximately $564,000 of which was distributed to the minority shareholders). In addition, Optex is entitled to receive additional consideration, namely $1 million once Bausch & Lomb receives regulatory approval to market the Catarex device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Catarex device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb if it ceases developing the Catarex technology at fair value. Upon the sale of Optex assets, Bausch & Lomb's development agreement with Optex was terminated. In the asset purchase agreement Optex agreed to forgo future contingent payments provided for in the earlier development agreement. As a result of this transaction, we recorded a gain on the sale of Optex assets of $2,569,451. We made a profit distribution of $837,274 to Optex's minority shareholders, representing their share of the cumulative profit from the development agreement with Bausch & Lomb and the proceeds from the sale of Optex' assets.

        On September 28, 2000, pursuant to a convertible preferred stock and warrants purchase agreement (the "Purchase Agreement"), we issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the "Investors") for a purchase price of $2,000,000, 689,656 shares of our Series B convertible preferred stock and warrants to purchase 134,000 shares of our common stock. Half of the shares of Series B preferred stock (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

        On December 4, 2000, Atlantic and the Investors entered into a stock repurchase agreement (the stock "Repurchase Agreement") pursuant to which we repurchased from the Investors for $500,000 137,930 shares of Series B preferred stock, and agreed to the release from escrow to the Investors of the $1,000,000 purchase price of the 344,828 shares of Series B preferred stock held in escrow. We also allowed the Investors to keep all of the warrants issued under the purchase agreement and issued to the Investors warrants to purchase a further 20,000 shares of our common stock at the same exercise price. On January 19, 2001, 41,380 shares of Series B preferred stock were converted by the Investors into 236,422 shares of our common stock. On March 9, 2001, Atlantic and the Investors entered into a second stock repurchase agreement pursuant to which we repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of our Series B preferred stock held by the Investors. The repurchase price represented 125% of the purchase price originally paid by the investors for the repurchased shares, as well as an amount equal to the annual dividend on the Series B preferred stock at a rate per share of 8% of the original purchase price. The repurchased shares constitute all remaining outstanding shares of Series B preferred stock; we have cancelled those shares.

        On May 7, 2001, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase up to $6.0 million of our common stock over a 30-month period, subject to a 6-month extension or earlier termination at our discretion. This agreement replaced an earlier common stock purchase agreement between Atlantic and Fusion Capital dated March 16, 2001. Fusion's obligation to purchase shares of our common stock is subject to certain conditions, including the effectiveness of a registration statement covering the shares to be purchased. That registration statement was declared effective on July 6, 2001. The selling price of the shares will be equal to the lesser of (1) $20.00 or (2) a price based upon the future market price of the common stock, without any fixed discount to the market price. A material contingency that may affect our operating plans and ability to raise funds under this agreement is our stock price. Currently, our stock price is below the floor price of $0.68 specified in the Fusion Capital agreement and as a result we are currently unable to draw funds pursuant to the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, we cannot guarantee that we will be able to draw any funds. On November 30, 2001 Fusion Capital purchased from us under the agreement 416,667 shares of our common stock at a price per share of $0.24, representing an aggregate purchase price of $100,000. agreement. We paid a $120,000 finder's fee relating to this transaction to Gardner Resources, Ltd. and issued to Fusion Capital Fund II, LLC 600,000 common shares as a commitment fee. Those shares had an estimated fair value of $444,000. We have amended our agreement with Fusion Capital to allow Atlantic to draw funds pursuant to the agreement regardless of its listing status on the Nasdaq SmallCap Market.

        On November 6, 2001, we entered into an agreement with Joseph Stevens & Company, Inc. in which Joseph Stevens agreed to act as placement agent for a private placement of shares of our common stock. In that private placement, the price of each share of our common stock was $0.24 and the minimum and maximum subscription amounts were $2,000,000 and $3,000,000, respectively. In addition, each investor receives a warrant to purchase one share of our common stock for every share of our common stock purchased by that investor. The warrants have an exercise price of $0.29 and are exercisable for five years from the closing date. On December 3, 2001, we issued to certain investors an aggregate of 8,333,318 shares of our common stock for the minimum subscrption of $2,000,000. In connection with the private placement, we paid Joseph Stevens a placement fee equal to 7% of the aggregate subscription amount plus a warrant to purchase 833,331 shares of our common stock, which represented 10% of the number of shares issued to the investments. The term of this warrant is five years and the per share exercise price is $0.27. We expect to receive additional commitments of up to $1 million for the maximum aggregate subscription amount, but there can be no assurances that we will.

        Our available working capital and capital requirements will depend upon numerous factors, including progress of our research and development programs; our progress in and the cost of ongoing and planned preclinical and clinical testing; the timing and cost of obtaining regulatory approvals; the cost of filing, prosecuting, defending, and enforcing patent claims and other intellectual property rights; competing technological and market developments; changes in our existing collaborative and licensing relationships; the resources that we devote to developing manufacturing and commercializing capabilities; technological advances; the status of our competitors; our ability to establish collaborative arrangements with other organizations; and our need to purchase additional capital equipment.

        At September 30, 2001 we had $440,558 in cash and cash equivalents. At December 31, 2001 our cash balance was $1,591,761, after giving effect to the aformentioned private placement. As of September 30, 2001, our current liabilities exceeded our current assets and we had a working capital deficit of $280,607. We anticipate that our resources will be sufficient to finance our anticipated needs for operating and capital expenditures at our current level of operations for at least the next six months. If the investors in our recent private placement elect to invest an additional $1,000,000, we anticipate that our resources would be sufficient to finance our currently anticipated needs for operating and capital expenditures for the next 12 months. In addition, we will attempt to generate capital through a combination of collaborative agreements, strategic alliances, and debt financing. However, we can give no assurance that we will be able to obtain additional capital through these sources or upon terms acceptable to us.


        We have the following short term and long term liquidity needs. Our cash utilized for operations for the next year is expected to be approximately $150,000 per month. Currently, these expected operating expenses include approximately $40,000 per month for research and preclinical development expenses and approximately $110,000 for general and administrative expenses.

        On August 9, 2001, we retained Proteus Capital Corp. on a non-exclusive basis as our financial advisors to assist us with raising additional funds. Pursuant to our agreement with Proteus, we granted Proteus warrants to purchase 100,000 shares of our common stock at $0.59 per share, which was the average closing stock price for the two weeks ending August 17, 2001. The warrants were fully vested on the date of the agreement and the term of the warrants is five years.

        Subsequent to an oral hearing before a Nasdaq Listing Qualifications Panel, on August 23, 2001, our securities were delisted from the Nasdaq Stock Market for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules, as our common stock had traded for less than $1.00 for more than 30 consecutive business days. Our common stock trades now on the OTC Bulletin Board under the symbol "ATLC.OB". Delisting our common stock from Nasdaq could have a material adverse effect on our ability to raise additional capital, our stockholders' liquidity and the price of our common stock.


                             DESCRIPTION OF BUSINESS

GENERAL

        We are engaged in the business of developing and commercializing early-stage technologies. Specifically, we aim to do the following:

     o identify early biomedical, pharmaceutical, electronic infrastructure, software, communications or other technologies that we believe could be commercially viable;

     o acquire proprietary rights to these technologies, either by license or by acquiring an ownership interest;

     o    fund research and development of these technologies; and

     o bring these technologies to market, either directly or by selling or licensing these technologies to other companies willing to make the necessary investment to conduct the next level of research or seek required regulatory approvals.

        We have in the past focused on biomedical and pharmaceutical technologies. We are currently developing one such technology that we believe may be useful in treating pain and inflammation. We are also entitled to royalties and other revenues in connection with commercialization of technologies relating to cataract surgery.

CORPORATE STRUCTURE

        We were incorporated in Delaware on May 18, 1993. Any technologies or rights to royalties or other revenues are held either by Atlantic or by our subsidiaries Optex Ophthalmologics, Inc., or "Optex," and Gemini Technologies, Inc., or "Gemini."

        We seek to minimize administrative costs, thereby maximizing the capital available for research and development. We do so by providing a centralized management team that oversees the transition of products and technologies from the early development stage to commercialization. In addition, we budget and monitor funds and other resources among Atlantic and our subsidiaries, thereby providing flexibility to allocate resources among technologies based on the progress of individual technologies.

ATLANTIC AND ITS SUBSIDIARIES

Optex and the Catarex(TM) Technology

        Our majority-owned (81.2%) subsidiary, Optex, is entitled to royalties and other revenues in connection with commercialization of the Catarex technology. Bausch & Lomb, a multinational ophthalmics company, is developing this technology to overcome the limitations and deficiencies of traditional cataract extraction techniques. Optex had owned this technology and was developing it pursuant to a development agreement with Bausch & Lomb, but on March 2, 2001, Optex sold to Bausch & Lomb substantially all of its assets (mostly intangible assets with no book value), including those related to the Catarex technology.

        Bausch & Lomb, which has committed over $15 million on the project to date, has assumed full responsibility for development and marketing of the technology, and will pay Optex royalties on sales of the device and the associated system.

        Bausch & Lomb had planned to conduct a human feasibility study on the first-generation Catarex handpiece at a location outside the United States in mid- September 2001, but cancelled it due to several factors, including the immediate concern surrounding extended travel as a result the September 11, 2001 terrorist tragedy.

        Bausch & Lomb has informed us that, in an effort to accelerate the project, it will combine the feasibility study and clinical trials on the first-generation Catarex handpiece into one study under an FDA approved investigational device exemption, or "IDE." Bausch & Lomb considers that the risk of combining the two studies is minimal, since all the studies to date indicate that the system operates as intended.

        Bausch & Lomb has submitted the IDE to the FDA in the fourth quarter of 2001. The FDA requires at least 30 days to review and approval on IDE. This would allow Bausch & Lomb to begin the trials as early as the first quarter of 2002, depending on the speed of patient registration. Once the clinical trails are completed there will be a 90-day follow-up period, and then the data will be submitted in a report to the FDA along with a 510(k) application for the first-generation Catarex handpiece.

        Bausch & Lomb has also informed us that it is continuing to develop a second-generation Catarex handpiece that better integrates the "back-end" plumbing of the Catarex handpiece with its surgical platform but retains unchanged the "front-end" surgical instrument of the Catarex handpiece. Since the front-end of the second-generation handpiece is identical to that in the first-generation handpiece, Bausch & Lomb believes that FDA approval of the first-generation Catarex handpiece should streamline FDA approval of the second-generation Catarex handpiece.

CT-3 Anti-inflammatory/Analgesic Compound

        We are developing our proprietary compound CT-3, a patented synthetic derivative of carboxylic tetrahydrocannabinol (THC-7C), as an alternative to nonsteroidal anti-inflammatory drugs, or "NSAIDs," such as aspirin and ibuprofen. Over 130 million Americans suffer from chronic pain and 40 million suffer from arthritis. Worldwide prescription sales of analgesic/anti-inflammatory drugs exceeded $9 billion in 1999. Preliminary studies have shown that CT-3 demonstrates analgesic/anti-inflammatory properties at microgram doses without central nervous system or gastrointestinal side effects and also reduces joint damage caused by rheumatoid arthritis.

        Since CT-3 appears to possess a wide range of therapeutic activity, we are carefully choosing an indication that we feel CT-3 would be most efficacious for and one that will strategically allow us to increase the licensing value of CT-3 in the most timely and cost effective manner. We are continuing our efforts by conducting additional preclinical tests to study the analgesic activity of CT-3, particularly with reference to neuropathic pain. Preliminary results show that CT-3 intraperitoneally dramatically reduces allodynia in neuropathic rats (with a partial sciatic nerve ligation). We are planning to initiate shortly a Phase I/II clinical trial of safety, tolerability, and efficacy to determine the upper limits of safe dosing with CT-3 and to measure the potential for CT-3 to act as a pain reliever in patients with neuropathic pain. In addition, we have recently initiated a development plan for CT-3 to test its efficacy in multiple sclerosis. In an animal model for multiple sclerosis, CT-3 induced a significant decrease in spasticity, demonstrated a rapid inhibition of limb stiffness and the effect was relatively long-lived. The results of the study validated spasticity as a potential indication for CT-3 use. We are also preparing to conduct Phase II clinical trials to evaluate the efficacy of CT-3 in multiple sclerosis-associated tremors and spasticity.

        We are continuing to develop CT-3 for use in the treatment of a variety of indications. In order to significantly increase the potential value of a sublicensing deal, we have determined to delay sublicensing CT-3, to suitable strategic partners to assist in clinical development, regulatory approval filing, manufacturing and marketing of CT-3 until after successful completion of the Phase II Clinical Trials.

Gemini and the 2-5A Antisense Technology

        Gemini Technologies, Inc., Atlantic's majority-owned subsidiary, had license rights to an aerosolized 2-5A antisense compound to inhibit respiratory syncytial virus (RSV). Pursuant to an asset purchase agreement dated April 23, 2001, between Atlantic, Gemini Technologies, Inc., the Cleveland Clinic Foundation, or "CCF," and CCF's affiliate IFN, Inc., on May 4, 2001, Gemini sold to IFN substantially all its assets (mostly intangible assets with no book value), including all those related to the 2-5A antisense enhancing technology for future contingent royalty payments and withdrawal of arbitration described below.

        As the purchase price for Gemini's assets, IFN agreed to pay Gemini, upon receipt, an amount equal to 20 percent of all amounts that CCF is entitled to pursuant to the Cleveland sublicense, subject to adjustments. The purchase price will be reduced by 1 percent of the sublicense fees for each $150,000 expended by IFN to develop the technology, subject to a floor of 5 percent. In addition, upon closing CCF withdrew its outstanding arbitration demand against Gemini and Atlantic, with prejudice, and each party is obligated to pay its own costs and attorneys' fees related thereto.

        We feel that this solution represents a satisfactory alternative to two undesirable alternatives, namely (1) termination of the Cleveland sublicense with no compensation to Gemini and substantial shutdown costs and (2) continued development of 2-5A at levels that Gemini would not be able to justify or sustain.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

             INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

        Frederic P. Zotos, Esq., 35, has been a member of our board of directors since May 1999, our President since April 3, 2000, and our Chief Executive Officer since February 15, 2001. From June 1999 to April 2000, Mr. Zotos was Director of Due Diligence and Internal Legal Counsel of Licent Capital, LLC, an intellectual property royalty finance company located in Jericho, New York. From September 1998 until June 1999, Mr. Zotos practiced as an independent patent attorney and technology licensing consultant in Cohasset, Massachusetts. From December 1996 until August 1998, Mr. Zotos was Assistant to the President and Patent Counsel of Competitive Technologies, Inc., a publicly-traded technology licensing agency located in Fairfield, Connecticut. From July 1994 until November 1996, Mr. Zotos was an Intellectual Property Associate of Pepe & Hazard, a general practice law firm located in Hartford, Connecticut. He is Co-Chair of the Fairfield-Westchester and Chair of the New York City Chapters of the Licensing Executive Society. Mr. Zotos is a registered patent attorney with the United States Patent and Trademark Office, and is also registered to practice law in Massachusetts and Connecticut. He earned a B.S. in Mechanical Engineering from Northeastern University in 1987, a joint J.D. and M.B.A. degree from Northeastern University in 1993, and successfully completed an M.S. in Electrical Engineering Prerequisite Program from Northeastern University in 1994.

        Steve H. Kanzer, C.P.A., Esq., 37, has been a member of our board of directors since its inception in 1993. He is currently a member of our Audit Committee and Compensation Committee. From December 1997 to November 2001, Mr. Kanzer was President and Chief Executive Officer of Corporate Technology Development, Inc., a biotechnology holding company based in Miami, Florida. Since December 2000 Mr. Kanzer has also been Chairman, Chief Executive Officer and President of Accredited Equities, Inc., a venture capital and investment banking firm based in Miami, and President of several private biopharmaceutical companies also based in Miami. From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount, and Senior Managing Director--Head of Venture Capital of Paramount Capital Investments, LLC ("Paramount Investments"), a biotechnology and biopharmaceutical venture capital and merchant banking firm that is associated with Paramount. From 1993 until June 1998, Mr. Kanzer was a founder and a member of the board of directors of Boston Life Sciences, Inc., a publicly-traded pharmaceutical research and development company. From 1994 until June 2000, Mr. Kanzer was a founder and Chairman of Discovery Laboratories, Inc., a publicly-traded pharmaceutical research and development company. Mr. Kanzer is a founder and a member of the board of directors of DOR BioPharma, Inc., a publicly-traded pharmaceutical research and development company. Prior to joining Paramount, Mr. Kanzer was an attorney with Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York from September 1988 to October 1991. He received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985. In his capacity as employee and director of other companies in the venture capital field, Mr. Kanzer is not required to present to Atlantic opportunities that arise outside the scope of his duties as a director of Atlantic.

        Peter O. Kliem, 62, has been a member of our board of directors since March 21, 2000 and is a member of our Compensation Committee. Mr. Kliem is a co-founder, President and CEO of Enanta Pharmaceuticals, a Boston based biotechnology start-up. Prior to this start-up, he worked with Polaroid Corporation for 36 years, most recently in the positions of Senior Vice President, Business Development, Senior VP, Electronic Imaging and Senior VP and Director of Research & Development. During his tenure with Polaroid, he initiated and executed major strategic alliances with corporations in the U.S., Europe, and the Far East. Mr. Kliem also introduced a broad range of innovative products such as printers, lasers, CCD and CID imaging, fiber optics, flat panel display, magnetic/optical storage and medical diagnostic products in complex technological environments. Mr. Kliem is a member of the board of directors of DOR BioPharma, Inc., a publicly-traded pharmaceutical research and development company. He serves as trustee and vice president of the Boston Biomedical Research Institute and served as Chairman of PB Diagnostics. He is a member of the board of directors of the privately held company, Corporate Technology Development, Inc. In addition, he serves as Industry Advisor to TVM-Techno Venture Management. Mr. Kliem earned his M.S. in chemistry from Northeastern University.

        A. Joseph Rudick, M.D., 44, was our Chief Executive Officer from April 10, 2000 until February 15, 2001, and has been a member of our board of directors since May 1999. He was also our President from May 1999 to April 3, 2000, and was a founder of Atlantic and two of its majority-owned subsidiaries, Optex and Channel. Dr. Rudick served as a business consultant to Atlantic from January 1997 until November 1998. From June 1994 until November 1998, Dr. Rudick was a Vice President of Paramount Capital, Inc., an investment bank specializing in the biotechnology and biopharmaceutical industries. Since 1988, he has been a Partner of Associate Ophthalmologists P.C., a private ophthalmology practice located in New York, and from 1993 to 1998 he served as a director of Healthdesk Corporation, a publicly-traded medical information company of which he was a co-founder. Dr. Rudick earned a B.A. in Chemistry from Williams College in 1979 and an M.D. from the University of Pennsylvania in 1983.

        David Tanen, 38, has been a member of our board of directors since January 28, 2002. Mr. Tanen has served as Associate Director of Paramount Capital since October 1996. Mr. Tanen also serves as an officer of Oxiquant, Inc., Paralex, Inc. and MTR, Inc., and as a director of Innovative Drug Delivery Systems Inc. and several privately held development stage biotechnology companies. Mr. Tanen is also a member of Orion Biomedical GP, LLC. Mr. Tanen holds a J.D. from Fordham University School of Law.


        Nicholas J. Rossettos, CPA, 36, has been our Chief Financial Officer since April 2000. Previously, Mr. Rossettos was from 1999, Manager of Finance for Centerwatch, a pharmaceutical trade publisher headquartered in Boston, Massachusetts, that is a wholly owned subsidiary of Thomson Corporation of Toronto, Canada. Prior to that, from 1994, he was Director of Finance and Administration for EnviroBusiness, Inc., an environmental and technical management-consulting firm headquartered in Cambridge, Massachusetts. He holds an A.B. in Economics from Princeton University and a M.S. in Accounting and M.B.A. from Northeastern University.

        There are no family relationships among the executive officers or directors of Atlantic.

Compensation of Executive Officers

        Pursuant to our 1995 stock option plan, on April 12, 2000, Dr. Rudick was granted options for 100,000 shares of common stock at an exercise price of $4.1875. Additionally, on April 12, 2000, Dr. Rudick was granted options for 25,000 shares of common stock at an exercise price of $4.1875 in connection with his promotion to Chief Executive Officer. During the 2000 fiscal year, options for 50,000 shares of common stock that had been granted to Dr. Rudick on August 9, 1999, were rescinded in order to correct for the grant to Dr. Rudick during the 1999 fiscal year of options for 37,000 shares of common stock above the amount permitted by our stock option plan for that fiscal year. Pursuant to the 1995 stock option plan, on April 12, 2000, Frederic Zotos was granted options for 100,000 shares of common stock at an exercise price of $4.1875. Additionally, on April 12, 2000, Frederic Zotos was granted options for 150,000 shares of common stock at an exercise price of $4.1875 in connection with his promotion to President. On April 12, 2000, Nicholas Rossettos was granted options for 50,000 shares of common stock at an exercise price of $4.1875 in connection with his promotion to Chief Financial Officer.


        The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by Atlantic's chief executive officer and the other highest-paid executive officers serving as such at the end of 2000 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of Atlantic received compensation in excess of $100,000 during fiscal year 2000. No executive officer who would otherwise have been included in this table on the basis of 2000 salary and bonus resigned or terminated employment during the year.


                           SUMMARY COMPENSATION TABLE

----------------------------- ------- ----------------------------------- ------------------- --------------
                                             Annual Compensation             Long-Term        All Other
                                                                             Compensation     Compensation
                                                                             Awards           ($)
                                      ----------------------------------- ------------------- --------------
Name and Principal Position   Year   Salary($)(1)  Bonus($)  Other Annual     Securities
                                                             Compensation     Underlying
                                                             ($)              Options/SARs(#)
----------------------------- ------- ----------   --------- -------------- ------------------- --------------
A. Joseph Rudick, M.D.(1)     2000      123,750     111,174              0              25,000      84,674(2)
  Chief Executive Officer     1999            0      23,502              0           87,000(3)      81,523(4)
                              1998            0           0              0              10,000
----------------------------- ------- ----------   --------- -------------- ------------------- --------------
Frederic P. Zotos, Esq. (5)   2000      131,250      50,000      10,000(6)             250,000      14,750(7)
  President                   1999            0           0              0              37,000       2,600(8)
                              1998            0           0              0                   0              0
----------------------------- ------- ----------   --------- -------------- ------------------- --------------
Nicholas J. Rossettos,        2000       91,146      25,000     10,000(10)              50,000              0
C.P.A. (9) Chief Financial    1999            0           0              0                   0              0
Officer,                      1998            0           0              0                   0              0
Treasurer and Secretary
----------------------------- ------- ----------   --------- -------------- ------------------- --------------
-------------------------

(1) Dr. Rudick became Chief Executive Officer of Atlantic on April 10, 2000; he resigned this position effective February 15, 2001.

(2) Represents $18,174 paid to Dr. Rudick in recognition of his role in negotiating an amendment to Optex's contract with Bausch & Lomb (see Item 12 below for a more detailed explanation) less $1,5000 returned to Atlantic by him due to mistaken overpayment of director's fees for the 1999 fiscal year.

(3) Excludes options for 50,000 shares of common stock granted to Dr. Rudick on August 9, 1999, but rescinded in the 2000 fiscal year to correct the grant to him in the 1999 fiscal year of options for 37,000 shares of common stock above the amount permitted by the stock option plan for that fiscal year.

(4) Represents $50,516 in fees paid to Dr. Rudick for consulting services rendered, $7,500 in director's fees, of which $1,500 was paid in error and therefore returned to Atlantic by him in 2000, and $23,507 paid in recognition of his role in negotiating an amendment to Optex's contract with Bausch & Lomb.


(5) Mr. Zotos became President of Atlantic on April 3, 2000, and Chief Executive Officer effective February 15, 2001.


(6) Represents matching contributions by Atlantic pursuant to Atlantic's SAR-SEP retirement plan.


(7) Represents $8,000 in fees paid for consulting services rendered and $6,750 in director's fees.


(8)     Represents fees paid for consulting services rendered.


(9)     Mr. Rossettos became Chief Financial Officer of Atlantic on April 10,
        2000.


(10) Represents matching contributions by Atlantic pursuant to Atlantic's SAR-SEP retirement plan.


Options and Stock Appreciation Rights

        The following table contains information concerning the grant of stock options under the 1995 Stock Option Plan to the Named Officers during the 2000 fiscal year. Except as described in footnote (1) below, no stock appreciation rights were granted during the 2000 fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------
Individual Grants
-----------------------------------------------------------------------------------------------
Name                          Number of          % of Underlying      Exercise      Expiration
                              Securities         Options/SARs         Price         Date
                              Underlying         Granted to           ($/Share)(3)
                              Options/           Employees in
                              SARs               Fiscal Year(2)
                              Granted(#)(1)
----------------------------- ------------------ -------------------- ------------- -----------
A. Joseph Rudick M.D.                   125,000                  25%       $4.1875     4/12/10
----------------------------- ------------------ -------------------- ------------- -----------
Frederick Zotos, Esq.                   250,000                  51%       $4.1875     4/12/10
----------------------------- ------------------ -------------------- ------------- -----------
Nicholas J. Rossettos, CPA               50,000                  10%       $4.1875     4/12/10
----------------------------- ------------------ -------------------- ------------- -----------
Other Employees                          20,000                   4%       $4.1875     4/12/10
                                         50,000                  10%       $3.4375     5/15/10
----------------------------- ------------------ -------------------- ------------- -----------
------------------------

(1) Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with Atlantic. Dr. Rudick's options became exercisable as follows: (1) the first option for 100,000 shares of common stock, 25% on April 3, 2000 and 25% each of the first three anniversaries of the date of granting; (2) the second option for 25,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting. Mr. Zotos' options are exercisable as follows: (1) the first option for 100,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting; (2) the second option for 150,000 shares of common stock, 25% upon granting and 25% each of the first three anniversaries of the date of granting. Mr. Rossettos' options for 50,000 shares of common stock are exercisable as follows: 25% upon granting and 25% upon each of the first three anniversaries of the date of granting. Options for the remainder of the employees are exercisable as follows: (1) the option for 20,000 shares of common stock, 25% upon granting and 25% upon each of the first three anniversaries of the date of granting; (2) the option for 50,000 shares of common stock, 25% upon granting and 25% upon each of the first three anniversaries of the date of granting. Each option will become immediately exercisable in full upon an acquisition of Atlantic by merger or asset sale, unless the option is assumed by the successor entity. Each option includes a limited stock appreciation right pursuant to which the optionee may surrender the option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender for securities possessing more than 50% of the combined voting power of Atlantic's outstanding voting securities. In return for the surrendered option, the optionee will receive a cash distribution per surrendered option share equal to the excess of (1) the highest price paid per share of common stock in that hostile tender offer over (2) the exercise price payable per share under the cancelled option.

(2) Calculated based on total option grants to employees of 495,000 shares of common stock during the 2000 fiscal year.

(3) The exercise price may be paid in cash or in shares of common stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. Atlantic may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of common stock) in satisfaction of such tax liability.

(4) Stock options for 50,000 shares granted to Dr. Rudick on August 9, 1999, would have vested upon the sale of Optex on January 31, 2001. These options were, however, rescinded during the 2000 fiscal year, in order to correct for the grant to Dr. Rudick in the 1999 fiscal year of options for 37,000 shares above the amount permitted by the 1995 stock option plan for that fiscal year.

Option Exercises and Holdings

        The following table provides information with respect to the Named Officers concerning the exercisability of options during fiscal year 2000 and unexercisable options held as of the end of fiscal year 1999. No stock appreciation rights were exercised during fiscal year 1999, and, except for the limited rights described in footnote (1) to the preceding table, no stock appreciation rights were outstanding at the end of that fiscal year.


             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR ("FY")
                            AND FY-END OPTION VALUES

------------------------ ------------ ------------ -------------------------- ------------------------------
Name                       Shares        Value     No. of Securities          Value of Unexercised
                          Acquired     Realized    Underlying Unexercised     In-the-Money Options/SARs at
                         on Exercise      (1)      Options/SARs at FY-End     FY-End (Market price of
                                                   (#)                        shares at FY-End less
                                                                              exercise price) ($)(1)
                                                   ------------ ------------- -------------- ---------------
                                                   Exercisable  Unexercisable  Exercisable   Unexercisable
------------------------ ------------ ------------ ------------ ------------- -------------- ---------------
A. Joseph Rudick, M.D.        0            -         94,361       127,639           0              0
------------------------ ------------ ------------ ------------ ------------- -------------- ---------------
Frederic P. Zotos             0            -         92,833       194,167           0              0
------------------------ ------------ ------------ ------------ ------------- -------------- ---------------
Nicholas J. Rossettos         0            -         12,500        37,500           0              0
------------------------ ------------ ------------ ------------ ------------- -------------- ---------------
------------------

(1) Equal to the fair market value of the purchased shares at the time of the option exercise over the exercise price paid for those shares.

(2) Based on the fair market value of Atlantic's common stock on December 31, 2000 of $0.66 per share, the closing sales price per share on that date on the Nasdaq SmallCap Market.

Compensation of Directors

        Non-employee directors are eligible to participate in an automatic stock option grant program pursuant to the 1995 stock option plan. Non-employee directors are granted an option for 10,000 shares of common stock upon their initial election or appointment to the board and an option for 2,000 shares of common stock on the date of each annual meeting of our stockholders for those non-employee directors continuing to serve after that meeting. On September 29, 2000, pursuant to the automatic stock option grant program, Atlantic granted each of Steve Kanzer and Peter Kliem options for 2,000 shares of common stock at an exercise price of $3.1875 per share, the fair market value of our common stock on the date of grant. Additionally, on September 29, 2000, Peter Kliem was granted options for 25,000 shares of common stock at an exercise price of $3.1875. On September 29, 2000, Steve Kanzer was granted options for 25,000 shares of common stock at an exercise price of $3.1875. Peter Kliem was also granted options for 23,000 shares of common stock on April 6, 2000, at an exercise price of $5.125 and options for 10,000 shares of common stock on March 21, 2000, at an exercise price of $6.125.

        The board agreed that effective October 21, 1999, each non-employee member of the board is to receive $6,000 per year for his services as a director, payable semi-annually in arrears, plus $1,500 for each board meeting attended in person, $750 for each board meeting attended via telephone conference call and $500 for each meeting of a committee of the board attended.

Board members are reimbursed for reasonable expenses incurred in connection with attending meetings of the board and of committees of the board.

Long Term Incentive Plan Awards

        No long term incentive plan awards were made to a Named Officer during the last fiscal year.

Employment Contracts and Termination of Employment and Change of Control Agreements

        Effective April 10, 2000, Dr. Rudick became Chief Executive Officer of Atlantic pursuant to an employment agreement dated as of the effective date. This agreement has a three-year term ending on April 10, 2003. Effective February 15, 2001, Dr. Rudick resigned as Chief Executive Officer of Atlantic at which time the employment agreement was amended to reflect a new compensation structure.

        Effective April 3, 2000, Mr. Zotos became President of Atlantic pursuant to an employment agreement dated as of the effective date. This agreement has a three-year term ending on April 2, 2003. As President, Mr. Zotos reports to the Chief Executive Officer. Mr. Zotos and his dependents are eligible to receive paid medical and long term disability insurance and such other health benefits as Atlantic makes available to other senior officers and directors. Effective February 15, 2001, Mr. Zotos was also appointed Chief Executive Officer of Atlantic at which time the employment agreement was amended to reflect a new compensation structure.

        Effective April 10, 2000, Mr. Rossettos became Chief Financial Officer of Atlantic pursuant to an employment agreement dated as of the effective date. This agreement has a three-year term ending on April 10, 2003. Mr. Rossettos reports to the President or Chief Executive Officer. Mr. Rossettos and his dependents are eligible to receive paid medical and long term disability insurance and such other health benefits as Atlantic makes available to other senior officers and directors.

        The Compensation Committee has the discretion under the 1995 stock option plan to accelerate options granted to any officers in connection with a change in control of Atlantic or upon the subsequent termination of the officer's employment following the change of control.

Change of Control Transactions

        We are not aware of any transactions resulting in a change of control during fiscal year 2000.


                             DESCRIPTION OF PROPERTY

        We leased space for our executive office at 150 Broadway, Suite 1009, New York, New York 10038, for a monthly lease payment of $967. On March 19, 2001, we moved into new offices at 350 Fifth Avenue, Suite 5507, New York, New York 10118. The lease for this space is for a term of two years and two and a half months with a monthly lease payment of $6,645.

        To facilitate our exploration of investment opportunities in fiber-optics, we leased space at One Executive Park East, 135 Bolton Road in the Town of Vernon, County of Tolland, Connecticut 06066. This lease is for a term of three years ending May 14, 2003, with monthly lease payments of $1,251. We are currently looking to sublease these premises.

        We believe that our existing facilities are adequate to meet our current requirements and that our insurance coverage adequately covers our interest in our leased spaces. We do not own any real property.


                        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On January 4, 2000, we entered into a financial advisory and consulting agreement with Joseph Stevens & Company, Inc. In this agreement, we engaged Joseph Stevens to provide us with investment banking services from January 4, 2000 until January 4, 2001. As partial compensation for the services to be rendered by Joseph Stevens, we issued them three warrants to purchase an aggregate of 450,000 shares of our common stock. The exercise price and exercise period of each warrant is as follows:


============================================================================================
Warrant Number  No. of Shares  Exercise Price               Exercise Period
============================================================================================
  No.1            150,000          $2.50       1/4/00 through 1/4/05
--------------------------------------------------------------------------------------------
                                               1/4/01 through 1/4/06 (which vested in
                                               equal monthly increments during
  No.2            150,000          $3.50       1/4/00-1/4/01)
--------------------------------------------------------------------------------------------

                                               1/4/02 through 1/4/07 (which vested in
                                               equal monthly increments during
  No.3            150,000          $4.50       1/4/00-1/4/01)
============================================================================================


        In addition, each warrant may only be exercised when the market price of a share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with issuance of the warrants, Atlantic and Joseph Stevens entered into a letter agreement granting Joseph Stevens registration rights in respect of the shares of common stock issuable upon exercise of the warrants.

        Pursuant to Atlantic's restated certificate of incorporation and bylaws, Atlantic entered into indemnification agreements with each of its directors and executive officers.

        All transactions between Atlantic and its officers, directors, principal stockholders and their affiliates are approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors on the board of directors. We believe that the transaction set forth above was made on terms no less favorable to us than could have been obtained from unaffiliated third parties.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        Our common stock was listed on the Nasdaq SmallCap Market until August 23, 2001, when our stock was delisted. Since that date our common stock has been listed on the NASD Over-the-Counter Bulletin Board. The following table sets forth the high and low price for our common stock as quoted, in U.S.
dollars, by the Nasdaq SmallCap Market and the OTC BB, as applicable, during each quarter within the last two fiscal years:

=============================================
  Quarter Ended          High         Low
=============================================
  December 31, 1999       $2.25      $1.25
---------------------------------------------
  March 31, 2000         $10.625     $1.375
---------------------------------------------
  June 30, 2000           $6.375     $2.50
---------------------------------------------
  September 30, 2000      $5.00      $2.50
---------------------------------------------
  December 31, 2000       $3.313     $0.406
---------------------------------------------
  March 31, 2001          $1.438     $0.625
---------------------------------------------
  June 30, 2001           $1.00      $0.51
---------------------------------------------
  September 30, 2001      $0.80      $0.16
---------------------------------------------
  December 31, 2001       $0.51      $0.16
=============================================

        The number of holders of record of our common stock as of February 12, 2002 was 153.

        We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. The certificate of designations for our Series A preferred stock provides that we may not pay dividends on our common stock unless a special dividend is paid on our Series A preferred stock.

                             PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of February 12, 2002, by
(1) all persons who are beneficial owners of 5% or more of our common stock, (2) each director and nominee, (3) the Named Officers in the Summary Compensation Table above, and (4) all directors and executive officers as a group. We do not know of any person who beneficially owns more than 5% of the Series A preferred stock and none of our directors or the Named Officers owns any shares of Series A preferred stock. Consequently, the following table does not contain information with respect to the Series A preferred stock.

        The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of February 12, 2002, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. The common stock represented here includes the common stock that the beneficial holders would directly possess if they converted all shares of Series A Preferred Stock held by them.

                        NUMBER OF PERCENT OF TOTAL SHARES

                                              NUMBER OF       % OF TOTAL SHARES
NAME AND ADDRESS                               SHARES           OUTSTANDING (1)
----------------                               ------           -----------


CERTAIN BENEFICIAL HOLDERS:

Lindsay A. Rosenwald, M.D.(2)                 4,665,904              28.9%
787 Seventh Avenue
New York, NY 10019

Joseph Stevens(3)                             1,283,331              7.8%
59 Maiden Lane, 32nd Floor
New York, NY  10038

MANAGEMENT:

A. Joseph Rudick, M.D.(4)                       201,166              1.2%

Frederic P. Zotos, Esq.(5)                      283,666              1.7%

Steve H. Kanzer, C.P.A., Esq.(6)                110,000                *

Peter O. Kliem(7)                               100,916                *

Nicholas J. Rossettos, C.P.A.(8)                87,500                 *

All current executive
officers and directors as
a group (5 persons)                             412,499              2.7%

------------------------

*       Less than 1.0%

(1) Percentage of beneficial ownership is calculated assuming 16,004,599 shares of common stock were outstanding on February 12, 2002.

(2) Includes 154,350 shares of common stock issuable upon conversion of 47,202 shares of Series A preferred stock convertible within 60 days of February 12, 2002. Also includes 190 shares of common stock held by June Street Corporation and 190 shares of common stock held by Huntington Street Corporation. Dr. Rosenwald is the sole proprietor of both June Street Corporation and Huntington Street Corporation.

(3) Includes 450,000 shares of common stock issuable upon exercise of three warrants exercisable within 60 days of February 12, 2002.

(4) Represents options exercisable within 60 days of February 12, 2002. 25,000 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 100,000 shares, of which 25% or 25,000 were exercisable as of February 20, 2002, then an additional 25% annually thereafter; an additional 6,250 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 25,000 shares, of which 25% or 6,250 were exercisable as of February 20, 2002, then an additional 25% annually thereafter; an additional 75,000 shares of common stock are exercisable pursuant to stock options granted under the plan on April 12, 2000 for 100,000 shares, of which 50% or 50,000 shares were exercisable as of April 3, 2001, then an additional 25% annually thereafter; an additional 18,750 shares are exercisable pursuant to stock options granted on April 12, 2000 for 25,000 shares, of which 25% or 6,250 were exercisable immediately, then an additional 25% annually thereafter; an additional 25,000 shares are exercisable pursuant to stock options granted October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted on September 23, 1999, all of which were exercisable on September 23, 2000; an additional 32,500 shares are exercisable pursuant to stock options granted on August 9, 1999 for 50,000 shares, of which 25% or 12,500 were exercisable on issuance, then an additional 25% annually thereafter; an additional 6,666 shares are exercisable pursuant to stock options granted on May 28, 1999 for 10,000 shares, exercisable in three equal amounts starting one year from grant date; and an additional 10,000 shares are exercisable pursuant to stock options granted on August 7, 1998 for 10,000 shares, of which one third were exercisable after one year, with the remainder exercisable monthly (or 277.79 per month) over two years.

(5) Represents options exercisable within 60 days of February 12, 2002. 25,000 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 100,000 shares, of which 25% or 25,000 were exercisable as of February 20, 2002, then an additional 25% annually thereafter; an additional 37,500 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 150,000 shares, of which 25% or 37,500 were exercisable as of February 20, 2002, then an additional 25% annually thereafter; an additional 75,000 shares of common stock are exercisable pursuant to stock options granted on April 12, 2000 for 100,000 shares, of which 25% or 25,000 shares were exercisable on issuance, then an additional 25% annually thereafter; an additional 112,500 shares are exercisable pursuant to stock options granted on April 12, 2000 for 150,000, of which 25% or 37,500 were exercisable on issuance, then an additional 25% annually thereafter; an additional 25,000 shares are exercisable pursuant to stock options granted October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 23, 1999 for 2,000 shares, all of which were exercisable after one year; and an additional 6,666 shares are exercisable pursuant to stock options granted May 28, 1999 for 10,000 shares, exercisable in three equal annual amounts exercisable starting one year from grant date.

(6) Represents options exercisable within 60 days of February 12, 2002. 50,000 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001, all of which were immediately exercisable; an additional 25,000 shares are exercisable pursuant to stock options granted on February 29, 2000, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted on September 29, 2000, all of which were immediately exercisable; an additional

     25,000 shares are exercisable pursuant to stock options granted on October 21, 1999, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 23, 1999, all of which were exercisable on September 23, 2000; an additional 2,000 shares are exercisable pursuant to stock options granted August 28, 1998; an additional 2,000 shares are exercisable pursuant to stock options granted on June 17, 1997; and an additional 2,000 shares are exercisable pursuant to stock options granted on July 24, 1996.

(7) Represents options exercisable within 60 days of June, 29 2001. 50,000 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001, all of which were immediately exercisable; an additional 25,000 shares of common stock are exercisable pursuant to stock options granted September 29, 2000, all of which were immediately exercisable; an additional 2,000 shares are exercisable pursuant to stock options granted September 29, 2000, all of which were immediately exercisable; an additional 17,250 shares are exercisable pursuant to stock options for 23,000 shares granted on April 6, 2000, of which 25% or 5,570 were exercisable on issuance, and then an additional 25% annually thereafter; and an additional 6,666 shares of common stock were exercisable pursuant to stock options granted on March, 21 2000 for 10,000 shares, which are exercisable in three equal annual amounts starting from one year of the grant date.

(8) Represents options exercisable within 60 days of February 12, 2002. 12,500 shares of common stock were exercisable pursuant to stock options granted on February 20, 2001 for 50,000 shares, exercisable in four equal annual amounts starting from one year of the grant date; and an additional 75,000 shares of common stock are exercisable pursuant to stock options for 50,000 shares granted April 4, 2000, of which 25% or 12,500 were exercisable on issuance, and then an additional 25% annually thereafter.



                            Description of Securities

General

        Our certificate of incorporation authorizes us to issue 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. Of the authorized preferred stock, 1,375,000 shares have been designated Series A convertible preferred stock and 1,647,312 shares have been designated Series B convertible preferred stock. As of February 12, 2002, 16,004,599 shares of our common stock were issued and outstanding, 330,714 shares of our Series A preferred stock were issued and outstanding, and no shares of our Series B preferred stock were issued and outstanding.

Common Stock

        Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock have no cumulative voting rights. They are entitled to share ratably any dividends that may be declared from time to time by the board of directors in its discretion from funds legally available for dividends. Holders of our common stock have no preemptive rights to purchase our common stock. There are no conversion rights or sinking fund provisions for the common stock.

        Our common stock is listed on the NASD Over-the-Counter Bulletin Board.

Series A Preferred Stock

        Holders of shares of our Series A preferred stock can convert each share into 3.27 shares of our common stock without paying us any cash. The conversion price of shares of Series A preferred stock is $3.06 per share of common stock. Both the conversion rate and the conversion price may be adjusted in favor of holders of shares of Series A preferred stock upon certain triggering events.

        On matters to be voted on by our stockholders, holders of shares of Series A preferred stock are entitled to the number of votes equal to the number of votes that could be cast in such vote by a holder of the common stock into which those shares of Series A preferred stock are convertible on the record date for that vote, or if no record date has been established, on the date that vote is taken. So long as at least 50% of the shares of Series A preferred stock are outstanding, the affirmative vote or consent of the holders of at least 66.67% of all outstanding Series A preferred stock voting separately as a class is necessary to effect certain actions, including, but not limited to, declaration of dividends or distribution on any of our securities other than the Series A preferred stock pursuant to the provisions of the certificate of designations of the Series A preferred stock and approval of any liquidation, dissolution or sale of substantially all of our assets. Currently there are outstanding fewer than 50% of the shares of Series A preferred stock outstanding.

        Each February 7 and August 7 we are obligated to pay dividends, in arrears, to the holders of shares of Series A preferred stock, and the dividends consist of 0.065 additional shares of Series A preferred stock for each outstanding share of Series A preferred stock.

        If we are liquidated, sold to or merged with another entity (and we are not the surviving entity after the merger), we will be obligated to pay holders of shares of Series A preferred stock a liquidation preference of $13.00 per share before any payment is made to holders of shares of our common stock.

        The holders of shares of Series A preferred stock have rights in addition to those summarily described. A complete description of the rights of the Series A preferred stock is contained in the certificate of designations of the Series A preferred stock filed with the Delaware Secretary of State.

Series B Preferred Stock

        We are currently authorized to issue 1,647,312 shares of Series B preferred stock, with such voting rights, designations, preferences, limitations and relative rights as are contained in the certificate of designations of the Series B preferred stock, as amended, filed with the Secretary of State of the State of Delaware. Currently there are no shares of Series B preferred stock outstanding.


                              SELLING SHAREHOLDERS

        On December 3, 2001, we issued in a private placement to certain investors, 8,333,318 shares of our common stock and issued to the investors warrants to acquire a further 8,333,318 shares of our common stock. We also issued to the placement agent in the private placement, Joseph Stevens & Company, Inc., warrants to acquire 833,331 shares of our common stock. (These transactions are described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2001.)

        On August 1, 2001, we agreed to issue 35,000 shares of our common stock to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in return for their commitment to provide us with $3.5 million of financing in connection with an asset purchase for which we had submitted a bid. We subsequently issued those shares but ultimately did not purchase those assets. In issuing these shares, we relied on the exemption from registration provided by Regulation D of the Securities Act.

        The table below sets forth information as of February 12, 2002, regarding the beneficial ownership of shares of common stock by the selling shareholders. The information regarding the selling shareholders' beneficial ownership after this offering assumes that all the shares of common stock offered by this prospectus are sold. The presentation is based on the 16,004,599 shares of our common stock that were outstanding on February 12, 2002.


                                                          Number of
                                                          shares
                                                          included in
                                                          this
                            Number of                     offering
                            shares         Number of      that are                      Percentage
                            beneficially   outstanding    issuable      Number of       of the
                            owned prior    shares         upon          shares owned    shares owned
                            to this        included in    exercise of   subsequent to   after this
  Selling Shareholder       offering       this offering  warrant       this offering   offering
  -------------------       --------       -------------  -------       -------------   --------
  Lindsay A. Rosenwald      4,665,904(1)   2,083,333      2,083,333     499,238         3.1%

  Neal Ackerman and
  Martha Ackerman JT WROS   1,250,000      625,000        625,000       0               -

  J. William Doyle          833,332        416,666        416,666       0               -

  Louis Reif                833,332        416,666        416,666       0               -

  Delaware Charter
  Guarantee & TR F/B/O
  Howard Tanning IRA        833,332        416,666        416,666       0               -

  Morris Arnston            416,666        208,333        208,333       0               -

  Braziel Family Trust
  D/T/D 9/7/95, Ronald &
  Debra Braziel Trustees    421,666        208,333        208,333       5,000           *

  Industrial Electronics    416,666        208,333        208,333       0               -

  John Dunkin               416,666        208,333        208,333       0               -

  R. Craig Fetz             512,940(2)     208,333        208,333       96,274          *
  John Goodman              416,666        208,333        208,333       0               -

  Stephen & Pilar
  Lebovitz JT WROS          416,666        208,333        208,333       0               -
  Stephen Lisenby           416,666        208,333        208,333       0               -

  Harvey Lustig &
  Ronnie Lustig JT WROS     420,666        208,333        208,333       4,000           *

  Nasser & Co. CPA          416,666        208,333        208,333       0               -

  Michael Pinney            416,666        208,333        208,333       0               -
  Nancy Pudelsky &
  David Pudelsky JT WROS    416,666        208,333        208,333       0               -

  Suzanne Schiller          416,666        208,333        208,333       0               -

  Lucile Slocum             416,666        208,333        208,333       0               -

  Carolyn Taylor            416,666        208,333        208,333       0               -
  Gregg Dovolis             208,332        104,166        104,166       0               -

  Richard Friedman          212,632(3)     104,166        104,166       4,300           *

  Robert Guercio            208,332        104,166        104,166       0               -

  Thomas Hashem             208,332        104,166        104,166       0               -

  Norman Jacob              208,332        104,166        104,166       0               -

  John Kuehn                208,332        104,166        104,166       0               -

  Hyman Lezell Revocable
  Inter-Vivos Trust         242,190(4)     104,166        104,166       33,858          *

                                       29

  Delaware Charter
  Guarantee & Tr F/B/O
  Richard Pellegrino IRA    208,332        104,166        104,166       0               -

  Robert Pellegrino
  Profit Sharing Plan       208,332        104,166        104,166       0               -

  Ivy Scheinholz            208,332        104,166        104,166       0               -

  William Silver            227,007(5)     104,166        104,166       18,675          *

  Praful Desai              125,000        62,500         62,500        0               -

  George Kimble & Mary
  Ellen Kimble JT WROS      83,332         41,666         41,666        0               -

  Joseph Stevens &
  Company, Inc.             1,283,331(6)   0              833,331       450,000         2.7%

  B.H. Capital
  Investments, L.P.         156,756(6)     35,000         0             121,756         -

  Excalibur Limited
  Partnership               156,756(6)     35,000         0             121,756         -


*       Less than 1%.

(1) Includes 154,350 shares of common stock issuable upon conversion of 47,202 shares of Series A preferred stock convertible within 60 days of February 12, 2002. Also includes 190 shares of common stock held by June Street Corporation and 190 shares of common stock held by Huntington Street Corporation. Dr. Rosenwald is the sole proprietor of both June Street Corporation and Huntington Street Corporation.

(2) Includes 89,519 shares of common stock issuable upon conversion of 27,376 shares of Series A preferred stock convertible within 60 days of February 12, 2002.

(3)  Includes 4.000 shares of common stock held jointly with another person.

(4) Includes 33,510 shares of common stock issuable upon conversion of 10,248 shares of Series A preferred stock convertible within 60 days of February 12, 2002.

(5) Includes 5,700 shares of common stock held jointly with another person and 8,175 shares of common stock issuable upon conversion of 2,500 shares of Series A preferred stock convertible within 60 days of February 12, 2002.

(6) Includes 450,000 shares of common stock issuable upon exercise of three warrants exercisable within 60 days of February 12, 2002.

(7) Includes 77,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of February 12, 2002.

        The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them hereby will be the purchase price of common stock less discounts and commissions, if any.


                              PLAN OF DISTRIBUTION

        The selling shareholders, which term includes their successors, transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        The common stock may be sold by any selling shareholder in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions (1) on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or services or in the over-the-counter market, (4) through the writing of options, whether such options are listed on an options exchange or otherwise, or (5) through the settlement of short sales. In connection with the sale of our common stock or otherwise, any selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the common stock and deliver these securities to close out such short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

        Each selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.

        Our outstanding common stock is listed for trading on the NASD Over-the-Counter Bulletin Board under the symbol "ATLC.OB".

        Any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

        To the extent required, the common stock to be sold, the name of each selling shareholder, the respective purchase prices and the public offering prices, the name of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that the selling shareholders may be required to make in respect of such liabilities.


                                     EXPERTS

        The consolidated financial statements of Atlantic Technology Ventures, Inc. and subsidiaries (a development stage company) as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, and for the period from July 13, 1993 (inception) to December 31, 2000, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        Certain legal matters in connection with the shares of our common stock offered for resale in this prospectus have been passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.


                             ADDITIONAL INFORMATION

        We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission relating to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus concerning the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        For further information with respect to us and the common stock we are offering, please refer to the registration statement. A copy of the registration statement can be inspected by anyone without charge at the public reference room of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Chicago, Illinois 60601. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Copies of these materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site (http://www.sec.gov) that contains information regarding registrants that file electronically with the SEC.


     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        In the SEC's opinion, indemnification for certain acts of directors, officers and controlling persons is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Atlantic in the successful defense of any action, suit or proceeding) is asserted by any Atlantic director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Atlantic is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

             CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL YEAR 2000
                                                                                                            Page
                                                                                                            ----

Independent Auditors' Report...........................................................................     F-1
Consolidated Balance Sheets as of December 31, 2000 and 1999...........................................     F-2
Consolidated Statements of Operations for the years ended December 31, 2000, 1999 and 1998 and for the
Period from July 13, 1993 (inception) to December 31, 2000..............................................     F-3
Consolidated Statements of Shareholders' Equity for the Period from July 13, 1993 (inception) to December
31, 2000...............................................................................................     F-4
Consolidated Statements of Cash Flows for the years ended December 31, 2000, 1999 and 1998 and for the
Period from July 13, 1993 (inception) to December 31, 2000..............................................     F-8
Notes to Consolidated Financial Statements.............................................................     F-9


                       CONSOLIDATED FINANCIAL STATEMENTS FOR NINE MONTHS ENDED SEPTEMBER 30, 2001

Consolidated Balance Sheet as of September 30, 2001 (unaudited)........................................     F-29
Consolidated Statements (unaudited) of Operations for the nine months ended September 30, 2001 and 2000
and the period from July 13, 1993 (inception) to September 30, 2001....................................     F-30
Consolidated Statements of Cash Flows (unaudited) for the nine months ended September 30, 2001 and 2000
and the period from July 13, 1993 (inception) to September 30, 2001....................................     F-31
Notes to Consolidated Financial Statements (unaudited).................................................     F-32

                          Independent Auditors' Report


The Board of Directors and Stockholders
Atlantic Technology Ventures, Inc.:

We have audited the accompanying consolidated balance sheets of Atlantic Technology Ventures, Inc. and subsidiaries (a development stage company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000 and for the period from July 13, 1993 (inception) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Technology Ventures, Inc. and subsidiaries (a development stage company) as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, and for the period from July 13, 1993 (inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


                                    KPMG LLP

Short Hills, New Jersey
March 30, 2001

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                                                                                           As of December 31,
                                                Assets                               2000                    1999
                                                                               ------------------     -------------------
Current assets:
    Cash and cash equivalents                                              $           2,663,583               3,473,321
    Accounts receivable                                                                  192,997                 337,323
    Prepaid expenses                                                                      22,599                  17,414
                                                                               ------------------     -------------------
                   Total current assets                                                2,879,179               3,828,058

Property and equipment, net                                                              227,088                 131,832
Investment in affiliate                                                                   67,344                      --
Other assets                                                                               2,901                      --
                                                                               ------------------     -------------------

                   Total assets                                            $           3,176,512               3,959,890
                                                                               ==================     ===================

                         Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses                                  $             785,838                 542,759
    Deferred revenue                                                                   1,294,615                      --

                                                                               ------------------     -------------------
                   Total current liabilities                               $           2,080,453                 542,759

Redeemable Series B convertible preferred stock.
    Authorized 1,647,312 shares; 206,896 shares issued and
    outstanding at December 31, 2000                                                     600,000                      --

Stockholders' equity:
    Preferred stock, $.001 par value. Authorized 10,000,000
       shares; 1,375,000 shares designated as Series A
       convertible preferred stock:  None issued and outstanding                              --                      --
    Series A convertible preferred stock, $.001 par value.
       Authorized 1,375,000 shares; 359,711 and 610,088 shares issued and outstanding at December 31, 2000 and 1999, respectively (liquidation preference aggregating $4,676,243 and $7,931,144 at December 31, 2000
       and 1999, respectively)                                                               360                     610
    Convertible preferred stock warrants, 112,896 and 117,195
       issued and outstanding at December 31, 2000 and
       1999, respectively                                                                520,263                 540,074
    Common stock, $.001 par value. Authorized 50,000,000
       shares; 6,122,135 and 4,815,990 shares issued and outstanding
       at December 31, 2000 and 1999, respectively                                         6,122                   4,816
    Common stock subscribed. 182 shares at December 31, 2000
       and 1999                                                                               --                      --
    Additional paid-in capital                                                        24,796,190              21,662,272
    Deficit accumulated during development stage                                     (24,826,334)            (18,790,099)
                                                                               ------------------     -------------------
                                                                                         496,601               3,417,673

    Less common stock subscriptions receivable                                              (218)                   (218)
    Less treasury stock, at cost                                                            (324)                   (324)
                                                                               ------------------     -------------------

                   Total stockholders' equity                                            496,059               3,417,131
                                                                               ------------------     -------------------

                   Total liabilities and stockholders' equity               $          3,176,512               3,959,890
                                                                               ==================     ===================

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                      Consolidated Statements of Operations

                                                                                                              Cumulative
                                                                                                              period from
                                                                                                             July 13, 1993
                                                                                                            (inception) to
                                                                Year ended December 31,                      December 31,
                                                   -----------------------------------------------------
                                                        2000               1999               1998               2000
                                                   ---------------    ---------------     --------------    ----------------
Revenues:
    Development revenue                         $       5,169,288          1,082,510                 --          $6,251,798
    License revenue                                            --                 --          2,500,000           2,500,000
    Grant revenue                                         189,658             77,069                 --             366,659
                                                   ---------------    ---------------     --------------    ----------------

          Total revenues                                5,358,946          1,159,579          2,500,000           9,118,457
                                                   ---------------    ---------------     --------------    ----------------

Costs and expenses:
    Cost of development revenue                         4,135,430            866,008                 --           5,001,438
    Research and development                            1,130,345          1,091,291          3,036,355           9,504,910
    Acquired in-process research and
    development                                         2,653,382                 --                 --           2,653,382
    General and administrative                          2,235,535          1,941,425          2,668,508          15,903,226
    Compensation expense relating to
       stock warrants (general and administrative)      1,020,128                 --                 --           1,020,865
    License fees                                               --                 --                 --             173,500
                                                   ---------------    ---------------     --------------    ----------------

          Total operating expenses                     11,174,820          3,898,724          5,704,863          34,257,321
                                                   ---------------    ---------------     --------------    ----------------

          Operating loss                               (5,815,874)        (2,739,145)        (3,204,863)        (25,138,864)

Other (income) expense:
    Interest and other income                             (92,670)          (292,630)          (451,335)         (1,251,136)
    Interest expense                                           --                 --                 --             625,575
    Equity in loss of affiliate                            79,274                 --                 --              79,274
                                                   ---------------    ---------------     --------------    ----------------

          Total other (income) expense                    (13,396)          (292,630)          (451,335)           (546,287)
                                                   ---------------    ---------------     --------------    ----------------

          Net loss                              $      (5,802,478)        (2,446,515)        (2,753,528)        (24,592,577)
                                                   ===============    ===============     ==============    ================

Imputed convertible preferred stock
    dividend                                                   --                 --          1,628,251           5,331,555
Dividend paid upon repurchase of Series B                 233,757                 --                 --             233,757
Preferred stock dividend issued in
    preferred shares                                      811,514            314,366                 --           1,283,063
                                                   ---------------    ---------------     --------------    ----------------

Net loss applicable to common shares            $      (6,847,749)        (2,760,881)        (4,381,779)        (31,440,952)
                                                   ===============    ===============     ==============    ================

Per share - basic and diluted
    Net loss applicable to common shares        $           (1.21)             (0.59)             (1.13)
                                                   ===============    ===============     ==============

Weighted average shares of common
    stock outstanding                                    5,656,741          4,692,912          3,883,412
                                                   ===============    ===============     ==============

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                 Consolidated Statements of Stockholders' Equity

                                                                       Series A                     Series B
                                                                      Convertible                  Convertible
                                                                    Preferred Stock               Preferred Stock
                                                                 ----------------------       ------------------------
                                                                    Shares     Amount           Shares      Amount
                                                                 ---------  -----------       ---------   ------------
     Common stock subscribed at $.001 per share
        July-November 1993                                            --    $        --             --    $        --
     Issued common stock at $.001 per share,
        June 1994                                                     --             --             --             --
     Issued and subscribed common stock at $.05
        per share, August 1994                                        --             --             --             --
     Payments of common stock subscriptions                           --             --             --             --
     Issuance of warrants, September 1995                             --             --             --             --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                               --             --             --             --
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                 --             --             --             --
     Repurchase of common stock                                       --             --             --             --
     Compensation related to grant of stock
        options                                                       --             --             --             --
     Amortization of deferred compensation                            --             --             --             --
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1995                                          --             --             --             --
     Issuance of warrants, April 1996                                 --             --             --             --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                          --             --             --             --
     Amortization of deferred compensation                            --             --             --             --
     Net loss                                                         --             --             --             --
                                                                            -----------    -----------    -----------
Balance at December 31, 1996                                          --             --             --             --
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                         1,237,200          1,237             --             --
     Channel merger                                                   --             --             --             --
     Conversion of preferred to common stock                     (22,477)           (22)            --             --
     Issuance of convertible preferred stock
        warrants                                                      --             --             --             --
     Issuance of warrants                                             --             --             --             --
     Amortization of deferred compensation                            --             --             --             --
     Imputed convertible preferred stock dividend                     --             --             --             --
     Imputed convertible preferred stock dividend                     --             --             --             --
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1997                                   1,214,723          1,215             --             --
     Conversion of preferred to common stock                    (584,265)          (585)            --             --
     Cashless exercise of preferred warrants                       2,010              2             --             --
     Exercise of options                                              --             --             --             --
     Exercise of warrants                                             --             --             --             --
     Expense related to grant of stock options                        --             --             --             --
     Amortization of deferred compensation                            --             --             --             --
     Imputed convertible preferred stock dividend                     --             --             --             --
     Imputed convertible preferred stock dividend                     --             --             --             --
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1998                                     632,468            632             --             --
     Conversion of preferred to common stock                     (95,599)           (95)            --             --
     Preferred stock dividend                                     73,219             73             --             --
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 1999                                     610,088            610             --             --
     Conversion of preferred to common stock                    (309,959)          (310)            --             --
     Preferred stock dividend                                     59,582             60             --             --
     Cashless exercise of preferred warrants                          --             --             --             --
     Exercise of options                                              --             --             --             --
     Issuance of common stock to TeraComm shareholders                --             --             --             --
     Expense related to grant of stock warrants                       --             --             --             --
     Issuance of Series B convertible preferred stock                 --             --        344,828            345
     Costs related to issuance of Series B preferred stock            --             --             --             --
     Repurchase of Series B convertible preferred stock               --             --       (137,931)          (138)
     Dividend upon repurchase of Series B convertible
        preferred stock                                               --             --             --             --
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible
        preferred stock                                               --             --       (206,897)          (207)
     Net loss                                                         --             --             --             --
                                                             -----------    -----------    -----------    -----------
Balance at December 31, 2000                                     359,711    $       360             --    $        --
                                                             ===========    ===========    ===========    ===========

                                                                      Convertible
                                                                       Preferred
                                                                     Stock Warrants                Common Stock
                                                               --------------------------    -------------------------
                                                                  Number        Amount         Shares        Amount
                                                               -----------    -----------    -----------   -----------
     Common stock subscribed at $.001 per share
        July-November 1993                                             --    $        --             --    $        --
     Issued common stock at $.001 per share,
        June 1994                                                      --             --             84             --
     Issued and subscribed common stock at $.05
        per share, August 1994                                         --             --            860              1
     Payments of common stock subscriptions                            --             --          5,061              5
     Issuance of warrants, September 1995                              --             --             --             --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                                --             --      1,872,750          1,873
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                  --             --        785,234            785
     Repurchase of common stock                                        --             --           (269)            --
     Compensation related to grant of stock
        options                                                        --             --             --             --
     Amortization of deferred compensation                             --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1995                                           --             --      2,663,720          2,664
     Issuance of warrants, April 1996                                  --             --             --             --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                           --             --        250,000            250
     Amortization of deferred compensation                             --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1996                                           --             --      2,913,720          2,914
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                 --             --             --             --
     Channel merger                                                    --             --        103,200            103
     Conversion of preferred to common stock                           --             --         47,651             48
     Issuance of convertible preferred stock
        warrants                                                  123,720        570,143             --             --
     Issuance of warrants                                              --             --             --             --
     Amortization of deferred compensation                             --             --             --             --
     Imputed convertible preferred stock dividend                      --             --             --             --
     Imputed convertible preferred stock dividend                      --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1997                                      123,720        570,143      3,064,571          3,065
     Conversion of preferred to common stock                           --             --      1,367,817          1,367
     Cashless exercise of preferred warrants                       (6,525)       (30,069)            --             --
     Exercise of options                                               --             --         70,000             70
     Exercise of warrants                                              --             --          1,000              1
     Expense related to grant of stock options                         --             --             --             --
     Amortization of deferred compensation                             --             --             --             --
     Imputed convertible preferred stock dividend                      --             --             --             --
     Imputed convertible preferred stock dividend                      --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1998                                      117,195        540,074      4,503,388          4,503
     Conversion of preferred to common stock                           --             --        312,602            313
     Preferred stock dividend                                          --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 1999                                      117,195        540,074      4,815,990          4,816
     Conversion of preferred to common stock                           --             --      1,011,038          1,011
     Preferred stock dividend                                          --             --             --             --
     Cashless exercise of preferred warrants                       (4,299)       (19,811)         9,453              9
     Exercise of options                                               --             --         85,654             86
     Issuance of common stock to TeraComm shareholders                 --             --        200,000            200
     Expense related to grant of stock warrants                        --             --             --             --
     Issuance of Series B convertible preferred stock                  --             --             --             --
     Costs related to issuance of Series B preferred stock             --             --             --             --
     Repurchase of Series B convertible preferred stock                --             --             --             --
     Dividend upon repurchase of Series B convertible
        preferred stock                                                --             --             --             --
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible
        preferred stock                                                --             --             --             --
     Net loss                                                          --             --             --             --
                                                              -----------    -----------    -----------    -----------
Balance at December 31, 2000                                      112,896    $   520,263      6,122,135    $     6,122
                                                              ===========    ===========    ===========    ===========


                                                                                                          Deficit
                                                                                                         accumulated
                                                                    Common Stock          Additional       during          Deferred
                                                                     Subscribed             Paid-in      Development        Compen-
                                                                Number        Amount        Capital         Stage           sation
                                                               --------    -----------     ----------    ------------     ---------
     Common stock subscribed at $.001 per share
        July-November 1993                                         5,231   $         5     $    6,272     $       --     $       --
     Issued common stock at $.001 per share,
        June 1994                                                     --            --            101             --             --
     Issued and subscribed common stock at $.05
        per share, August 1994                                        12            --         52,374             --             --
     Payments of common stock subscriptions                       (5,061)           (5)            --             --             --
     Issuance of warrants, September 1995                             --            --        300,000             --             --
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                               --            --      6,034,827             --             --
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                 --            --      2,441,519             --             --
     Repurchase of common stock                                       --            --             --             --             --
     Compensation related to grant of stock
        options                                                       --            --        208,782             --       (144,000)
     Amortization of deferred compensation                            --            --             --             --         12,000
     Net loss                                                         --            --             --     (4,880,968)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 1995                                         182            --      9,043,875     (4,880,968)      (132,000)
     Issuance of warrants, April 1996                                 --            --        139,000             --             --
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                          --            --      1,452,063             --             --
     Amortization of deferred compensation                            --            --             --             --         28,800
     Net loss                                                         --            --             --     (3,557,692)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 1996                                         182            --     10,634,938     (8,438,660)      (103,200)
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                --            --     10,611,947             --             --
     Channel merger                                                   --            --        657,797             --             --
     Conversion of preferred to common stock                          --            --            (26)            --             --
     Issuance of convertible preferred stock
        warrants                                                      --            --       (570,143)            --             --
     Issuance of warrants                                             --            --        159,202             --             --
     Amortization of deferred compensation                            --            --             --             --         28,800
     Imputed convertible preferred stock dividend                     --            --     (3,703,304)            --             --
     Imputed convertible preferred stock dividend                     --            --      3,703,304             --             --
     Net loss                                                         --            --             --     (5,151,396)            --
                                                             -----------   -----------    -----------    -----------    -----------

Balance at December 31, 1997                                         182            --     21,493,715    (13,590,056)       (74,400)
     Conversion of preferred to common stock                          --            --           (782)            --             --
     Cashless exercise of preferred warrants                          --            --         30,067             --             --
     Exercise of options                                              --            --         52,430             --             --
     Exercise of warrants                                             --            --          5,499             --             --
     Expense related to grant of stock options                        --            --         81,952             --             --
     Amortization of deferred compensation                            --            --             --             --         74,400
     Imputed convertible preferred stock dividend                     --            --     (1,628,251)            --             --
     Imputed convertible preferred stock dividend                     --            --      1,628,251             --             --
     Net loss                                                         --            --             --     (2,753,528)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 1998                                         182            --     21,662,881    (16,343,584)            --
     Conversion of preferred to common stock                          --            --           (218)            --             --
     Preferred stock dividend                                         --            --           (391)            --             --
     Net loss                                                         --            --             --     (2,446,515)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 1999                                         182            --     21,662,272    (18,790,099)            --
     Conversion of preferred to common stock                          --            --           (701)            --             --
     Preferred stock dividend                                         --            --            (60)            --             --
     Cashless exercise of preferred warrants                          --            --         19,802             --
     Exercise of options                                              --            --        344,512             --             --
     Issuance of common stock to TeraComm shareholders                --            --      1,799,800             --             --
     Expense related to grant of stock warrants                       --            --      1,020,128             --             --
     Issuance of Series B convertible preferred stock                 --            --        975,943             --             --
     Costs related to issuance of Series B preferred stock            --            --       (147,800)            --             --
     Repurchase of Series B convertible preferred stock               --            --       (399,862)            --             --
     Dividend upon repurchase of Series B convertible
        preferred stock                                               --            --        121,949       (233,757)            --
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible
        preferred stock                                               --            --       (599,793)            --             --
     Net loss                                                         --            --             --     (5,802,478)            --
                                                             -----------   -----------    -----------    -----------    -----------
Balance at December 31, 2000                                         182            --     24,796,190    (24,826,334)   $        --
                                                             ===========   ===========    ===========    ===========    ===========

                                                               Common                            Total
                                                                Stock                            Stock-
                                                              Subscrip-                         holders'
                                                                tions           Treasury         Equity
                                                               Receivable         Stock         (Deficit)
                                                             --------------   ------------   --------------
     Common stock subscribed at $.001 per share
        July-November 1993                                        (6,277)            --             --
     Issued common stock at $.001 per share,
        June 1994                                                     --             --            101
     Issued and subscribed common stock at $.05
        per share, August 1994                                      (750)            --         51,625
     Payments of common stock subscriptions                        6,809             --          6,809
     Issuance of warrants, September 1995                             --             --        300,000
     Issued common stock and warrants at $4 per unit,
        December 1995 (net of costs of issuance
         of $1,454,300)                                               --             --      6,036,700
     Conversion of demand notes payable and
        the related accrued interest to common stock,
        December 1995                                                 --             --      2,442,304
     Repurchase of common stock                                       --           (324)          (324)
     Compensation related to grant of stock
        options                                                       --             --         64,782
     Amortization of deferred compensation                            --             --         12,000
     Net loss                                                         --             --     (4,880,968)
                                                             -----------    -----------    -----------
Balance at December 31, 1995                                        (218)          (324)     4,033,029
     Issuance of warrants, April 1996                                 --             --        139,000
     Issued common stock and warrants at $6.73
        per share, August 1996 (net of costs of
        issuance of $76,438)                                          --             --      1,452,313
     Amortization of deferred compensation                            --             --         28,800
     Net loss                                                         --             --     (3,557,692)
                                                             -----------    -----------    -----------
Balance at December 31, 1996                                        (218)          (324)     2,095,450
     Issued convertible preferred stock at $10 per unit,
        May and August 1997 (net of costs of issuance
        of $1,758,816)                                                --             --     10,613,184
     Channel merger                                                   --             --        657,900
     Conversion of preferred to common stock                          --             --             --
     Issuance of convertible preferred stock
        warrants                                                      --             --             --
     Issuance of warrants                                             --             --        159,202
     Amortization of deferred compensation                            --             --         28,800
     Imputed convertible preferred stock dividend                     --             --     (3,703,304)
     Imputed convertible preferred stock dividend                     --             --      3,703,304
     Net loss                                                         --             --     (5,151,396)
                                                             -----------    -----------    -----------
Balance at December 31, 1997                                        (218)          (324)     8,403,140
     Conversion of preferred to common stock                          --             --             --
     Cashless exercise of preferred warrants                          --             --             --
     Exercise of options                                              --             --         52,500
     Exercise of warrants                                             --             --          5,500
     Expense related to grant of stock options                        --             --         81,952
     Amortization of deferred compensation                            --             --         74,400
     Imputed convertible preferred stock dividend                     --             --     (1,628,251)
     Imputed convertible preferred stock dividend                     --             --      1,628,251
     Net loss                                                         --             --     (2,753,528)
                                                             -----------    -----------    -----------
Balance at December 31, 1998                                        (218)          (324)     5,863,964
     Conversion of preferred to common stock                          --             --             --
     Preferred stock dividend                                         --             --           (318)
     Net loss                                                         --             --     (2,446,515)
                                                             -----------    -----------    -----------
Balance at December 31, 1999                                        (218)          (324)     3,417,131
     Conversion of preferred to common stock                          --             --             --
     Preferred stock dividend                                         --             --             --
     Exercise of options                                              --             --        344,598
     Issuance of common stock to TeraComm shareholders                --             --      1,800,000
     Expense related to grant of stock warrants                       --             --      1,020,128
     Issuance of Series B convertible preferred stock                 --             --        976,288
     Costs related to issuance of Series B preferred stock            --             --       (147,800)
     Repurchase of Series B convertible preferred stock               --             --       (400,000)
     Dividend upon repurchase of Series B convertible
        preferred stock                                               --             --       (111,808)
     Reclassification of Series B convertible preferred
        stock to redeemable Series B convertible
        preferred stock                                               --             --       (600,000)
     Net loss                                                         --             --     (5,802,478)
                                                             -----------    -----------    -----------
Balance at December 31, 2000                                        (218)          (324)       496,059
                                                             ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                                         Cumulative
                                                                                                         period from
                                                                                                        July 13, 1993
                                                                                                       (inception) to
                                                                   Year ended December 31,              December 31,
                                                          ------------------------------------------
                                                              2000           1999           1998            2000
                                                          ------------   ------------   ------------   -------------
Cash flows from operating activities:
   Net loss                                                $(5,802,478)    (2,446,515)    (2,753,528)   (24,592,577)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
       Acquired in-process research and development          1,800,000             --             --      1,800,000
       Expense relating to issuance of warrants                     --             --             --        298,202
       Expense relating to the issuance of options                  --             --         81,952         81,952
       Expense related to Channel merger                            --             --             --        657,900
       Change in equity of affiliate                            79,274             --             --         79,274
       Compensation expense relating to
         stock options and warrants                          1,020,128             --         74,400      1,228,910
       Discount on notes payable - bridge financing                 --             --             --        300,000
       Depreciation                                             76,095        113,771        166,553        506,505
       Loss on disposal of furniture and equipment                  --         73,387             --         73,387
       Changes in assets and liabilities:
         (Increase) decrease in accounts receivable            144,326         43,692       (381,015)      (192,997)
         (Increase) decrease in prepaid expenses                (5,185)        24,694        (40,858)       (22,599)
         Increase in deferred revenue                        1,294,615             --             --      1,294,615
         Increase (decrease) in accrued expenses               243,079       (114,242)       264,435        785,838
         Increase (decrease) in accrued interest                    --             --             --        172,305
         (Increase) decrease in other assets                    (2,901)            --             --         (2,901)
                                                           -----------    -----------    -----------    -----------
           Net cash used in operating activities            (1,153,047)    (2,305,213)    (2,588,061)   (17,532,186)
                                                           -----------    -----------    -----------    -----------
Cash flows from investing activities:
   Purchase of furniture and equipment                        (171,351)       (62,917)      (177,765)      (813,081)
   Investment in affiliate                                    (146,618)            --             --       (146,618)
   Proceeds from sale of furniture and equipment                    --          6,100             --          6,100
                                                           -----------    -----------    -----------    -----------

           Net cash used in investing activities              (317,969)       (56,817)      (177,765)      (953,599)
                                                           -----------    -----------    -----------    -----------
Cash flows from financing activities:
   Proceeds from exercise of warrants                               --             --          5,500          5,500
   Proceeds from exercise of stock options                     344,598             --         52,500        397,098
   Proceeds from issuance of demand notes payable                   --             --             --      2,395,000
   Repayment of demand notes payable                                --             --             --       (125,000)
   Proceeds from the issuance of notes payable -
     bridge financing                                               --             --             --      1,200,000
   Proceeds from issuance of warrants                               --             --             --        300,000
   Repayment of notes payable - bridge financing                    --             --             --     (1,500,000)
   Repurchase of common stock                                       --             --             --           (324)
   Preferred stock dividend paid                                    --           (318)            --           (318)
   Proceeds from the issuance of common stock                       --             --             --      7,547,548
   Proceeds from issuance of convertible preferred stock       828,488             --             --     11,441,672
   Repurchase of convertible preferred stock                  (511,808)            --             --       (511,808)
                                                           -----------    -----------    -----------    -----------

           Net cash provided by (used in) financing
             activities                                        661,278           (318)        58,000     21,149,368
                                                           -----------    -----------    -----------    -----------

           Net decrease in cash and cash equivalents          (809,738)    (2,362,348)    (2,707,826)     2,663,583

Cash and cash equivalents at beginning of period             3,473,321      5,835,669      8,543,495             --
                                                           -----------    -----------    -----------    -----------
Cash and cash equivalents at end of period                 $ 2,663,583      3,473,321      5,835,669      2,663,583
                                                           ===========    ===========    ===========    ===========
Supplemental disclosure of noncash financing activities:
   Issuance of common stock in exchange for
     common stock subscriptions                            $        --             --             --          7,027
   Conversion of demand notes payable and the related
     accrued interest to common stock                               --             --             --      2,442,304
   Cashless exercise of preferred warrants                      19,811             --         30,069         49,880
   Conversion of preferred to common stock                       1,011            313          1,367          2,426
   Preferred stock dividend issued in shares                   811,514        314,366             --      1,125,880
                                                           ===========    ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


(1)  Organization, Liquidity and Basis of Presentation

     Organization

     Atlantic Technology Ventures, Inc. (the Company) was incorporated on May 18, 1993, began operations on July 13, 1993, and is the majority owner of two operating companies - Gemini Technologies, Inc. (Gemini), and Optex Ophthalmologics, Inc. (Optex), and has one wholly-owned subsidiary - Channel Therapeutics, Inc. (Channel) (collectively, the Operating Companies).

     Gemini (an 84.7%-owned subsidiary) was incorporated on May 18, 1993 to exploit a new proprietary technology which combines 2'-5' oligoadenylate (2-5A), with standard antisense compounds to alter the production of disease-causing proteins. Optex (an 81.2%-owned subsidiary) was incorporated on October 19, 1993 to develop its principal product, a novel cataract removal device. On March 2, 2001, the Company concluded the sale of substantially all of its Optex assets to Bausch & Lomb, Inc. (see note 12.) Channel was incorporated on May 18, 1993 to develop pharmaceutical products in the fields of cardiovascular disease, pain and inflammatory disorders. Prior to 1997, Channel was an 88%-owned subsidiary. The Company purchased the remaining 12% of Channel in 1997 for $657,900 through the issuance of common stock (see note 7). Channel ceased operations during 1999. The Company also holds a 14.4% ownership in a fiber optic switching company, TeraComm Research, Inc. (see note 4).

     The Company and each of its operating companies are in the development stage, devoting substantially all efforts to obtaining financing and performing research and development activities.

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

     Liquidity

     The accompanying consolidated financial statements have been prepared assuming that the Company will operate as a going concern. The Company anticipates that their current liquid resources, together with the $2.4 million in net proceeds received in March 2001 from an agreement between the Company and Bausch & Lomb (see note 12) less $617,067 paid to certain investors in conjunction with the repurchase of Series B convertible preferred stock (see note 7) will be sufficient to finance their currently anticipated needs for operating and capital expenditures for at least the next 12 months. In addition, the Company will attempt to generate additional capital through a combination of collaborative agreements, strategic alliances and equity and debt financing. However, the Company can give no assurance that they will be able to obtain additional capital through these sources or upon terms acceptable to them.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Basis of Presentation

     The consolidated financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.


 (2) Summary of Significant Accounting Policies

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation is calculated principally using straight-line methods over their useful lives, generally five years, except for leasehold improvements which are depreciated over the lesser of five years or the term of the lease.

     Minority Interest

     The Company has recorded 100% of the losses of the Operating Companies in its consolidated statements of operations as the minority shareholders are not required to and have not funded their pro rata share of losses. Minority interest losses recorded by the Company since inception total $454,075 as of December 31, 2000 and will only be recovered if and when the Operating Companies generate income to the extent of those losses recorded by the Company.

     Research and Development

     All research and development costs are expensed as incurred and include costs of consultants who conduct research and development on behalf of the Company and the Operating Companies. Costs related to the acquisition of technology rights and patents for which development work is still in process, are expensed as incurred and considered a component of research and development costs.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Revenue Recognition

     Revenue under research contracts is recorded as earned under the contracts, generally as services are provided. Revenues from the achievement of research and development milestones will be recognized when and if the milestones are achieved and are presented as license revenue. Continuation of certain contracts and grants are dependent upon the Company achieving specific contractual milestones; however, none of the payments received to date are refundable regardless of the outcome of the project. Grant revenue is recognized in accordance with the terms of the grant and as services are performed, and generally equals the related research and development expense.

     Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     Comprehensive Income

     In accordance with SFAS No. 130, "Reporting Comprehensive Income," the Company applies the rules for the reporting and display of comprehensive income and its components. The net loss is equal to the comprehensive loss for all periods presented.

     Computation of Net Loss per Common Share

     Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share, as common equivalent shares from stock options, stock warrants, stock subscriptions, and convertible preferred stock would have an antidilutive effect because the Company incurred a net loss during each period presented.

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Stock-Based Compensation

     The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25," issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

     Options of stock awards issued to non-employees and consultants are recorded at their fair value as determined in accordance with SFAS No. 123 and EITF No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and recognized as expense over the related vesting period.

     Financial Instruments and Derivatives

     At December 31, 2000 and 1999, the fair values of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable and accrued expenses, and deferred revenue approximate carrying values due to the short-term nature of these instruments.

     In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued and, as amended, is effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 standardizes the accounting for derivative instruments including certain derivative instruments embedded in other contracts and requires derivative instruments to be recognized as assets and liabilities and recorded at fair value. The Company currently is not party to any derivative instruments. Any future transactions involving derivative instruments will be evaluated based on SFAS No. 133.

 (3) Property and Equipment

     Property and equipment consists of the following at December 31,:

                                                    2000        1999
                                                  ---------   ---------
               Furniture and equipment         $   440,493     269,142
               Leasehold improvements               83,861      83,861
                                                  ---------   ---------
                                                   524,354     353,003
               Less accumulated depreciation      (297,266)   (221,171)
                                                  ---------   ---------
                   Net property and equipment  $   227,088     131,832
                                                  =========   =========


(4)  Investment in Affiliate

     On May 12, 2000, the Company acquired shares of preferred stock representing a 35% ownership interest in TeraComm Research, Inc. (TeraComm), a privately-held company that is developing next-generation high-speed fiberoptic communications technologies. The purchase price for this ownership interest was $5,000,000 in cash, 200,000 shares of the Company's common stock, and a warrant to purchase a further 200,000 shares of the Company's common stock. The warrants have a term of 3 years and are exercisable at $8.975 per share of common stock, but only if the market price of the Company's common stock is $30 or more. Of the $5,000,000 cash portion of the purchase price, the Company paid $1,000,000 in 2000. The Company is accounting for its investments in TeraComm in accordance with the equity method of accounting for investments since the Company has the ability to exert significant influence over TeraComm, primarily through its representation on the TeraComm Board of Directors.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     On July 18, 2000, the Company and TeraComm amended the purchase agreement. In the amendment, the parties agreed that the $4,000,000 balance of the $5,000,000 cash component of the purchase price would not be due until TeraComm achieved a specified milestone. Within ten days after TeraComm achieved that milestone or December 30, 2000, whichever occurred earlier, the Company was required to pay TeraComm $1,000,000 and thereafter make to TeraComm three payments of $1,000,000 at the three-month intervals. If the Company failed to make any of these payments, TeraComm's only recourse would be reducing proportionately the Company's ownership interest. When the Company failed to make the first $1,000,000 payment by midnight at the end of December 30, 2000, the Company was deemed to have surrendered to TeraComm a proportion of the Company's TeraComm shares equal to the proportion of the dollar value of the purchase price for the Company's TeraComm shares ($6,795,000) that was represented by the unpaid $4,000,000 of the cash portion of the purchase price. This had the effect of reducing to 14.4% the Company's actual ownership interest in TeraComm. However, the Company continues to hold a seat on the Board of Directors of TeraComm and continues to have the ability to exert significant influence through its involvement with TeraCom management.

     Upon acquiring an interest in TeraComm, the Company allocated a portion of the purchase price based on the fair value of the indentifiable tangible assets acquired and liabilities assumed. At the time of acquisition, such assets and liabilities were minimal. TeraComm had no other intangible assets beyond the technology then under development -- a high-speed fiber-optic switch. This technology at the date of acquisition, was not commercially viable, did not then have any identifiable revenue stream and did not have any alternate future use. This high-speed fiber-optic switch is TeraComm's only subscribable technology. TeraComm is a very early-stage development company with only identifiable revenue sources, therefore the excess of the purchase price over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed is not considered to respresent "goodwill". The Company's acquisition of the interest in TeraComm was based solely on the value of the future commercialized products and therefore the excess of the purchase price as described above was attributed to the research and development activities of TeraComm.

     As such, of the $1,000,000 cash and common stock and common stock warrants valued at $1,800,000 currently invested in TeraComm, the Company has expensed approximately $2,650,000 as acquired in-process research and development, as TeraComm's product development activity is in the very early stages. The Company's share of losses of TeraComm amounted to $79,274 in 2000.

 (5) Demand Notes Payable to Related Parties

     Demand notes payable at December 31, 1994 consisted of advances from one of the founders of the Company, who served as a director and was, at that time, the controlling shareholder of the Company (Controlling Shareholder), totaling $485,000, advances from a partnership including certain family members of the Controlling Shareholder (the Partnership) totaling $400,000, and advances under a line of credit agreement with the Controlling Shareholder totaling $500,000. All unpaid principal and accrued interest through June 30, 1995, including a note payable of $1,010,000 issued in 1995, was converted into 785,234 shares of common stock of the Company upon the consummation of the initial public offering (IPO).

     Demand notes payable at December 31, 1995 totaling $125,000 consisted of a loan provided to the Company by the Partnership in July 1995. This loan had an interest rate of 10% annually. Terms of the loan required the Company to repay the principal amount of such loan, together with the interest accrued thereon, with a portion of the proceeds received by the Company in the IPO. This loan and the related accrued interest was fully repaid in January 1996.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

 (6) Notes Payable - Bridge Financing

     On September 12, 1995, the Company closed the sale of thirty units with each unit consisting of an unsecured 10% promissory note of the Company in the principal amount of $50,000 and 50,000 warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise price of $1.50 per share. The total proceeds received of $1,500,000 were allocated to the notes payable and warrants based on the estimated fair value as determined by the Board of Directors of the Company of $1,200,000 and $300,000, respectively. The warrants were reflected as additional paid-in capital.

     Proceeds from the IPO were used to pay these notes payable, with $75,000 remaining unpaid at December 31, 1995. This remaining obligation was paid in January 1996.

 (7) Stockholders' Equity

     Common Stock

     In 1993, the Company received common stock subscriptions for 5,231 shares of common stock from various individuals, including the Controlling Shareholder and the Partnership, in exchange for common stock subscriptions receivable of $6,277. In December 1994, the Company issued 2,606 shares of common stock upon receipt of payment of $3,127 representing a portion of these common stock subscriptions receivable.

     In June 1994, the Company received common stock subscriptions for 84 shares of common stock from various individuals including directors and employees. Payment of the related common stock subscriptions receivable in the amount of $101 was received in December 1994 which resulted in the issuance of 84 shares of common stock.

     In August 1994, the Company received common stock subscriptions for 872 shares of common stock from certain investors. Payment of the related common stock subscriptions receivable in the amount of $33,000 and $18,625 was received in August 1994 and December 1994, respectively, which resulted in the issuance of 860 shares of common stock.

     In March 1995, June 1995, and August 1995, the Company repurchased 62, 20, and 187 shares of common stock, respectively, for an aggregate total of $324.

     In March 1995, May 1995, and June 1995, the Company issued 2,170, 125, and 160 shares of common stock, respectively, upon receipt of payment of $3,682 representing subscriptions receivable.

     In December 1995, the Company issued 1,872,750 shares of common stock through a public offering, resulting in net proceeds, after deducting applicable expenses, of $6,036,700. Concurrent with this

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     offering, 785,234 shares of common stock were issued upon the conversion of certain demand notes payable and accrued interest totaling $2,442,304 (see note 5).

     In August 1996, the Company sold in a private placement 250,000 shares of common stock to certain investors resulting in net proceeds of $1,452,313. In connection with this private placement, the Company paid Paramount Capital, Inc. (Paramount) a finders fee of $76,438 and issued an employee of Paramount a warrant to purchase 12,500 shares of the Company's common stock at $6.73 per share, which expires August 16, 2001. Paramount is owned by the Controlling Shareholder.

     Pursuant to an Agreement and Plan of Reorganization by and among the Company, Channel, and New Channel, Inc., a Delaware corporation, dated February 20, 1997, all of the stockholders of Channel (except for the Company) agreed to receive an aggregate of 103,200 shares of common stock of the Company in exchange for their shares of common stock, par values $0.001 per share, of Channel. On February 20, 1997, Channel became a wholly-owned subsidiary of the Company. Subsequent to this transaction, Channel issued a dividend to the Company consisting of all of Channel's rights to the CT-3 technology, which is in the field of pain and inflammation. On May 16, 1997, the Company issued 103,200 shares of common stock of the Company to stockholders of Channel. In connection with the issuance of these shares, the Company recognized an expense in the amount of $657,900. This expense was recorded as research and development expense in the consolidated statement of operations for the year ended December 31, 1997.

     In May 2000, the Company issued 200,000 shares of common stock to shareholders of TeraComm (see note 4).

     Convertible Preferred Stock

     Series A Preferred

     In May and August, 1997, the Company sold in a private placement 1,237,200 shares of Series A convertible preferred stock (Series A Preferred) to certain investors resulting in net proceeds of $10,613,184.

     Prior to August 7, 1998 (the Reset Date), each share of Series A Preferred was convertible into 2.12 shares of common stock initially at a conversion price of $4.72 per share of common stock. Pursuant to the Certificate of Designations for the Series A Preferred, the conversion price was adjusted on the Reset Date such that now each share is convertible into 3.27 shares of common stock at a conversion price of $3.06. This conversion price is subject to adjustment upon the occurrence of certain events, including the issuance of common stock at a per share price less than the conversion price, or the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which will result in an increase or decrease in the number of common stock shares outstanding.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Holders of Series A Preferred will be entitled to receive dividends, as, when, and if declared by the Board of Directors. Commencing on the Reset Date, the holders of the Series A Preferred are entitled to payment-in-kind dividends, payable semi-annually in arrears, on their respective shares of Series A Preferred at the annual rate of 0.13 shares of Series A Preferred for each outstanding share of Series A Preferred. The Company did not make the February 7, 1999 dividend payment. On August 9, 1999, the Company issued a payment-in-kind dividend of 0.13325 of a share of Series A Preferred for each share of Series A Preferred held as of the record date of August 2, 1999, amounting to an aggregate of 73,219 shares. This dividend included the dividend payment of 0.065 of a share of Series A Preferred for each share of Series A Preferred held which had not been made on February 7, 1999, and the portion of the dividend payment due August 9, 1999, was increased from 0.065 of a share to 0.06825 of a share to reflect non-payment of the February 7, 1999 dividend. On February 15, 2000, and August 7, 2000, the Company issued the respective payment-in-kind dividends, amounting to an aggregate of 59,582 shares of Series A Preferred, based on the holders as of the record dates of February 2, 2000, and August 7, 2000, respectively. The estimated fair value of the respective dividends are included in the Company's calculation of the 2000 and 1999 net loss per common share.

     The holders of shares of Series A Preferred have the right at all meetings of stockholders of the Company to that number of votes equal to the number of shares of common stock issuable upon conversion of the Series A Preferred at the record or vote date for determination of the stockholders entitled to vote on such matters.

     In connection with the issuance of the Series A Preferred, the Company recognized $1,628,251 and $3,703,304 in 1998 and 1997, respectively, as an imputed preferred stock dividend in the calculation of net loss per common share to record the difference between the conversion price of the preferred stock and the market price of the common stock on the effective date of the private placement.

     Upon liquidation, the holders of shares of Series A Preferred then outstanding will first be entitled to receive, pro rata, and in preference to the holders of common stock, Series B Preferred and any capital stock of the Company, an amount per share equal to $13.00 plus any accrued but unpaid dividends, if any.

     The Certificate of Designations of Series A Preferred provides that the Company may not issue securities that have superior rights to Series A Preferred without the consent of the holders of Series A Preferred. Accordingly, so long as these convertible securities remain unexercised and shares of Series A Preferred remain uncovered, the terms under which the Company could obtain additional funding, if at all, may be adversely affected.

     Redeemable Series B Preferred

     On September 28, 2000, pursuant to a Convertible Preferred Stock and Warrants Purchase Agreement (the Purchase Agreement) the Company issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the Investors) for a purchase price of $2,000,000, 689,656 shares of the

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Company's Series B convertible preferred stock (Series B Preferred) and warrants to purchase 134,000 shares of the Company's common stock. Half of the shares of the Series B Preferred (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

     On December 4, 2000, the Company and the Investors entered into a stock repurchase agreement (the Stock Repurchase Agreement) pursuant to which the Company repurchased from the Investors for $500,000, 137,930 shares of Series B Preferred, which represents 125% of the purchase price paid by the Investors for those shares and for warrants to purchase 26,800 shares of the Company's common stock with an estimated value of $28,719, and agreed to the release from escrow to the Investors of the $1,000,000 purchase price of the 344,828 shares of Series B Preferred held in escrow. The Company also allowed the Investors to keep all of the warrants issued under the Purchase Agreement and released from escrow to the Investors warrants to purchase 67,000 shares of the Company's common stock with an estimated value of $71,799, and issued to the Investors warrants to purchase a further 20,000 shares of the Company's common stock at the same exercise price with an estimated value of $21,432. In addition, the Company was required to pay the legal expenses of the Investors, totaling $11,807. The carrying amount of the 137,930 shares repurchased is equal to $400,000; therefore, the amount paid in excess of the carrying amount plus the value of the warrants given to the Investors, totaling $233,757, was recorded as a dividend upon repurchase of Series B Preferred shares and deducted from net loss to arrive at net loss applicable to common shares.

     The warrants are exercisable at the fixed exercise price or 110% of the market price 180 days after the date of issuance, whichever is lower. Pursuant to a second amendment to the Purchase Agreement, executed on January 9, 2001, the fixed exercise price of the warrants was lowered from $3.19, the fixed exercise price upon their issuance, to $1.00, the market price of the Company's common stock at the time of the renegotiations. Each warrant may be exercised any time during the 5 years from the date of granting. The warrants may not be exercised if doing so would result in the Company's issuing a number of shares of common stock in excess of the limit imposed by the rules of the Nasdaq SmallCap Market.

     Pursuant to the Company's renegotiations with the Investors, the Company is required, among other things, to redeem on March 28, 2002, all outstanding shares of Series B Preferred for (A) 125% of the original issue price per share or (B) the market price of the shares of common stock into which they are convertible, whichever is greater (the Redemption Price). The Company may at any time redeem all outstanding shares of Series B Preferred at the Redemption Price. As a result of the renegotiations discussed in this paragraph, the Series B Preferred is considered redeemable and the remaining outstanding shares at December 31, 2000 are classified outside of permanent equity in the accompanying consolidated balance sheet. At December 31, 2000, the Company had 206,898 shares outstanding at a carrying amount of $2.90 per share.

     Holders of shares of the Company's outstanding Series B Preferred could convert each share into shares of common stock without paying the Company any cash. The conversion price per share of the

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998

     Series B Preferred was also amended by the second amendment to the Purchase Agreement. The conversion price per share of Series B Preferred on any given day is the lower of (1) $1.00 or (2) 90% of the average of the two lowest closing bid prices on the principal market of the common stock out of the fifteen trading days immediately prior to conversion, but the conversion price will be reduced by an additional 5% if the common stock is not listed on either the Nasdaq SmallCap Market or Nasdaq National Market as of that date, and in no event will the conversion price be lower than the floor price ($0.50 for the conversion of a share of Series B Preferred effected on or before March 28, 2002). The conversion price may be adjusted in favor of holders of shares of Series B Preferred upon certain triggering events. The conversion rate is determined by dividing the original price of the Series B Preferred by the conversion price in effect at the time of conversion; but before any adjustment is required upon the occurrence of any such triggering events, the conversion price will be equal to the original price of the Series B Preferred. The change in conversion price upon the renegotiations on January 9, 2001 resulted in a difference between the conversion price of the Series B Preferred and the market price of the common stock on the effective date of the renegotiation. This amount, estimated at approximately $620,000, will be recorded as an imputed preferred stock dividend within equity and will be included in the calculation of net earnings/(loss) per common share in the first quarter of 2001.

     On January 19, 2001, 41,380 shares of Series B Preferred were converted by the Investors into 236,422 shares of the Company's common stock. On March 9, 2001, the Company and the Investors entered into Stock Repurchase Agreement No. 2, pursuant to which the Company repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of the Company's Series B Preferred held by the Investors on March 9, 2001. The carrying amount of the 165,518 shares is equal to $480,000; therefore the amount in excess of the carrying amount, which equals $137,067, will be recorded as a dividend upon repurchase of Series B Preferred shares and deducted from net loss to arrive at net loss applicable to common shares.

 (8) Stock Options

     In August 1995, in connection with a severance agreement entered into between the Company and a former CEO, the Company granted options (not pursuant to the 1995 Stock Option Plan) to purchase 23,557 shares of common stock at an exercise price of $1.00 per share with immediate vesting. Total compensation expense recorded at the date of grant with regards to those options was $64,782 with the offset recorded as additional paid-in capital.

     Stock Option Plan

     In July 1995, the Company established the 1995 Stock Option Plan (the
     Plan), which provided for the granting of up to 650,000 options to officers, directors, employees and consultants for the purchase of stock. In July 1996, the Plan was amended to increase the total number of shares authorized for issuance by 300,000 shares to a total of 950,000 shares and beginning with the 1997 calendar year, by an amount equal to one percent (1%) of the shares of common stock outstanding on December 31 of the immediately preceding calendar year. At December 31, 2000 and 1999, 1,102,977 and 1,054,817

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     shares were authorized for issuance. The options have a maximum term of 10 years and vest over a period determined by the Company's Board of Directors (generally 4 years).

     The Company applies APB Opinion No. 25 in accounting for its Plan. Accordingly, compensation cost has been recognized for stock options granted to employees and directors only to the extent that the quoted market price of the Company's stock at the date of grant exceeded the exercise price of the option.

     During 1995, the Company granted options to purchase 246,598 shares of the Company's common stock at exercise prices below the quoted market prices of its common stock. Deferred compensation expense in the amount of $144,000 was recorded at the date of grant with the offset recorded as an increase to additional paid-in capital. Compensation expense in the amount of $74,400, $28,800, $28,800 and 12,000 was recognized in 1998, 1997, 1996, and 1995, respectively.

     In November 1997, the Company granted options to purchase 24,000 shares of the Company's common stock at $9.50 per share to Investor Relations Group (Investor). These options expire November 10, 2002. The Company recognized expense of $81,952, which is included in general and administrative expense in the consolidated statement of operations for the year ended December 31, 1998. The expense represents the estimated fair market value of the options, in accordance with SFAS No. 123.

     During 2000, the Company granted employees and directors an aggregate of 407,000 plan options and 175,000 options outside of the Plan. All stock options granted during 2000, 1999 and 1998 were granted at the quoted market price on the date of grant. On February 20, 2001, the Company agreed to issue an aggregate of 550,000 stock options to certain executive officers and employees at the quoted market price on the date of grant.

     Had compensation costs been determined in accordance with the fair value method prescribed by SFAS No. 123, the Company's net loss applicable to common shares and net loss per common share (basic and diluted) for Plan options would have been increased to the pro forma amounts indicated below:


                                                2000             1999            1998
                                            -----------       ----------       ----------
Net loss applicable to common shares:
   As reported                             $   6,847,749        2,760,881      4,381,779
   Pro forma                                   8,190,926        3,623,177      5,038,676
Net loss per common share - basic
   and diluted:
   As reported                                      1.21             0.59           1.13
   Pro forma                                        1.45             0.77           1.30

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the grants in 2000, 1999, and 1998: dividend yield of 0%; expected volatility of 170% for 2000, 94% for 1999 and 95% for 1998; risk-free interest rate of 6.5% for 2000 and 1999 and 5.0% for 1998; and expected lives of eight years for each year presented.

     A summary of the status of the Company's stock options as of December 31, 2000, 1999 and 1998 and changes during the years then ended is presented below:


                                 Weighted              Weighted             Weighted
                                 average                average              average
                       2000      exercise    1999      exercise   1998      exercise
                       shares     price     shares      price     shares      price
                      ---------  --------   --------   -------   --------   --------
At the beginning
   of the year         396,200   $  3.25    837,798   $  5.06    715,598    $  5.16
     Granted           582,000      4.10    221,000      1.39    192,200       3.19
     Exercised         (14,000)     2.56         --        --    (70,000)      0.75
     Cancelled        (160,000)     3.97    (662,598)    4.93         --         --
                      ---------  --------   --------   -------   --------   --------
At the end of
   the year            804,200   $  3.73    396,200    $  3.25    837,798   $  5.06
                                 ========              =======              ========
Options exercisable
   at year-end         354,478              211,869               574,660
                      =========             ========              ========
Weighted-average
   fair value of
   options granted
   during the year    $   4.05             $   1.20               $  2.84
                      ========             ========               ========

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     The following table summarizes the information about Plan stock options outstanding at December 31, 2000:


                          Number       Remaining      Number of
           Exercise     of options    contractual      options
            price       outstanding      life         exercisable
           ---------    ----------    -----------     ----------

          $1.313           50,000     8.61 years        25,000
          $1.375           20,000     8.41 years         6,666
          $1.500           75,000     8.81 years        75,000
          $1.750            6,000     8.73 years         6,000
          $2.313            2,000     7.66 years         2,000
          $3.188           54,000     9.75 years        50,000
          $3.250           40,000     7.61 years        31,112
          $3.438           50,000     9.38 years        12,500
          $4.188          445,000     9.28 years       111,250
          $5.125           23,000     9.27 years         5,750
          $6.125           10,000     9.22 years            --
          $6.813            1,200     2.19 years         1,200
          $7.000            2,000     6.46 years         2,000
          $7.500            2,000     5.56 years         2,000
          $9.500           24,000     1.86 years        24,000
                        ----------                   ----------
                          804,200                      354,478
                        ==========                   ==========


 (9) Stock Warrants

     In connection with notes payable - bridge financing, the Company issued warrants to purchase 1,500,000 shares of common stock at an initial exercise price of $1.50 per share; subject to an upward adjustment upon consummation of the IPO. Simultaneously with the consummation of the IPO, these warrants were converted into redeemable warrants at an exercise price of $5.50 per share on a one-for-one basis (see note 6). These redeemable warrants expired unexercised on December 13, 2000.

     As of December 14, 1996, the redeemable warrants are subject to redemption by the Company at a redemption price of $0.05 per redeemable warrant on 30 days prior written notice, provided that the average closing bid price of the common stock as reported on Nasdaq equals or exceeds $8.25 per share, subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of notice of the redemption.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     In December 1995, in connection with the IPO, the Company issued redeemable warrants to purchase 1,872,750 shares of common stock at an exercise price of $5.50 per share. The remainder of these redeemable warrants expired unexercised on December 13, 2000. Commencing December 14, 1996, these redeemable warrants are subject to redemption by the Company at its option, at a redemption price of $.05 per warrant provided that the average closing bid price of the common stock equals or exceeds $8.25 per share for a specified period of time, and the Company has obtained the required approvals from the Underwriters of the Company's IPO. In January 1998, 1,000 warrants were exercised.

     In connection with the IPO, the Company granted to Joseph Stevens & Co., L.P. (the Underwriter) warrants to purchase from the Company 165,000 units, each unit consisting of one share of common stock and one redeemable warrant at an initial exercise price of $6.60 per unit. Such warrants are exercisable during the four-year period commencing December 13, 1996. The redeemable warrants issuable upon exercise of these warrants have an exercise price of $6.05 per share. As long as the warrants remain unexercised, the terms under which the Company could obtain additional capital may be adversely affected. Thse redeemable warrants expired unexercised on December 13, 2000.

     The Company entered into an agreement with Paramount effective April 15, 1996 pursuant to which Paramount will, on a non-exclusive basis, render financial advisory services to the Company. Two warrants exercisable for shares of the Company's common stock were issued to Paramount in connection with this agreement. These included a warrant to purchase 25,000 shares of the Company's common stock at $10 per share, which warrant expires on April 16, 2001 and a warrant to purchase 25,000 shares of the Company's common stock at $8.05 per share, which warrant expires on June 16, 2001. In connection with the issuance of these warrants, the Company recognized an expense in the amount of $139,000 for the fair value of the warrants. This expense was recorded as general and administrative in the consolidated statement of operations for the year ended December 31, 1996.

     In connection with the Channel merger discussed in note 7, the Company issued a warrant to a director of the Company to purchase 37,500 shares of the Company's common stock at $5.33 per share, which warrant expires on July 14, 2006. The Company recognized expense of $48,562 for the fair value of the warrants which was recorded as a research and development expense in the consolidated statement of operations for the year ended December 31, 1997.

     The Company entered into an agreement with an investor pursuant to which the investor will render investor relations and corporate communication services to the Company. A warrant to purchase 24,000 shares of the Company's common stock at $7.00 per share, which warrant expires on November 22, 2001, was issued in 1996. The Company recognized expense of $110,640 for the fair value of the warrants, which was recorded as a general and administrative expense in the consolidated statements of operations for the year ended December 31, 1997.

     Concurrent with the private placement offering of Series A Preferred in 1997, the Company issued 123,720 warrants to designees of Paramount, the placement agent. These warrants are initially

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     exercisable at a price equal to $11.00 per share and may be exercised at any time during the 10-year period commenced February 17, 1998. The rights, preferences and privileges of the shares of Series A Preferred issuable upon exercise of these warrants are identical to those offered to the participants in the private placement. The warrants contain anti-dilution provisions providing for adjustment of the number of securities underlying the Series A Preferred issuable upon exercise of the warrants and the exercise price of the warrants under certain circumstances. The warrants are not redeemable and will remain outstanding, to the extent not exercised, notwithstanding any mandatory redemption or conversion of the Series A Preferred underlying the warrants. In accordance with SFAS No. 123, the Company determined the fair value of the warrants using the Black-Scholes Model and allocated this value of $570,143 to convertible preferred stock warrants with a corresponding reduction in additional paid-in capital. In April 2000 and June 1998, 4,799 and 6,525 warrants, respectively, were exercised via a cashless method for 6,955 and 2,010 shares of Series A Preferred, respectively.

     On January 4, 2000, the Company entered into a Financial Advisory and Consulting Agreement with the Underwriters. In this agreement, the Company engaged the Underwriters to provide investment-banking services for one year commencing January 4, 2000. As partial compensation for the services to be rendered by the Underwriters, the Company issued the Underwriters three warrants to purchase an aggregate of 450,000 shares of its common stock. The exercise price ranges between $2.50 and $4.50 and the exercise period of each warrant is at various times through 2007. In addition, each warrant may only be exercised when the market price per share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with the issuance of the warrants, the Company and the Underwriters entered into a letter agreement granting registration rights in respect of the shares of common stock issuable upon exercise of the warrants. In accordance with EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and other relative accounting literature, the Company recorded the estimated fair value of the warrants of $1,020,128, which represents a general and administrative expense, as compensation expense relating to stock options and warrants over the vesting period through January 4, 2001.

 (10) Related-Party Transactions

     During 1999, the Company entered into consulting agreements with certain members of its Board of Directors. Prior to 1999, the Company had several consulting agreements with directors of the Company. These agreements, all of which have been terminated, required either monthly consulting fees or project-based fees. No additional agreements were entered into during 2000. Consulting expense under these agreements was $8,000, $99,000 and $96,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

(11) Income Taxes

     There was no current or deferred tax expense for the years ended December 31, 2000, 1999 and 1998 because of the Company's operating losses.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     The components of deferred tax assets and deferred tax liabilities as of December 31, 2000 and 1999 are as follows:


                                                    2000          1999
                                              ------------    ------------
     Deferred tax assets:
        Tax loss carryforwards                 $  9,139,517       7,003,948
        Research and development credit             743,286         495,555
        Fixed assets                                  2,563           9,651
                                               ------------    ------------
          Gross deferred tax assets               9,985,366       7,509,154
        Less valuation allowance                  9,985,366       7,509,154
                                               ------------    ------------
          Net deferred tax assets                        --              --
     Deferred tax liabilities                            --              --
                                               ------------    ------------
          Net deferred tax asset (liabality)   $         --              --
                                               ============    ============

     The reasons for the difference between actual income tax expense (benefit) for the years ended December 31, 2000, 1999 and 1998 and the amount computed by applying the statutory federal income tax rate to losses before income tax (benefit) are as follows:



                               2000                    1999                   1998
                       --------------------     ----------------------  -------------------
                                      % of                     % of                  % of
                                     pretax                   pretax                pretax
                         Amount     earnings     Amount      earnings    Amount     earnings
                        --------    ---------   ---------    ---------  ---------   -------
Income tax expense
   at statutory rate   $(1,973,000)   (34.0%)  $  (832,000)   (34.0%)  $  (936,000)   (34.0%)
State income taxes,
   net of Federal
   tax benefit            (640,000)   (10.9%)     (147,000)   (6.0%)      (165,000)   (6.0%)
Change in valuation
   reserve               2,476,000    42.1%        527,000    21.5%      1,255,000    45.6%
Credits generated
   in current year        (248,000)   (4.2%)       (74,000)   (3.0%)      (183,000)   (6.6%)
Adjustment to prior
   estimated income
   tax expense                  --      --         529,000    21.6%             --     --%
Other, net                 385,000     7.0%         (3,000)   (0.1%)        29,000     1.0%
                       -----------    ----     -----------    ----     -----------    ----
Income tax benefet     $        --     --%     $        --     --%     $        --     --%
                       ===========    ====     ===========    ====     ===========    ====


     A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The net change in the total valuation allowance for the years ended December 31, 2000, 1999 and 1998 was an increase of $2,476,000, $527,000 and $1,255,000, respectively. The tax benefit assumed using the federal statutory tax rate of 34% has been reduced to an actual benefit of zero due principally to the aforementioned valuation allowance.

     At December 31, 2000, the Company had federal and state net operating loss tax carryforwards of approximately $23,500,000. The net operating loss carryforwards expire in various amounts starting in 2008 and 2001 for federal and state tax purposes, respectively. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. If the Company's net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


(12) License Agreement

     On May 14, 1998, Optex entered into a Development and License Agreement (the Agreement) with Bausch & Lomb to complete the development of Catarex, a cataract-removal technology owned by Optex. Under the terms of the Agreement, Optex and Bausch & Lomb intend jointly to complete the final design and development of the Catarex System. Bausch & Lomb was granted an exclusive worldwide license to the Catarex technology for human ophthalmic surgery and will assume responsibility for commercializing Catarex globally. The Agreement is cancellable by Bausch & Lomb at any time upon six months written notice.

     The Agreement provides that Bausch & Lomb will pay Optex milestone payments of (a) $2,500,000 upon the signing of the Agreement, (b) $4,000,000 upon the successful completion of certain clinical trials, (c) $2,000,000 upon receipt of regulatory approval to market the Catarex device in the United States (this payment is creditable in full against royalties), and (d) $1,000,000 upon receipt of regulatory approval to market the Catarex device in Japan. Pursuant to the Agreement, Bausch & Lomb shall reimburse Optex for its research and development expenses not to exceed $2,500,000. Bausch & Lomb shall pay Optex a royalty of 7% of net sales and an additional 3% royalty when certain conditions involving liquid polymer lenses are met.

     During 1998, the Company received the first nonrefundable milestone payment of $2,500,000 and recorded this amount as license revenue. In addition, the Company recorded $1,047,511 in 1998 as a reduction of expenses related to the reimbursement of research and development costs associated with the Catarex device.

     On September 16, 1999, the Company and Bausch & Lomb amended the Agreement to provide for an expanded role for Optex in development of the Catarex surgical device. Under the amended Agreement, Optex, in addition to the basic design work provided for in the original agreement, is required to deliver to Bausch & Lomb within a stated period Catarex devices for use in clinical trials, and is required to assist Bausch & Lomb in connection with development of manufacturing processes for scale-up of manufacture of the Catarex device. Additionally, Bausch & Lomb will reimburse Optex for all costs, including labor, professional services and materials, incurred by Optex in delivering those Catarex devices and performing manufacturing services, and will pay Optex a fixed profit component of 25% based upon certain of those costs.

     During 2000 and 1999, Optex recorded revenue pursuant to the amended Agreement of $5,169,288 and $1,082,510, respectively. The revenue recorded in 2000 and 1999 pursuant to the amended Agreement is inclusive of the fixed profit component of 25% presented on a gross basis with the related costs incurred presented separately as cost of development revenue on the consolidated statement of operations. Of this amount, $192,992 and $304,752 are recorded as an account receivable at December 31, 2000 and 1999, respectively. Prior to the amended Agreement, the research and development expenses of the Catarex device incurred and the related reimbursement were presented by the Company on a net basis as the reimbursement reflects a dollar for dollar reimbursement arrangement, effectively being a pass-through of expenses. The 1999 reimbursement received by the Company prior to the amendment to the Agreement was

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


     $1,229,068. As of December 31, 2000, the Company recorded $1,294,615 of deferred revenue related to the amended Agreement, which represents expenses paid in advance by Bausch & Lomb at a rate of 125% during 2000. Revenue and related expense will be recorded as operations are incurred during 2001. No such amounts existed at December 31, 1999.

     As of December 31, 2000, Optex received reimbursement for costs, including labor, professional services and materials, incurred by Optex in delivering Catarex devices and performance manufacturing services totalling $5 million. The amended agreement provides that Bausch & Lomb will reimburse Optex for such costs up to $8 million.

     In connection with the revised agreement, the Company agreed to pay a bonus to its President totaling $141,000, payable monthly through March 2001.
     At December 31, 2000 and 1999, $23,502 and $117,500, respectively, were due and were included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

     On January 31, 2001, the Company entered into an agreement to sell substantially all of the assets of Optex (mostly intangible assets with no book value) to Bausch & Lomb for $3,000,000 and certain future royalties. The sale closed on March 2, 2001, on which date Optex received $3,000,000, approximately $600,000 of which was distributed to the minority shareholders of Optex.

(13) Commitments and Contingencies

     Consulting and Research Agreements

     The Company has entered into consulting agreements, under which stock options may be issued in the foreseeable future. The agreements are cancellable with no firm financial commitments.

     Employment Agreements

     The Company entered into employment agreements with four executives during April and May, 2000. These agreements provide for the payment of signing and year-end bonuses in 2000 totaling $225,000, and annual base salaries aggregating $550,000. Each agreement has an initial term of three years and can be terminated by the Company, subject to certain provisions, with the payment of severance amounts that range from three to six months.

     Proprietory Rights

     The Company has an exclusive worldwide license to four U.S. patents and corresponding foreign applications covering a group of compounds, including CT-3. The licensor is Dr. Sumner Burstein, a professor at the University of Massachusetts. This license extends until the expiration of the underlying patent rights. The primary U.S. patent expires in 2012 and the new analog patent 6,162,829 expires in 2017. The Company has the right under this license to sublicense its rights under the license. The license requires that the Company pay royalties of 3% to Dr. Burstein based on sales of products and processes incorporating technology licensed under the license, as well as 8% of any income derived from any sublicense of the licensed technology. Furthermore, pursuant to the terms of the license, the Company must satisfy certain other terms and conditions in order to retain the license rights. If the Company fails to comply with certain terms of the license, its license rights under the license could be terminated.

     Operating Leases

     The Company rents certain office space under operating leases which expire in various years through 2003.

     Aggregate annual lease payments for noncancellable operating leases are as follows:

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

                        December 31, 2000, 1999 and 1998


                           Year ending
                           December 31,
                          ---------------
                               2001           $  138,000
                               2002               81,000
                               2003               26,000
                                                ---------
                                              $  245,000
                                                =========

     Rent expense related to operating leases for the years ended December 31, 2000, 1999 and 1998 was $161,810, $118,264 and $97,756, respectively.

     Resignation of CEO

     In July 1998, the CEO of the Company resigned. The Company recorded $211,250 of expense for salary continuation through April 1999. Of this amount, $140,833 was recorded in accrued expenses at December 31, 1998. Pursuant to the resignation, all unvested stock options held by the CEO vested immediately and the unexercised options expired in July 1999.

     Termination   of  Agreement  with  the  Trustees  of  the  University  of
         Pennsylvania

     On October 12, 1999, the Company and Channel announced the termination of the license agreement dated as of June 16, 1994, between the Trustees of the University of Pennsylvania (Penn) and Channel pursuant to which Channel received the rights to use cyclodextrin technology. The Company and Channel, on the one hand, and Penn, on the other hand, released each other from any further obligations under the license agreement. The Company paid Penn a portion of the patent costs for which Penn was seeking reimbursement under the agreement.

               ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                           Consolidated Balance Sheet
                                   (Unaudited)

                                                                                   September 30,
                                 Assets                                                  2001
----------------------------------------------------------------------------        ------------
Current assets:
     Cash and cash equivalents                                                      $    440,558
     Accounts receivable                                                                      --
     Prepaid expenses                                                                     27,194
                                                                                    ------------
                          Total current assets                                           467,752

Property and equipment, net                                                              116,364
Investment in affiliate                                                                    8,351
Other assets                                                                              22,838
                                                                                    ------------

                          Total assets                                              $    615,305
                                                                                    ============

                 Liabilities and Stockholders' Deficit

Current liabilities:
     Accounts payable and accrued expenses                                          $    748,359
     Deferred revenue                                                                         --

                                                                                    ------------
                          Total current liabilities                                 $    748,359

Redeemable Series B convertible preferred stock
     Authorized 1,647,312 shares; 0 issued and
     outstanding at September 30, 2001                                                        --

Stockholders' equity (deficit):
     Preferred stock, $.001 par value. Authorized 10,000,000
         shares; 1,375,000 shares designated as Series A
         convertible preferred stock                                                          --
     Series A convertible preferred stock, $.001 par value
         Authorized 1,375,000 shares; 350,606 shares issued and
         outstanding at September 30, 2001
         (liquidation preference aggregating $4,557,878 at
         September 30, 2001                                                                  351
     Convertible preferred stock warrants, 112,896
         issued and outstanding at September 30, 2001                                    520,263
     Common stock, $.001 par value. Authorized 50,000,000
         shares; 7,201,480 shares issued and outstanding
         at September 30, 2001                                                             7,201
     Common stock subscribed. 182 shares at September 30, 2001                                --
     Additional paid-in capital                                                       25,502,927
     Deficit accumulated during development stage                                    (26,163,254)
                                                                                    ------------
                                                                                        (132,512)

     Less common stock subscriptions receivable                                             (218)
     Less treasury stock, at cost                                                           (324)
                                                                                    ------------

                          Total stockholders' deficit                                   (133,054)
                                                                                    ------------

                          Total liabilities and stockholders' deficit               $    615,305
                                                                                    ============

     See accompanying notes to unaudited consolidated financial statements.


                                  ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                                             (A Development Stage Company)
                                        Consolidated Statements of Operations
                                                     (Unaudited)

                                                                                             Cumulative
                                                                                             period from
                                                                                            July 13, 1993
                                                                    Nine months ended      (inception) to
                                                                      September 30,         September 30,
                                                               --------------------------   -------------
                                                                   2001          2000           2001
                                                               -----------    -----------    -----------
Revenues:
     Development revenue                                       $ 2,461,922    $ 3,419,831    $ 8,713,720
     License revenue                                                  --             --        2,500,000
     Grant revenue                                                 250,000         13,009        616,659
                                                               -----------    -----------    -----------

           Total revenues                                        2,711,922      3,432,840     11,830,379
                                                               -----------    -----------    -----------

Costs and expenses:
     Cost of development revenue                                 2,082,568      2,735,865      7,084,006
     Research and development                                      774,340        854,297     10,279,250
     Acquired in-process research and development                     --        2,653,382      2,653,382
     General and administrative                                  2,333,567      1,595,463     18,236,793
     Compensation expense relating to stock warrants, net
        (general and administrative)                                70,634      1,073,511      1,091,499
     License fees                                                     --             --          173,500
                                                               -----------    -----------    -----------

           Total operating expenses                              5,261,109      8,912,518     39,518,430
                                                               -----------    -----------    -----------

           Operating loss                                  )    (2,549,187)    (5,479,678)   (27,688,051)

Other (income) expense:
     Interest and other income                             )       (40,618)       (97,267)    (1,291,754)
     Gain on sale of Optex assets                               (2,569,451)          --       (2,569,451)
     Loss on sale of Gemini assets                                 334,408           --          334,408
     Interest expense                                                 --             --          625,575
     Equity in (earnings) loss of affiliate                         58,993         55,615        138,267
     Distribution to minority shareholders                         837,274           --          837,274
                                                               -----------    -----------    -----------

           Total other (income) expense                         (1,379,394)       (41,652)    (1,925,681)
                                                               -----------    -----------    -----------

           Net loss                                        )   $(1,169,793)   $(5,438,026)  $(25,762,370)
                                                               ===========    ===========   ============

Imputed convertible preferred stock dividend                       600,000           --        5,931,555
Dividend paid upon repurchase of Series B                          167,127           --          400,884
Preferred stock dividend issued in preferred shares                107,449        811,514      1,390,512
                                                               -----------    -----------    -----------

Net loss applicable to common shares                       )   $(2,044,369)   $(6,249,540)  $(33,485,321)
                                                               ===========    ===========   ============

Net loss per common share:
     Basic and diluted                                     )   $     (0.30)   $     (1.14)
                                                               ===========    ===========

Weighted average shares of common stock outstanding,
     basic and diluted:                                          6,734,788      5,504,144
                                                               ===========    ===========

     See accompanying notes to unaudited consolidated financial statements.


                                     ATLANTIC TECHNOLOGY VENTURES, INC. AND SUBSIDIARIES
                                             (A Development Stage Company)
                                         Consolidated Statements of Cash Flows
                                                     (Unaudited)

                                                                                                                        Cumulative
                                                                                                                       period from
                                                                                             Nine months ended        July 13, 1993
                                                                                               September 30,          (inception) to
                                                                                      ----------------------------     September 30,
                                                                                          2001             2000             2001
                                                                                      -----------      -----------     -------------
Cash flows from operating activities:
     Net loss                                                                          (1,169,793)      (5,438,026)     (25,762,370)
     Adjustments to reconcile net loss to
        net cash used in operating activities:
           Acquired in-process research and development                                      --          1,800,000        1,800,000
           Expense relating to issuance of common stock and warrants                      488,100             --            786,302
           Expense relating to the issuance of options                                       --               --             81,952
           Expense related to Channel merger                                                 --               --            657,900
           Change in equity of affiliate                                                   58,993           55,615          138,267
           Compensation expense relating to stock options and warrants                     70,634        1,073,511        1,299,544
           Discount on notes payable - bridge financing                                      --               --            300,000
           Depreciation                                                                    55,015           51,529          561,520
           Gain on sale of Optex assets                                                (2,569,451)            --         (2,569,451)
           Distribution to Optex minority shareholders                                    837,274             --            837,274
           Loss on sale of Gemini assets                                                  334,408             --            334,408
           Loss on disposal of furniture and equipment                                       --               --             73,387
           Changes in assets and liabilities:
               (Increase) decrease in accounts receivable                                 192,997         (700,188)            --
               Increase in prepaid expenses                                                (4,595)         (20,185)         (27,194)
               Decrease in deferred revenue                                            (1,294,615)            --               --
               Increase (decrease) in accrued expenses                                   (664,637)         519,025          121,201
               Increase (decrease) in accrued interest                                       --               --            172,305
               Increase in other assets                                                   (19,937)          (2,901)         (22,838)
                                                                                      -----------      -----------      -----------
                  Net cash used in operating activities                                (3,685,607)      (2,661,620)     (21,217,793)
                                                                                      -----------      -----------      -----------
Cash flows from investing activities:
     Purchase of furniture and equipment                                                 (108,250)        (137,869)        (921,331)
     Investment in affiliate                                                                 --           (146,618)        (146,618)
     Proceeds from sale of Optex assets                                                 3,000,000             --          3,000,000
     Proceeds from sale of furniture and equipment                                           --               --              6,100
                                                                                      -----------      -----------      -----------

                  Net cash provided by (used in) investing activities                   2,891,750         (284,487)       1,938,151
                                                                                      -----------      -----------      -----------
Cash flows from financing activities:
     Proceeds from exercise of warrants                                                      --               --              5,500
     Proceeds from exercise of stock options                                                 --            344,597          397,098
     Proceeds from issuance of demand notes payable                                          --               --          2,395,000
     Repayment of demand notes payable                                                       --               --           (125,000)
     Proceeds from the issuance of notes payable - bridge financing                          --               --          1,200,000
     Proceeds from issuance of warrants                                                      --               --            300,000
     Repayment of notes payable - bridge financing                                           --               --         (1,500,000)
     Repurchase of common stock                                                              --               --               (324)
     Preferred stock dividend paid                                                           (987)            --             (1,305)
     Proceeds from the issuance of common stock                                              --               --          7,547,548
     Proceeds from issuance of convertible preferred stock                                   --            828,489       11,441,672
     Repurchase of convertible preferred stock                                           (617,067)            --         (1,128,875)
     Distribution to Optex minority shareholders                                         (811,114)            --           (811,114)
                                                                                      -----------      -----------      -----------

                  Net cash provided (used in) by financing activities                  (1,429,168)       1,173,086       19,720,200
                                                                                      -----------      -----------      -----------

                  Net decrease in cash and cash equivalents                            (2,223,025)      (1,773,021)         440,558

Cash and cash equivalents at beginning of period                                        2,663,583        3,473,321             --
                                                                                      -----------      -----------      -----------
Cash and cash equivalents at end of period                                                440,558        1,700,300          440,558
                                                                                      ===========      ===========      ===========
Supplemental disclosure of noncash financing activities:
     Issuance of common stock in exchange for common stock subscriptions                     --               --              7,027
     Conversion of demand notes payable and the related accrued
         interest to common stock                                                            --               --          2,442,304
     Cashless exercise of preferred warrants                                                 --             19,811           49,880
     Conversion of preferred to common stock                                                  409              289            2,835
     Preferred stock dividend issued in shares                                            107,449          811,514        1,233,329
                                                                                      ===========      ===========      ===========

     See accompanying notes to unaudited consolidated financial statements.

               ATLANTIC TECHNOLOGY VENTURES, INC. and SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                               September 30, 2001


(1)         BASIS OF PRESENTATION

            The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2001 or for any subsequent period. These consolidated financial statements should be read in conjunction with Atlantic Technology Ventures, Inc., and Subsidiaries' ("Atlantic") Annual Report on Form 10-KSB/A as of and for the year ended December 31, 2000.

(2)         LIQUIDITY

            On November 6, 2001, Atlantic entered into an agreement with Joseph Stevens & Company, Inc. in which Joseph Stevens agreed to act as placement agent for a private placement of shares of Atlantic common stock. In that private placement, the proposed purchase price of each share of Atlantic common stock will be $0.24 and the minimum and maximum aggregate subscription amounts will be $2,000,000 and $3,000,000, respectively. In addition, each investor will receive a warrant to purchase one share of Atlantic common stock for every share of Atlantic common stock purchased by that investor. The warrants will have an exercise price of $0.29 and will be exercisable for five years from the closing date. In connection with the offering, Atlantic will pay to Joseph Stevens a placement fee equal to 7% of the aggregate subscription amount plus 10% of the number of shares and warrants issued to the investors. Joseph Stevens has informed Atlantic that as of the end of November 19, 2001, investors had placed in escrow over $1,000,000 towards the aggregate subscription price of this private placement, and Atlantic expects that by November 30, 2001, it will have received commitments for at least the minimum aggregate subscription amount and will be able to close this financing. There can, however, be no assurances that the closing will take place by then, or at all.

            Atlantic anticipates that their liquid resources, before any proceeds from the proposed private placement, will be sufficient to finance their anticipated needs for operating and capital expenditures at their current level of operations for at least the next several weeks. Atlantic will attempt to generate additional capital through a combination of collaborative agreements, strategic alliances and equity and debt financing, and Atlantic anticipates that the proceeds it expects to receive from the private placement conducted through Joseph Stevens & Company, Inc. would be sufficient to finance its anticipated needs for operating and capital expenditures at their current level of operations for at least the next year. However, Atlantic can give no assurance that they will receive any proceeds from the proposed private placement or obtain funds through other sources on terms acceptable to them.

            On May 7, 2001, Atlantic entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase up to $6.0 million of our common stock. This agreement replaced an earlier common stock purchase agreement between Atlantic and Fusion Capital dated March 16, 2001. Fusion's obligation to purchase Atlantic shares is subject to certain conditions, including the effectiveness of a registration statement covering the shares to be purchased. That registration statement was declared effective on July 6, 2001. A material contingency that may affect Atlantic's operating plans and ability to raise funds under this agreement is its stock price. Currently, Atlantic's stock price is below the floor price of $0.68 specified in the Fusion Capital agreement and as a result Atlantic is currently unable to draw funds pursuant to the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, Atlantic cannot guarantee that it will be able to draw any funds. To date, Atlantic has not drawn funds pursuant to this agreement. See note 11 below and see the liquidity discussion within "Management's Discussion and Analysis of Financial Condition and Results of Operations."

            Subsequent to an oral hearing before a Nasdaq Listing Qualifications Panel, on August 23, 2001, Atlantic's securities were delisted from the Nasdaq Stock Market for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules, as Atlantic's common stock had traded for less than $1.00 for more than 30 consecutive business days. Atlantic's common stock now trades on the OTC Bulletin Board under the symbol "ATLC.OB". Delisting of Atlantic's common stock from Nasdaq could have a material adverse effect on its ability to raise additional capital, its stockholders' liquidity and the price of its common stock.

(3)         COMPUTATION OF NET LOSS PER COMMON SHARE

            Basic net loss per common share is calculated by dividing net loss applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net loss per common share, as common equivalent shares from stock options, stock warrants, stock subscriptions, and convertible preferred stock would have an antidilutive effect because Atlantic incurred a net loss during each period presented.

(4)         RECENTLY ISSUED ACCOUNTING STANDARDS

            On January 1, 2001, Atlantic adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an amendment of SFAS No. 133" and SFAS No. 133, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." SFAS No. 138 amends the accounting and reporting standards of SFAS No. 133 for certain derivative instruments and certain hedging activities. SFAS No. 133 requires a company to recognize all derivative instruments as assets and liabilities in its balance sheet and measure them at fair value. The adoption of these statements did not have a material impact on Atlantic's consolidated financial position, results of operations or cash flows, as Atlantic is currently not party to any derivative instruments.

            In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations be accounted for under a single method--the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 requires that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The amortization of goodwill ceases upon adoption of the Statement, which for calendar year-end companies, will be January 1, 2002. SFAS No. 142 has no financial impact on Atlantic since Atlantic does not have any goodwill or intangible assets which resulted from any previous business combinations.

(5)         INCOME TAXES

            Atlantic incurred a net loss for the nine months ended September 30, 2001. In addition, Atlantic does not expect to generated book income for the year ended December 31, 2001; therefore, no income taxes have been reflected for the nine months ended September 30, 2001.

(6)         PREFERRED STOCK DIVIDEND

            On January 16, 2001 and August 7, 2001, Atlantic's board of directors declared payment-in-kind dividends of 0.065 of a share of Series A convertible preferred stock for each share of Series A convertible preferred stock held as of the record dates of February 7, 2001 and August 7, 2001 respectively. The estimated fair value of these dividends in the aggregate of $107,449 and $811,514 were included in Atlantic's calculation of net loss per common share for the nine-month periods ended September 30, 2001 and 2000, respectively. The equivalent dividends for the three-and nine-month periods ended September 30, 2000 had an estimated fair value of $152,195 and $811,514, respectively and are recorded in the same manner.

 (7)        ISSUANCE OF STOCK WARRANTS

            As more fully described in Note 9 to Atlantic's Annual Report on Form 10-KSB/A as of and for the year ended December 31, 2000, on January 4, 2000, Atlantic entered into a financial advisory and consulting agreement with Joseph Stevens & Company, Inc. pursuant to which Atlantic issued to Joseph Stevens & Company, Inc. three warrants to purchase an aggregate of 450,000 shares of its common stock. Atlantic recorded compensation expense relating to these stock warrants in the amounts of $1,073,511 for the nine-month period ended September 30, 2000. No such compensation expense exists subsequent to December 31, 2000 as the warrants are fully vested. These warrants were still outstanding as of September 30, 2001.

            On March 8, 2001, Atlantic entered into an agreement with The Investor Relations Group, Inc. ("IRG") under which IRG will provide Atlantic investor relations services. Pursuant to this agreement, Atlantic issued to Dian Griesel, the principal of IRG, warrants to purchase 120,000 shares of its common stock at an exercise price of $0.875 per share. These warrants will vest monthly in 5,000 share increments over a 24-month period. In addition, should Atlantic's stock price reach $2.50, Atlantic will grant Dian Griesel warrants to purchase an additional 50,000 shares of its common stock, and should Atlantic's stock price reach $5.00, Atlantic will grant Dian Griesel warrants to purchase a further 50,000 shares of its common stock. As a result, Atlantic recorded compensation expense relating to the issuance of the stock warrants to purchase 120,000 shares of $38,200 for the nine-month period ended September 30, 2001 pursuant to EITF Issue No. 96-18. Atlantic will remeasure the compensation expense at the end of each reporting period until the final measurement date is reached 24 months after issuance. These warrants are outstanding as of September 30, 2001.

            On August 9, 2001, Atlantic entered into an agreement with Proteus Capital Corp. ("Proteus") in which Proteus agreed to assist Atlantic with raising additional funds. Pursuant to this agreement, Atlantic granted Proteus warrants to purchase 100,000 shares of its common stock at $0.59 per share, which was the average closing stock price for the two weeks ending August 17, 2001. The warrants were fully vested on the date of the agreement and were outstanding at September 30, 2001. The term of the warrants is five years. Atlantic recorded compensation expense relating to these stock warrants of $45,355 for the nine months ended September 30, 2001, pursuant to EITF Issue No. 96-18.

            Compensation for these warrants relates to fundraising and investor relations services and represents a general and administrative expense.

(8)         REDEEMABLE SERIES B PREFERRED SHARES

            On September 28, 2000, pursuant to a convertible preferred stock and warrants purchase agreement (the "Purchase Agreement") Atlantic issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the "Investors") for a purchase price of $2,000,000, 689,656 shares of Atlantic's Series B convertible preferred stock and warrants to purchase 134,000 shares of Atlantic's common stock. Half of the shares of the Series B preferred stock (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

            On December 4, 2000, Atlantic and the Investors entered into a stock repurchase agreement (the "Repurchase Agreement") pursuant to which Atlantic repurchased from the investors a portion of the outstanding shares.

            Pursuant to Atlantic's subsequent renegotiations with the Investors, Atlantic was required, among other things, to redeem on March 28, 2002, all outstanding shares of Series B preferred stock for (A) 125% of the original issue price per share or (B) the market price of the shares of common stock into which they are convertible, whichever is greater (the "Redemption Price"). Atlantic would have been able to at any time redeem all outstanding shares of Series B preferred stock at the Redemption Price. As a result of the renegotiations discussed in this paragraph, the Series B preferred stock was considered redeemable and the remaining outstanding shares at December 31, 2000 were classified outside of permanent equity in the accompanying consolidated balance sheet. At December 31, 2000, of the shares of Series B preferred stock issued to the Investors, there were 206,898 shares outstanding at a carrying amount of $2.90 per share.

            Holders of shares of Atlantic's outstanding Series B preferred stock could convert each share into shares of common stock without paying Atlantic any cash. The conversion price per share of the Series B preferred stock was also amended by the second amendment to the Purchase Agreement. The conversion price per share of Series B preferred stock on any given day is the lower of (1) $1.00 or (2) 90% of the average of the two lowest closing bid prices on the principal market of the common stock out of the fifteen trading days immediately prior to conversion. The change in conversion price upon the renegotiations on January 9, 2001 resulted in a difference between the conversion price of the Series B preferred stock and the market price of the common stock on the effective date of the renegotiation. This amount, estimated at $600,000, was recorded as an imputed preferred stock dividend within equity and is deducted from net loss to arrive at net loss applicable to common shares during the nine months ended September 30, 2001.

            On January 19, 2001, 41,380 shares of Series B preferred stock were converted by the Investors into 236,422 shares of Atlantic's common stock. On March 9, 2001, Atlantic and the Investors entered into a second stock repurchase agreement pursuant to which Atlantic repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of Atlantic's Series B preferred stock held by the Investors on March 9, 2001. The carrying amount of the 165,518 shares is equal to $480,000; therefore the amount in excess of the carrying amount, which equals $167,127, was recorded as a dividend upon repurchase of shares of Series B preferred stock and is deducted from net loss to arrive at net loss applicable to common shares.

(9)         DEVELOPMENT REVENUE

            In accordance with an amended license and development agreement, which was subsequently terminated as described below in note 10, Bausch & Lomb Surgical reimbursed Atlantic's subsidiary, Optex Ophthalmologics, Inc. ("Optex"), for costs Optex incurred in developing its Catarex technology, plus a profit component. For the nine months ended September 30, 2001, this agreement provided $2,461,922 of development revenue, and related cost of development revenue of $2,082,568. This agreement provided $3,419,831 of development revenue, and related cost of development revenue of $2,735,865 for the nine-month period ended September 30, 2000. The agreement was terminated in March 2001 (see note 10 below).

(10)        SALE OF OPTEX ASSETS

            Pursuant to an asset purchase agreement dated January 31, 2001, among Bausch & Lomb, a Bausch & Lomb affiliate, Atlantic, and Optex, on March 2, 2001, Optex sold to Bausch & Lomb substantially all of its assets (mostly intangible assets with no book value), including all those related to the Catarex technology. The purchase price was $3 million paid at closing (of which approximately $564,000 has been distributed to Optex's minority shareholders). In addition, Optex is entitled to receive additional consideration, namely $1 million once Bausch & Lomb receives regulatory approval to market the Catarex device in Japan, royalties on net sales on the terms stated in the original development agreement dated May 14, 1998, between Bausch & Lomb and Optex, as amended, and minimum royalties of $90,000, $350,000, and $750,000 for the first, second, and third years, respectively, starting on first commercial use of the Catarex device or January 1, 2004, whichever is earlier. Optex also has the option to repurchase the acquired assets from Bausch & Lomb at fair value if it ceases developing the Catarex technology.

            Upon the sale of Optex assets, Bausch & Lomb's development agreement with Optex was terminated and Optex has no further involvement with Bausch & Lomb. As a result of this transaction, Atlantic recorded a net gain on the sale of Optex assets of $2,569,451 for the nine-month period ended September 30, 2001, net of severance payments to former Optex employees in the amount of $240,000 as described below. The purchase price of $3,000,000 is nonrefundable and upon the closing of the asset purchase agreement in March 2001, Optex had no further obligation to Bausch & Lomb or with regard to the assets sold. In the asset purchase agreement, Optex agreed to forgo future contingent payments provided for in the earlier development agreement. Pursuant to Atlantic's agreement with the minority shareholders of Optex, Optex has recorded a profit distribution for the nine months ended September 30, 2001 of $837,274 representing the minority shareholders' percentage of the cumulative profit from the Bausch & Lomb development and asset purchase agreements up to and including proceeds from the sale of Optex' assets.

            On May 9, 2001, Atlantic's board of directors, after consideration of all the relevant facts and circumstances, including recommendation of counsel, agreed to authorize an aggregate payment of $240,000 to three former employees of Optex (who are now employed by Bausch & Lomb). The payments were made on May 11, 2001, and represented the settlement of claims made by the employees subsequent to the asset purchase agreement referred to above for severance monies allegedly due under their employment agreement. Atlantic did not believe these monies were due pursuant to the terms of the transaction itself and the respective employment agreements. The board of directors elected to acquiesce to the demands of the former employees and resolve the matter in light of the potential future royalties from Bausch & Lomb and the importance of these individuals to the ongoing development activities. The payment was recorded as an expense netted against the gain on sale of Optex assets in the September 30, 2001 consolidated statement of operations.

(11)        PRIVATE PLACEMENT OF COMMON SHARES

            On May 7, 2001, Atlantic entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital agreed to purchase up to $6.0 million of Atlantic's common stock over a 30-month period, subject to a six-month extension or earlier termination at Atlantic's discretion. This agreement replaced an earlier common stock purchase agreement between Atlantic and Fusion Capital dated March 16, 2001. Fusion's obligation to purchase Atlantic shares is subject to certain conditions, including the effectiveness of a registration statement covering the shares to be purchased. That registration statement was declared effective on July 6, 2001. The selling price of the shares will be equal to the lesser of (1) $20.00 or (2) a price based upon the future market price of the common stock, without any fixed discount to the market price. A material contingency that may affect Atlantic's operating plans and ability to raise funds under this agreement is its stock price. Currently, Atlantic's stock price is below the floor price of $0.68 specified in the Fusion Capital agreement and as a result Atlantic is currently unable to draw funds pursuant to the Fusion Capital agreement. As the Fusion Capital agreement is currently structured, Atlantic cannot guarantee that it will be able to draw any funds. To date, Atlantic has not drawn funds pursuant to this agreement. Atlantic paid a finder's fee of $120,000 in connection with signing this agreement and subsequently was required to issue 600,000 commitment shares to Fusion Capital; those shares had an estimated fair value of $444,000. General and administrative expense for the nine-month period ended September 30, 2001, include amounts relating to the finder's fee and issuance of stock in the aggregate amount of $564,000.

            On August 1, 2001, Atlantic agreed to issue 35,000 shares of its common stock to each of BH Capital Investments, L.P. and Excalibur Limited Partnership in return for their commitment to provide Atlantic with $3.5 million of financing in connection with an asset purchase for which Atlantic had submitted a bid. Atlantic subsequently issued those shares, but Atlantic did not ultimately purchase those assets. Those shares had an estimated fair value of $44,100, which is included as a general and administrative expense for the nine-month periods ended September 30, 2001.

(12)        SALE OF GEMINI ASSETS

            Pursuant to an asset purchase agreement dated April 23, 2001, among Atlantic, Atlantic's majority-owned subsidiary Gemini Technologies, Inc., the Cleveland Clinic Foundation ("CCF") and CCF's affiliate IFN, Inc., Gemini sold to IFN substantially all its assets, including all those related to the 2-5A antisense enhancing technology, for future contingent royalty payments and withdrawal of CCF's arbitration demand against Atlantic and Gemini. The transaction closed on May 5, 2001. This transaction was beneficial to Atlantic since it permitted Atlantic to avoid terminating the Cleveland sublicense with no compensation to Gemini and spared Atlantic from having to pay the substantial shutdown costs that Gemini would likely have incurred without this asset purchase agreement. In connection with this sale, Atlantic recorded a loss of $334,408. This loss results from net assets sold to IFN of $136,408 and a liability related to SBIR grant funds for research on the 2-5A antisense technology, of approximately $198,000. Of the $198,000 accrual established upon closing, $194,500 remains accrued at September 30, 2001.

(13)        SUBSEQUENT EVENTS

            In October 2001, Atlantic stopped work on CryoComm, a wholly-owned subsidiary of Atlantic that had been developing superconducting electronics for Internet packet switching and transport products. Discontinuing work on CryoComm will allow Atlantic to focus on its core life-sciences technologies, although Atlantic will continue to prosecute the patents on this technology. As part of this restructuring, Walter Glomb's position was eliminated effective October 16, 2001, although Mr. Glomb will receive a 7% success fee if he is able to secure funding to further develop this technology. As stated in his employment agreement, Mr. Glomb will also receive a total of $62,500 in severance payments due under his employment agreement over six months following his termination. Such amounts will be recorded in the fourth quarter of 2001.

No dealer, salesman or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither the delivery of this prospectus nor any sale hereunder will, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to or solicitation of offers by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.


                                17,569,967 SHARES

                       ATLANTIC TECHNOLOGY VENTURES, INC.

                                  COMMON STOCK

                        --------------------------------

                                   PROSPECTUS

                        --------------------------------

                                 _________, 2002

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        The Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant has obtained liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 25. Other Expenses of Issuance and Distribution.

        The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement will be as follows:

                                                                   Total

SEC registration fee (actual) ....................................$923.84
Accounting fees and expenses ...................................$7,500.00
Legal fees and expenses........................................$10,000.00
Printing and engraving expenses.................................$1,000.00
Miscellaneous expenses..........................................$1,000.00

Item 26. Recent Sales of Unregistered Securities

Issuance to Joseph Stephens & Company, Inc.

        On January 4, 2000, we entered into a Financial Advisory and Consulting Agreement with Joseph Stevens & Company, Inc. ("Joseph Stevens"). In this agreement, we engaged Joseph Stevens to provide us with investment banking services from January 4, 2000 until January 4, 2001. As partial compensation for the services to be rendered by Joseph Stevens, we issued them three warrants to purchase an aggregate of 450,000 shares of our common stock.

        The issuance of the warrants did not involve any public offering and therefore was exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act.

        The exercise price of each warrant is as follows:

=======================================================
 Warrant Number       No. of Shares    Exercise  Price
=======================================================
    No. 1              150,000            $2.50
-------------------------------------------------------
   No. 2               150,000            $3.50
-------------------------------------------------------
   No. 3               150,000            $4.50
=======================================================


        Each warrant may only be exercised when the market price of a share of common stock is at least $1.00 greater than the exercise price of that warrant. In connection with issuance of the warrants, Atlantic and Joseph Stevens entered into a letter agreement granting Joseph Stevens registration rights in respect of the shares of common stock issuable upon exercise of the warrants.

Issuance to TeraComm Research, Inc.

        On May 12, 2000, we acquired shares of preferred stock representing a 35% ownership interest in TeraComm Research, Inc. ("TeraComm"), a privately-held company that is developing next-generation high-speed fiberoptic communications technologies. The purchase price for this ownership interest was $5,000,000 in cash, 200,000 shares of our common stock, and a warrant to purchase a further 200,000 shares of our common stock. The warrants have a term of three years and are exercisable at $8.975 per share of common stock, but only if the market price of our common stock is $30 or more. We are accounting for the investment in TeraComm in accordance with the equity method of accounting for investments since we have the ability to exert significant influence over TeraComm, including through our Board representation.

        The issuance of the common stock and warrants did not involve any public offering and therefore was exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act.

        On July 18, 2000, Atlantic and TeraComm amended the purchase agreement. In the amendment, the parties agreed that the $4,000,000 balance of the $5,000,000 cash component of the purchase price would not be due until TeraComm achieved a specified milestone. Within ten days after TeraComm achieved that milestone, we were required to pay TeraComm $1,000,000 and thereafter make to TeraComm three payments of $1,000,000 at three-month intervals. If we failed to make any of these payments, TeraComm's only recourse would be reducing proportionately our ownership interest. Our failure to make the first $1,000,000 payment by midnight at the end of December 30, 2000 (whether or not TeraComm has reached the milestone) would at the option of TeraComm be deemed to constitute failure by us to timely make that payment.

        When we failed to make the first $1,000,000 payment by midnight at the end of December 30, 2000, we were deemed to have surrendered to TeraComm a proportion of our TeraComm shares equal to the proportion of the dollar value of the purchase price for our TeraComm shares ($6,795,000) that was represented by the unpaid $4,000,000 of the cash portion of the purchase price. This had the effect of reducing to 14.4% our actual ownership interest in TeraComm. However, Atlantic continues to hold one seat on the Board of Directors and therefore continues to have the ability to exert significant influence.

Issuance to BH Capital Investments, L.P. and Excalibur Limited Partnership

        On September 28, 2000, pursuant to a convertible preferred stock and warrants purchase agreement (the "purchase agreement"), we issued to BH Capital Investments, L.P. and Excalibur Limited Partnership (together, the "Investors") for a purchase price of $2,000,000, 689,656 shares of our Series B convertible preferred stock (the "Series B preferred stock") and warrants to purchase 134,000 shares of our common stock. Half of the shares of Series B preferred stock (344,828 shares) and warrants to purchase half of the shares of common stock (67,000 shares) were held in escrow, along with half of the purchase price.

        On December 4, 2000, Atlantic and the Investors entered into a stock repurchase agreement (the "stock repurchase agreement") pursuant to which we repurchased from the Investors for $500,000 137,930 shares of Series

B preferred stock, and agreed to the release from escrow to the Investors of the $1,000,000 purchase price of the 344,828 shares of Series B preferred stock held in escrow. We also allowed the Investors to keep all of the warrants issued under the purchase agreement and issued to the Investors warrants to purchase a further 20,000 shares of our common stock at the same exercise price.

        The issuance of the shares of Series B preferred stock and warrants did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act.

        The warrants are exercisable at the fixed exercise price or 110% of the market price 180 days after the date of issuance, whichever is lower. Pursuant to a second amendment to the purchase agreement, executed on January 9, 2001, the fixed exercise price of the warrants was lowered from $3.19, the fixed exercise price upon their issuance, to $1.00, the market price of our common stock at the time of the renegotiations. Each warrant may be exercised any time during the five years from the date of granting. The warrants may not be exercised if doing so would result in our issuing a number of shares of common stock in excess of the limit imposed by the rules of the Nasdaq SmallCap Market.

        On January 19, 2001, 41,380 shares of Series B preferred stock were converted by the investors into 236,422 shares of our common stock. On March 9, 2001, Atlantic and the Investors entered into stock repurchase agreement no. 2. Pursuant to stock repurchase agreement no. 2, we repurchased from the Investors, for an aggregate purchase price of $617,067, all 165,518 shares of our Series B preferred stock held by the Investors. The repurchase price represented 125% of the purchase price originally paid by the investors for the repurchased shares, as well as an amount equal to the annual dividend on the Series B preferred stock at a rate per share of 8% of the original purchase price. The repurchased shares constitute all remaining outstanding shares of Series B preferred stock; we have cancelled those shares.

Issuance to Dian Griesel

        On March 8, 2001, Atlantic entered into an agreement with The Investor Relations Group, Inc., or "IRG," under which IRG will provide Atlantic investor relations services. Pursuant to this agreement Atlantic issued to Dian Griesel warrants to purchase 120,000 shares of its common stock. The term of the warrants is five years and the exercise price of the warrants is $0.875, and they will vest in 5,000 share monthly increments over a 24 month period. In addition, should Atlantic's stock price reach $2.50, Atlantic will grant Ms. Griesel an additional 50,000 warrants. Should Atlantic's stock price reach $5.00, Atlantic will grant Ms. Griesel a further 50,000 warrants. As a result, Atlantic recorded compensation expense relating to these stock warrants of $11,971 for the three month period ended March 31, 2001 and will remeasure the compensation expense at the end of each reporting period until the final measurement date is reached in 24 months.

        The issuance of the warrants did not involve any public offering and therefore was exempt from registration pursuant to Section 4(2) of the Securities Act.

Issuance to Proteus Capital Corp.

        On August 9, 2001, we entered into an agreement with Proteus Capital Corp ("Proteus") in which Proteus agreed to assist us with raising additional funds. Pursuant to this agreement, we granted Proteus warrants to purchase 100,000 shares of our common stock at $0.59 per share, which was the average closing stock price for the two weeks ending August 17, 2001. The warrants were fully vested on the date of the agreement and were outstanding at September 30, 2001. The term of the warrants is five years. In issuing these shares, we relied on the exemption from registration provided by Regulation D of the Securities Act.

Issuance to BH Capital Investments, L.P. and Excalibur Limited Partnership

        On August 2, 2001, Atlantic issued BH Capital Investments, L.P. and Excalibur Limited Partnership an aggregate of 70,000 shares of Atlantic common stock in return for their commitment to provide Atlantic with financing in connection with an asset purchase for which Atlantic had submitted a bid. Atlantic subsequently issued those shares, but Atlantic did not ultimately purchase those assets. Those shares had an estimated fair value of $44,100.

        The issuance of these shares of common stock did not involve any public offering and therefore was exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act.

Issuance to Certain Investors

        On December 3, 2001, Atlantic issued to certain investors in a private placement an aggregate of 8,333,318 shares of Atlantic common stock and warrants exerciseable for a further 8,333,318 shares of Atlantic common stock. The purchase price per share of common stock was $0.24. The term of the warrants is five years and the per-share exercise price is $0.29.

        In connection with this private placement, Atlantic issued to Joseph Stevens on December 3, 2001, as part of their placement fee a warrant to purchase 833,331 shares of Atlantic common stock. The term of the warrants is five years and the per-share exercise price is $0.29.

        The issuance of these shares of common stock did not involve any public offering and therefore was exempt from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) of the Securities Act.

Item 27. Exhibits.

The following documents are referenced or included in this report.

Exhibit No.    Description

3.1(1)         Certificate of Incorporation of Atlantic, as amended to date.

3.2(1)         Bylaws of Atlantic, as amended to date.

3.3(5)         Certificate of Designations of Series A Convertible Preferred
               Stock.

3.4(6)         Certificate of Increase of Series A Convertible Preferred Stock.

3.5(9) Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on September 28, 2000.

3.6(9) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on November 17, 2000.

3.7(10) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on January 9, 2001.

3.8(10) Certificate of Amendment of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Atlantic, filed on January 19, 2001.

4.2(1)         Form of Unit certificate.

4.3(1)         Specimen Common Stock certificate.

4.4(1)         Form of Redeemable Warrant certificate.

4.5(1) Form of Redeemable Warrant Agreement by and between Atlantic and Continental Stock Transfer & Trust Company.

4.6(1)         Form of Underwriter's Warrant certificate.

4.7(1) Form of Underwriter's Warrant Agreement by and between Atlantic and Joseph Stevens & Company, L.P.

4.8(1) Form of Subscription Agreement by and between Atlantic and the Selling Stockholders.

4.9(1)         Form of Bridge Note.

4.10(1)        Form of Bridge Warrant.

4.11(2) Investors' Rights Agreement by and among Atlantic, Dreyfus Growth and Value Funds, Inc. and Premier Strategic Growth Fund.

4.12(2) Common Stock Purchase Agreement by and among Atlantic, Dreyfus Growth and Value Funds, Inc. and Premier Strategic Growth Fund.

10.2(1)        Employment Agreement dated July 7, 1995, between Atlantic and Jon
               D. Lindjord.

10.3(1) Employment Agreement dated September 21, 1995, between Atlantic and Dr. Stephen R. Miller.

10.4(1) Employment Agreement dated September 21, 1995, between Atlantic and Margaret A. Schalk.

10.5(1)        Letter Agreement dated August 31, 1995, between Atlantic and Dr.
               H. Lawrence Shaw.

10.6(1) Consulting Agreement dated January 1, 1994, between Atlantic and John K. A. Prendergast.

10.8(1) Investors' Rights Agreement dated July 1995, between Atlantic, Dr. Lindsay A. Rosenwald and VentureTek, L.P.

10.9(1) License and Assignment Agreement dated March 25, 1994, between Optex Ophthalmologics, Inc., certain inventors and NeoMedix Corporation, as amended.

10.10(1) License Agreement dated May 5, 1994, between Gemini Gene Therapies, Inc. and the Cleveland Clinic Foundation.

10.11(1)+      License Agreement dated June 16, 1994, between Channel
               Therapeutics, Inc., the University of Pennsylvania and certain inventors, as amended.

10.12(1)+      License Agreement dated March 28, 1994, between Channel
               Therapeutics, Inc. and Dr. Sumner Burstein.

10.13(1) Form of Financial Advisory and Consulting Agreement by and between Atlantic and Joseph Stevens & Company, L.P.

10.14(1) Employment Agreement dated November 3, 1995, between Atlantic and Shimshon Mizrachi.

10.15(3) Financial Advisory Agreement between Atlantic and Paramount dated September 4, 1996 (effective date of April 15, 1996).

10.16(3) Financial agreement between Atlantic, Paramount and UI USA dated June 23, 1996.

10.17(3) Consultancy agreement between Atlantic and Dr. Yuichi Iwaki dated July 31, 1996.

10.18(3)       1995 stock option plan, as amended.

10.19(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 25,000 shares of Common Stock of Atlantic.

10.20(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 25,000 shares of Common Stock of Atlantic.

10.21(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 12,500 shares of Common Stock of Atlantic.

10.22(4) Letter Agreement between Atlantic and Paramount Capital, Inc. dated February 26, 1997.

10.23(4) Agreement and Plan of Reorganization by and among Atlantic, Channel Therapeutics, Inc. and New Channel, Inc. dated February 20, 1997.

10.24(4) Warrant issued to John Prendergast to purchase 37,500 shares of Atlantic's Common Stock.

10.25(4) Warrant issued to Dian Griesel to purchase 24,000 shares of Atlantic's Common Stock.

10.26(7) Amendment No. 1 to Development & License Agreement by and between Optex and Bausch & Lomb Surgical, Inc. dated September 16, 1999.

10.27(8) Financial Advisory and Consulting Agreement by and between Atlantic and Joseph Stevens & Company, Inc. dated January 4, 2000.

10.28(8) Warrant No. 1 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2000.

10.29(8) Warrant No. 2 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2001.

10.30(8) Warrant No. 3 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2002.

10.31(9) Preferred Stock Purchase Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc.

10.32(9) Warrant Certificate issued May 12, 2000, by Atlantic to TeraComm Research, Inc.

10.33(9) Stockholders Agreement dated May 12, 2000, among TeraComm Research, Inc., the common stockholders of TeraComm, and Atlantic.

10.34(9) Registration Rights Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc. with respect to shares of TeraComm preferred stock issued to Atlantic.

10.35(9) Registration Rights Agreement dated May 12, 2000, between Atlantic and TeraComm Research, Inc. with respect to shares of Atlantic common stock issued to TeraComm.

10.36(9) Employment Agreement dated as of April 10, 2000, between Atlantic and A. Joseph Rudick.

10.37(9) Employment Agreement dated as of April 3, 2000, between Atlantic and Frederic P. Zotos.

10.38(9) Employment Agreement dated as of April 10, 2000, between Atlantic and Nicholas J. Rossettos, as amended.

10.39(9) Employment Agreement dated as of May 15, 2000, between Atlantic and Walter Glomb.

10.40(9) Employment Agreement dated as of April 18, 2000, between Atlantic and Kelly Harris.

10.41(10)      Amendment dated as of July 18, 2000, to the Preferred Stock
               Purchase Agreement dated May 12, 2000, between Atlantic and
               TeraComm Research, Inc.

10.42(10)      Convertible Preferred Stock and Warrants Purchase Agreement dated
               September 28, 2000, among Atlantic, BH Capital Investments, L.P.
               and Excalibur Limited Partnership.

10.43(10)      Registration Rights Agreement dated September 28, 2000 among
               Atlantic, BH Capital Investments, L.P., and Excalibur Limited
               Partnership.

10.44(10)      Escrow Agreement dated September 28, 2000 among Atlantic, BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.45(10)      Form of Stock Purchase Warrants issued on September 28, 2000 to
               BH Capital Investments, L.P., exercisable for shares of common stock of Atlantic.

10.46(10)      Form of Stock Purchase Warrants issued on September 28, 2000 to
               Excalibur Limited Partnership, exercisable for shares of common stock of Atlantic.

10.47(10)      Amendment No. 1 dated October 31, 2000, to Convertible Preferred
               Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
               Limited Partnership.

10.48(12)      Stock Repurchase Agreement dated December 4, 2000, among
               Atlantic, BH Capital Investments, L.P., and Excalibur Limited
               Partnership.

10.49(14)      Letter Agreement dated December 28, 2000, among Atlantic and BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.50(11)      Amendment No. 2 dated January 9, 2001, to Convertible Preferred
               Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
               Limited Partnership.

10.51(14)      Amendment No. 1 dated January 9, 2001, to Registration Rights
               Agreement dated September 28, 2000, among Atlantic and BH Capital
               Investments, L.P. and Excalibur Limited Partnership.

10.52(11)      Amendment No. 3 dated January 19, 2001, to Convertible Preferred
               Stock and Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH Capital Investments, L.P., and Excalibur
               Limited Partnership.

10.53(14)      Letter Agreement dated January 25, 2001, among Atlantic and BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.54(13)      Stock Repurchase Agreement No. 2 dated March 9, 2001, among
               Atlantic, BH Capital Investments, L.P., and Excalibur Limited
               Partnership.

10.55(15)      Common Stock Purchase Agreement dated March 16, 2001, between
               Atlantic and Fusion Capital Fund II, LLC.

10.56(15)      Warrant Certificate issued March 8, 2001, by Atlantic to Dian
               Griesel.

10.57(16)      Common Stock Purchase Agreement dated as of May 7, 2001, between
               Atlantic and Fusion Capital Fund II, LLC.

10.58(16)      Form of Registration Rights Agreement between Atlantic and Fusion
               Capital Fund II, LLC.

10.59(17)      Securities Purchase Agreement dated November 2, 2001, between
               Atlantic and certain investors.

10.60(17)      Placement Agreement dated November 6, 2001, between Joseph
               Stevens & Company, Inc. and Atlantic.

21.1(1)        Subsidiaries of Atlantic.

23.1*          Consent of KPMG LLP.

23.2* Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1* Power of Attorney (included on the signature page of this Registration Statement).

------

+ Confidential treatment has been granted as to certain portions of these exhibits.

*       Filed herewith.

(1) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form SB-2, Registration #33-98478, as filed with the Securities and Exchange Commission (the "SEC") on October 24, 1995 and as amended by Amendment No. 1, Amendment No. 2, Amendment No.3, Amendment No. 4 and Amendment No. 5, as filed with the Commission on November 9, 1995, December 5, 1995, December 12, 1995, December 13, 1995 and December 14, 1995, respectively.

(2) Incorporated by reference to exhibits of Atlantic's Current Report on Form 8-KSB, as filed with the SEC on August 30, 1996.

(3) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended September 30, 1996.

(4) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended March 31, 1996.

(5) Incorporated by reference to exhibits of Atlantic's Current Report on Form 8-KSB, as filed with the SEC on June 9, 1997.

(6) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form S-3 (Registration No. 333-34379), as filed with the Commission on August 26, 1997, and as amended by Amendment No. 1 as filed with the SEC on August 28, 1997.

(7) Incorporated by reference to exhibits of Atlantic Form 10-QSB for the period ended September 30, 1999.

(8) Incorporated by reference to exhibits of Atlantic's Form 10-KSB for the year ended December 31, 1999.

(9) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended June 30, 2000.

(10) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended September 30, 2000.

(11) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on January 24, 2001.

(12) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on December 11, 2000.

(13) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on March 14, 2001.

(14) Incorporated by reference to exhibits of Atlantic's Form 10-KSB for the year ended December 31, 2000 for the year ended December 31, 2000 filed on April 17, 2001.

(15) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended March 31, 2001.

(16) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form SB-2 (Registration No. 333-61974), as filed with the Commission on May 31, 2001, and as amended by Amendment No. 1 as filed with the SEC on June 29, 2001.

(17) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on December 6, 2001.


Item 28. Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that clauses (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by such clauses is contained in periodic reports file with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 14, 2002.

                                 ATLANTIC TECHNOLOGY VENTURES, INC.


                                 By:    /s/ Frederic P. Zotos
                                        ------------------------------
                                 Name:  Frederic P. Zotos
                                 Title: President and Chief Executive Officer


                                 By:    /s/ Nicholas J. Rossettos
                                        ------------------------------
                                 Name:  Nicholas J. Rossettos
                                 Title: Treasurer, Secretary and Chief Financial
                                        Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederic P. Zotos his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                        Date
---------                     -----                                        ----

/s/ Frederic P. Zotos         President and Chief Executive Officer        February 14, 2002
---------------------
Frederic P. Zotos

/s/ Nicholas J. Rossettos     Treasurer, Secretary and Chief Financial     February 14, 2002
-------------------------
Nicholas J. Rossettos         Officer

/s/ Steve H. Kanzer           Director                                     February 14, 2002
-------------------
Steve H. Kanzer

/s/ Peter O. Kliem            Director                                     February 14, 2002
-------------------
Peter O. Kliem

/s/ A. Joseph Rudick          Director                                     February 14, 2002
--------------------
A. Joseph Rudick

/s/ David Tanen               Director                                     February 14, 2002
---------------
David Tanen


EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

3.1(1)         Certificate of Incorporation of Atlantic, as amended to date.

3.2(1)         Bylaws of Atlantic, as amended to date.

3.3(5)         Certificate of Designations of Series A Convertible Preferred Stock.

3.4(6)         Certificate of Increase of Series A Convertible Preferred Stock.

3.5(9)         Certificate of Designations, Preferences and Rights of Series B
               Convertible Preferred Stock of Atlantic, filed on September 28,
               2000.

3.6(9)         Certificate of Amendment of the Certificate of Designations,
               Preferences and Rights of Series B Convertible Preferred Stock of
               Atlantic, filed on November 17, 2000.

3.7(10)        Certificate of Amendment of the Certificate of Designations,
               Preferences and Rights of Series B Convertible Preferred Stock of
               Atlantic, filed on January 9, 2001.

3.8(10)        Certificate of Amendment of the Certificate of Designations,
               Preferences and Rights of Series B Convertible Preferred Stock of
               Atlantic, filed on January 19, 2001.

4.2(1)         Form of Unit certificate.

4.3(1)         Specimen Common Stock certificate.

4.4(1)         Form of Redeemable Warrant certificate.

4.5(1)         Form of Redeemable Warrant Agreement by and between Atlantic and Continental
               Stock Transfer & Trust Company.

4.6(1)         Form of Underwriter's Warrant certificate.

4.7(1)         Form of Underwriter's Warrant Agreement by and between Atlantic and Joseph
               Stevens & Company, L.P.

4.8(1)         Form of Subscription Agreement by and between Atlantic and the Selling
               Stockholders.

4.9(1)         Form of Bridge Note.

4.10(1)        Form of Bridge Warrant.

4.11(2)        Investors' Rights Agreement by and among Atlantic, Dreyfus Growth and Value
               Funds, Inc. and Premier Strategic Growth Fund.

4.12(2)        Common Stock Purchase Agreement by and among Atlantic, Dreyfus Growth and
               Value Funds, Inc. and Premier Strategic Growth Fund.

10.2(1)        Employment Agreement dated July 7, 1995, between Atlantic and Jon D. Lindjord.

10.3(1)        Employment Agreement dated September 21, 1995, between Atlantic and Dr.
               Stephen R. Miller.

10.4(1)        Employment Agreement dated September 21, 1995, between Atlantic and Margaret
               A. Schalk.


                                     II-12


10.5(1)        Letter Agreement dated August 31, 1995, between Atlantic and Dr. H. Lawrence
               Shaw.

10.6(1)        Consulting Agreement dated January 1, 1994, between Atlantic and John K. A.
               Prendergast.

10.8(1)        Investors' Rights Agreement dated July 1995, between Atlantic, Dr. Lindsay A.
               Rosenwald and VentureTek, L.P.

10.9(1)        License and Assignment Agreement dated March 25, 1994, between Optex
               Ophthalmologics, Inc., certain inventors and NeoMedix Corporation, as amended.

10.10(1)       License Agreement dated May 5, 1994, between Gemini Gene Therapies, Inc. and the Cleveland Clinic Foundation.

10.11(1)+      License Agreement dated June 16, 1994, between Channel Therapeutics, Inc., the
               University of Pennsylvania and certain inventors, as amended.

10.12(1)+      License Agreement dated March 28, 1994, between Channel Therapeutics, Inc. and
               Dr. Sumner Burstein.

10.13(1)       Form of Financial Advisory and Consulting Agreement by and between Atlantic and Joseph Stevens & Company, L.P.

10.14(1)       Employment Agreement dated November 3, 1995, between Atlantic and Shimshon
               Mizrachi.

10.15(3)       Financial Advisory Agreement between Atlantic and Paramount dated
               September 4, 1996 (effective date of April 15, 1996).

10.16(3)       Financial agreement between Atlantic, Paramount and UI USA dated June 23, 1996.

10.17(3)       Consultancy agreement between Atlantic and Dr. Yuichi Iwaki dated July 31,
               1996.

10.18(3)       1995 stock option plan, as amended.

10.19(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 25,000 shares of Common Stock of Atlantic.

10.20(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 25,000 shares of Common Stock of Atlantic.

10.21(3) Warrant issued to an employee of Paramount Capital, LLC to purchase 12,500 shares of Common Stock of Atlantic.

10.22(4)       Letter Agreement between Atlantic and Paramount Capital, Inc. dated February
               26, 1997.

10.23(4)       Agreement and Plan of Reorganization by and among Atlantic, Channel
               Therapeutics, Inc. and New Channel, Inc. dated February 20, 1997.

10.24(4)       Warrant issued to John Prendergast to purchase 37,500 shares of Atlantic's
               Common Stock.

10.25(4)       Warrant issued to Dian Griesel to purchase 24,000 shares of Atlantic's Common
               Stock.

10.26(7)       Amendment No. 1 to Development & License Agreement by and between Optex and
               Bausch & Lomb Surgical, Inc. dated September 16, 1999.

10.27(8)       Financial Advisory and Consulting Agreement by and between Atlantic and Joseph
               Stevens & Company, Inc. dated January 4, 2000.

                                     II-13

10.28(8)       Warrant No. 1 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2000.

10.29(8)       Warrant No. 2 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2001.

10.30(8)       Warrant No. 3 issued to Joseph Stevens & Company, Inc. to purchase 150,000 shares of Atlantic's Common Stock exercisable January 4, 2002.

10.31(9)       Preferred Stock Purchase Agreement dated May 12, 2000, between Atlantic and
               TeraComm Research, Inc.

10.32(9)       Warrant Certificate issued May 12, 2000, by Atlantic to TeraComm Research, Inc.

10.33(9)       Stockholders Agreement dated May 12, 2000, among TeraComm Research, Inc., the common stockholders of TeraComm, and Atlantic.

10.34(9)       Registration Rights Agreement dated May 12, 2000, between Atlantic and
               TeraComm Research, Inc. with respect to shares of TeraComm preferred stock issued to Atlantic.

10.35(9)       Registration Rights Agreement dated May 12, 2000, between Atlantic and
               TeraComm Research, Inc. with respect to shares of Atlantic common stock issued to TeraComm.

10.36(9)       Employment Agreement dated as of April 10, 2000, between Atlantic and A.
               Joseph Rudick.

10.37(9)       Employment Agreement dated as of April 3, 2000, between Atlantic and Frederic
               P. Zotos.

10.38(9)       Employment Agreement dated as of April 10, 2000, between Atlantic and Nicholas
               J. Rossettos, as amended.

10.39(9)       Employment Agreement dated as of May 15, 2000, between Atlantic and Walter
               Glomb.

10.40(9)       Employment Agreement dated as of April 18, 2000, between Atlantic and Kelly
               Harris.

10.41(10)      Amendment dated as of July 18, 2000, to the Preferred Stock
               Purchase Agreement dated May 12, 2000, between Atlantic and
               TeraComm Research, Inc.

10.42(10)      Convertible Preferred Stock and Warrants Purchase Agreement dated September
               28, 2000, among Atlantic, BH Capital Investments, L.P. and Excalibur Limited
               Partnership.

10.43(10)      Registration Rights Agreement dated September 28, 2000 among Atlantic, BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.44(10)      Escrow Agreement dated September 28, 2000 among Atlantic, BH Capital
               Investments, L.P., and Excalibur Limited Partnership.

10.45(10)      Form of Stock Purchase Warrants issued on September 28, 2000 to BH Capital
               Investments, L.P., exercisable for shares of common stock of Atlantic.

10.46(10)      Form of Stock Purchase Warrants issued on September 28, 2000 to
               Excalibur Limited Partnership, exercisable for shares of common stock of Atlantic.

10.47(10)      Amendment No. 1 dated October 31, 2000, to Convertible Preferred Stock and
               Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

                                     II-14

10.48(12)      Stock Repurchase Agreement dated December 4, 2000, among Atlantic, BH Capital
               Investments, L.P., and Excalibur Limited Partnership.

10.49(14)      Letter Agreement dated December 28, 2000, among Atlantic and BH Capital
               Investments, L.P., and Excalibur Limited Partnership.

10.50(11)      Amendment No. 2 dated January 9, 2001, to Convertible Preferred Stock and
               Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.51(14)      Amendment No. 1 dated January 9, 2001, to Registration Rights Agreement dated
               September 28, 2000, among Atlantic and BH Capital Investments, L.P. and
               Excalibur Limited Partnership.

10.52(11)      Amendment No. 3 dated January 19, 2001, to Convertible Preferred Stock and
               Warrants Purchase Agreement dated September 28, 2000, among Atlantic, BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.53(14)      Letter Agreement dated January 25, 2001, among Atlantic and BH Capital
               Investments, L.P., and Excalibur Limited Partnership.

10.54(13)      Stock Repurchase Agreement No. 2 dated March 9, 2001, among Atlantic, BH
               Capital Investments, L.P., and Excalibur Limited Partnership.

10.55(15)      Common Stock Purchase Agreement dated March 16, 2001, between Atlantic and
               Fusion Capital Fund II, LLC.

10.56(15)      Warrant Certificate issued March 8, 2001, by Atlantic to Dian Griesel.

10.57(16)      Common Stock Purchase Agreement dated as of May 7, 2001, between
               Atlantic and Fusion Capital Fund II, LLC.

10.58(16)      Form of Registration Rights Agreement between Atlantic and Fusion Capital Fund
               II, LLC.

10.59(17)      Securities Purchase Agreement dated November 2, 2001, between Atlantic and certain investors.

10.60(17)      Placement Agreement dated November 6, 2001, between Joseph Stevens & Company,
               Inc. and Atlantic.

21.1(1)        Subsidiaries of Atlantic.

23.1*          Consent of KPMG LLP.

23.2*          Consent of Kramer Levin Naftalis & Frankel LLP (contained in the opinion filed as Exhibit 5.1 hereto).

24.1*          Power of Attorney (included on the signature page of this Registration
               Statement).

------

+ Confidential treatment has been granted as to certain portions of these exhibits.

*       Filed herewith.

(1) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form SB-2, Registration #33-98478, as filed with the Securities and Exchange Commission (the "SEC") on October 24, 1995 and as amended by Amendment No. 1, Amendment No. 2, Amendment No.3, Amendment No. 4 and Amendment

        No. 5, as filed with the Commission on November 9, 1995, December 5, 1995, December 12, 1995, December 13, 1995 and December 14, 1995,
        respectively.

(2) Incorporated by reference to exhibits of Atlantic's Current Report on Form 8-KSB, as filed with the SEC on August 30, 1996.

(3) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended September 30, 1996.

(4) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended March 31, 1996.

(5) Incorporated by reference to exhibits of Atlantic's Current Report on Form 8-KSB, as filed with the SEC on June 9, 1997.

(6) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form S-3 (Registration No. 333-34379), as filed with the Commission on August 26, 1997, and as amended by Amendment No. 1 as filed with the SEC on August 28, 1997.

(7) Incorporated by reference to exhibits of Atlantic Form 10-QSB for the period ended September 30, 1999.

(8) Incorporated by reference to exhibits of Atlantic's Form 10-KSB for the year ended December 31, 1999.

(9) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended June 30, 2000.

(10) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended September 30, 2000.

(11) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on January 24, 2001.

(12) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on December 11, 2000.

(13) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on March 14, 2001.

(14) Incorporated by reference to exhibits of Atlantic's Form 10-KSB for the year ended December 31, 2000 for the year ended December 31, 2000 filed on April 17, 2001.

(15) Incorporated by reference to exhibits of Atlantic's Form 10-QSB for the period ended March 31, 2001.

(16) Incorporated by reference to exhibits of Atlantic's Registration Statement on Form SB-2 (Registration No. 333-61974), as filed with the Commission on May 31, 2001, and as amended by Amendment No. 1 as filed with the SEC on June 29, 2001.

(17) Incorporated by reference to exhibits of Atlantic's Form 8-K filed on December 6, 2001.



                                     II-16